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TABLE OF CONTENTS

Exhibit 99.1

TABLE OF CONTENTS

Page
Table of Definitions	2
Financial Information	3
Financial Statements (Unaudited)	3
Condensed, Consolidated Balance Sheets at June 30, 2014 (Successor) and December 31, 2013 (Predecessor)	3
Condensed, Consolidated Statements of Income—Three months ended June 30, 2014 (Successor), Period beginning April 1, 2014 and ending May 13, 2014, and Three Months Ended June 30, 2013 (Predecessor)	4
Condensed, Consolidated Statements of Income—Period beginning February 5, 2014 and ending June 30, 2014 (Successor), Period beginning January 1, 2014 and ending May 13, 2014, and Six Months Ended June 30, 2013 (Predecessor)	5
Condensed, Consolidated Statements of Comprehensive Income—Three months ended June 30, 2014 (Successor), Period beginning April 1, 2014 and ending May 13, 2014 and Three Months Ended June 30, 2013 (Predecessor)	6
Condensed, Consolidated Statements of Comprehensive Income—Period beginning February 5, 2014 and ending June 30, 2014 (Successor), Period beginning January 1, 2014 and ending May 13, 2014 and Six Months Ended June 30, 2013 (Predecessor)	7
Condensed, Consolidated Statement of Equity for the period beginning February 5, 2014 and ending June 30, 2014 (Successor)	8
Condensed, Consolidated Statement of Shareholders' Equity for the period beginning January 1, 2014 and ending May 13, 2014 (Predecessor)	9
Condensed, Consolidated Statements of Cash Flows—Period beginning February 5, 2014 and ending June 30, 2014 (Successor), Period beginning January 1, 2014 and ending May 13, 2014 and Six Months Ended June 30, 2013 (Predecessor)	10
Notes to Condensed, Consolidated Financial Statements	12
Management's Discussion and Analysis of Financial Condition and Results of Operations	62
Controls and Procedures	67
Other Information	69
Legal Proceedings	69
Risk Factors	69
Mine Safety Disclosures	83
Exhibits	83
Signatures	89

 TABLE OF DEFINITIONS

AeroTurbine	AeroTurbine, Inc.
AerCap	AerCap Holdings N.V.
AerCap Transaction	AerCap and AerCap Ireland Limited, a wholly-owned subsidiary of AerCap, purchase of 100 percent of ILFC's common stock from AIG on May 14, 2014.
AerCap Trust	AerCap Global Aviation Trust
AIG	American International Group, Inc.
Airbus	Airbus S.A.S.
AOCI	Accumulated other comprehensive income (loss)
Boeing	The Boeing Company
Closing Date	May 14, 2014
The Company, management, we, our, us	Prior to May 14, 2014, ILFC and its consolidated subsidiaries and on and after May 14, 2014, AerCap Trust and its consolidated subsidiaries
ECA	Export Credit Agency
Embraer	Embraer S.A.
Ex-Im	Export-Import Bank of the United States
FASB	Financial Accounting Standards Board
IASB	International Accounting Standards Board
GAAP	Accounting Principles Generally Accepted in the United States of America
ILFC	International Lease Finance Corporation
IRS	Internal Revenue Service
LIBOR	London Interbank Offered Rates
OCI	Other comprehensive income (loss)
Part-out	Disassembly of an aircraft for the sale of its parts
PB	Primary beneficiary
Predecessor	ILFC and its consolidated subsidiaries prior to May 14, 2014
Reorganization	The transfer of substantially all of ILFC's assets to AerCap Trust and AerCap Trust's assumption of ILFC's liabilities on May 14, 2014.
SEC	U.S. Securities and Exchange Commission
SPE	Special Purpose Entity
Successor	AerCap Trust from its inception on February 5, 2014 and ILFC and its subsidiaries consolidated with AerCap Trust for the time period after May 13, 2014
VIE	Variable Interest Entity

 FINANCIAL INFORMATION

FINANCIAL STATEMENTS

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(Unaudited)

	Successor		Predecessor
	June 30, 2014		December 31, 2013
ASSETS
Cash and cash equivalents, including interest bearing accounts of $1,104,834 (2014) and $1,265,074 (2013)	$1,369,895		$1,351,405
Restricted cash, including interest bearing accounts of $534,371 (2014) and $451,179 (2013)	546,690		464,824
Trade receivables	171,903		—
Flight equipment held for operating leases, net	24,037,235		32,453,037
Maintenance rights intangible and lease premium, net	4,260,081	(a)	—
Flight equipment held for sale	26,400		—
Net investment in finance and sales-type leases	224,570		211,116
Prepayments on flight equipment	3,130,514		636,483	(b)
Other intangibles, net	456,210		—
Deferred income tax asset	146,379		—
Other assets	749,486		—
Lease receivables and other assets	—		934,063
Deferred debt issue costs, less accumulated amortization of $309,499 (2013)	—		258,189

TOTAL ASSETS	$35,119,363		$36,309,117

LIABILITIES AND EQUITY
Accrued expenses, accounts payable and other liabilities	$1,081,141		$—
Accrued interest and other payables	—		639,082
Current income taxes and other tax liabilities	—		285,499
Accrued maintenance liability	2,726,834		—
Lessee deposit liability	743,969		—
Secured debt financing, net of deferred debt discount of $5,058 (2013)	—		8,202,791
Unsecured debt financing, net of deferred debt discount of $31,456 (2013)	—		12,238,066
Subordinated debt	—		1,000,000
Debt	25,743,723		—
Deferred income tax liability	61,046		3,854,452
Derivative liabilities	—		8,348
Security deposits, deferred overhaul rental and other customer deposits	—		2,637,994
Commitments and Contingencies—Note 16

Total Liabilities	30,356,713		28,866,232
Market Auction Preferred Stock, $100,000 per share liquidation value; Series A and B, each series having 500 shares issued and outstanding	—		100,000
Common stock—no par value; 100,000,000 authorized shares, 45,267,723 issued and outstanding	—		1,053,582
Beneficial ownership interests	4,557,641		—
Additional paid-in capital	—		1,272,604
Accumulated other comprehensive income (loss)	250		(4,184)
Accumulated retained earnings	127,712		5,020,883

Total equity before non-controlling interest	4,685,603		7,442,885
Non-controlling interest	77,047		—

Total equity	4,762,650		7,442,885

TOTAL LIABILITIES AND EQUITY	$35,119,363		$36,309,117

(a)
Includes $4,156 million maintenance rights intangible, and the remaining amount relates to lease premium.

(b)
Amounts were presented as Deposits on flight equipment purchases in the Predecessor financial statements.

See notes to condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands)

(Unaudited)

	Successor	Predecessor
	Three Months Ended June 30, 2014	Period beginning April 1, 2014, and ending May 13, 2014		Three Months Ended June 30, 2013
REVENUES AND OTHER INCOME
Lease revenue	$524,568	$478,282	(a)	$1,059,888	(a)
Flight equipment marketing and gain on aircraft sales	—	6,307		14,472
Other income	17,826	7,026		27,147

TOTAL REVENUES AND OTHER INCOME	542,394	491,615		1,101,507

EXPENSES
Depreciation and amortization	193,222	214,089	(b)	463,255	(b)
Asset impairment	287	7,048	(c)	116,623	(c)
Interest expense	104,362	162,973	(d)	365,974	(d)
Loss on early extinguishment of debt	—	—		15,221
Leasing expenses	5,545	12,699	(e)	7,842	(e)
Transaction related expenses	44,208	—		—
Other expenses	—	2,318		696
Selling, general and administrative expenses	31,037	63,311		86,223

TOTAL EXPENSES	378,661	462,438		1,055,834

INCOME BEFORE INCOME TAXES	163,733	29,177		45,673
Provision for income taxes	36,021	9,399		12,503

NET INCOME	127,712	$19,778		$33,170

Net (income) loss attributable to non-controlling interest	—

NET INCOME ATTRIBUTABLE TO BENEFICIAL OWNERS	$127,712

(a)
Amounts were presented as Rental of flight equipment in the Predecessor financial statements.

(b)
Amounts were presented as Depreciation of flight equipment in the Predecessor financial statements.

(c)
Amounts were presented separately as Aircraft impairment charges on flight equipment held for use of $0 and $15.5 million for the period beginning April 1, 2014, and ending May 13, 2014 and the three months ended June 30, 2013, respectively, and Aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed of $7.0 million and $101.1 million for the period beginning April 1, 2014, and ending May 13, 2014 and three months ended June 30, 2013, respectively, in the Predecessor financial statements.

(d)
Amounts were presented as Interest in the Predecessor financial statements.

(e)
Amounts were presented as Aircraft costs in the Predecessor financial statements.

See notes to condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENTS OF INCOME (Continued)

(Dollars in thousands)

(Unaudited)

	Successor	Predecessor
	Period beginning February 5, 2014, and ending June 30, 2014	Period beginning January 1, 2014, and ending May 13, 2014		Six Months Ended June 30, 2013
REVENUES AND OTHER INCOME
Lease revenue	$524,568	$1,526,885	(a)	$2,073,808	(a)
Flight equipment marketing and gain on aircraft sales	—	56,921		16,753
Other income	17,826	44,153		71,912

TOTAL REVENUES AND OTHER INCOME	542,394	1,627,959		2,162,473

EXPENSES
Depreciation and amortization	193,222	666,134	(b)	927,367	(b)
Asset impairment	287	49,247	(c)	162,825	(c)
Interest expense	104,362	496,535	(d)	750,102	(d)
Loss on early extinguishment of debt	—	—		17,695
Leasing expenses	5,545	37,619	(e)	21,478	(e)
Transaction related expenses	44,208	—		—
Other expenses	—	3,298		8,944
Selling, general and administrative expenses	31,037	153,890		163,596

TOTAL EXPENSES	378,661	1,406,723		2,052,007

INCOME BEFORE INCOME TAXES	163,733	221,236		110,466
Provision for income taxes	36,021	77,328		27,680

NET INCOME	127,712	$143,908		$82,786

Net (income) loss attributable to non-controlling interest	—

NET INCOME ATTRIBUTABLE TO BENEFICIAL OWNERS	$127,712

(a)
Amounts were presented as Rental of flight equipment in the Predecessor financial statements.

(b)
Amounts were presented as Depreciation of flight equipment in the Predecessor financial statements.

(c)
Amounts were presented separately as Aircraft impairment charges on flight equipment held for use of $0 and $35.2 million for the period beginning January 1, 2014, and ending May 13, 2014, and six months ended June 30, 2013, respectively, and Aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed of $49.2 million and $127.6 million for the period beginning January 1, 2014, and ending May 13, 2014 and six months ended June 30, 2013, respectively, in the Predecessor financial statements.

(d)
Amounts were presented as Interest in the Predecessor financial statements.

(e)
Amounts were presented as Aircraft costs in the Predecessor financial statements.

See notes to condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands)

(Unaudited)

	Successor	Predecessor
	Three Months Ended June 30, 2014	Period beginning April 1, 2014, and ending May 13, 2014	Three Months Ended June 30, 2013
NET INCOME	$127,712	$19,778	$33,170

OTHER COMPREHENSIVE INCOME
Net changes in fair value of cash flow hedges, net of taxes of $(332) for the period beginning April 1, 2014 and ending May 13, 2014 and $(1,221) (2013), and net of reclassification adjustments	—	610	2,238
Change in unrealized fair value adjustments of available-for-sale securities, net of taxes of $(36) for the period beginning February 5, 2014 and ending June 30, 2014, $(28) for the period beginning April 1, 2014 and ending May 13, 2014 and $59 (2013), and net of reclassification adjustments	250	51	(108)

	250	661	2,130

COMPREHENSIVE INCOME	$127,962	$20,439	$35,300

See notes to condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Continued)

(Dollars in thousands)

(Unaudited)

	Successor	Predecessor
	Period beginning February 5, 2014, and ending June 30, 2014	Period beginning January 1, 2014, and ending May 13, 2014	Six Months Ended June 30, 2013
NET INCOME	$127,712	$143,908	$82,786

OTHER COMPREHENSIVE INCOME
Net changes in fair value of cash flow hedges, net of taxes of $(1,118) for the period beginning January 1, 2014 and ending May 13, 2014 and $(2,464) (2013), and net of reclassification adjustments	—	2,050	4,516
Change in unrealized fair value adjustments of available-for-sale securities, net of taxes of $(36) for the period beginning February 5, 2014 and ending June 30, 2014, $(313) for the period beginning January 1, 2014 and ending May 13, 2014 and $(41) (2013), and net of reclassification adjustments	250	573	76

	250	2,623	4,592

COMPREHENSIVE INCOME	$127,962	$146,531	$87,378

See notes to condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENT OF EQUITY

(Dollars in thousands)

(Unaudited)

Successor
	Market Auction Preferred Stock								Total Equity before Non- controlling Interest
			Common Stock				Accumulated Other Comprehensive Income (Loss)
	Number of Shares	Amount	Number of Shares	Amount	Beneficial Ownership Interests	Paid-in Capital		Accumulated Retained Earnings		Non- controlling Interest(a)	Total Equity
Balance at February 5, 2014	—	$—	—	$—	$—	$—	$—	$—	$—	$—	$—
Issuance of Series 1 Beneficial Interests to AerCap Ireland Capital Limited	—	—	—	—	4,557,641	—	—	—	4,557,641	77,047	4,634,688
Net income								127,712	127,712		127,712
Other comprehensive income							250		250	—	250

Balance at June 30, 2014	—	$—	—	$—	$4,557,641	$—	$250	$127,712	$4,685,603	$77,047	$4,762,650

(a)
Non-controlling interest represents Successor presentation of Market Auction Preferred Stock ("MAPS"), which were included in Predecessor Shareholders' equity. The MAPS are held by independent third parties and therefore classified as non-controlling interest in the Successor Condensed, Consolidated Financial Statements.

See notes to condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

(Dollars in thousands)

(Unaudited)

Predecessor
	Market Auction Preferred Stock
			Common Stock
							Accumulated Other Comprehensive (Loss) Income
	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital			Retained Earnings		Total Equity
Balance at December 31, 2013	1,000	$100,000	45,267,723	$1,053,582	$1,272,604		$(4,184)	$5,020,883		$7,442,885
Preferred stock dividends								(90)		(90)
Net income								143,908		143,908
Other comprehensive income							2,623			2,623
Dividend paid to AIG								(600,000)	(b)	(600,000)
Other					63	(a)		2,958	(b)	3,021

Balance at May 13, 2014	1,000	$100,000	45,267,723	$1,053,582	$1,272,667		$(1,561)	$4,567,659		$6,992,347

(a)
We recorded an increase of $296, net of tax of $161, in connection with settlement of the AIG Non-Qualified Income Plan liability, and a decrease of $233 for adjustments to state taxes payable.

(b)
The decrease to Retained earnings during the period beginning January 1, 2014 and ending May 13, 2014, included a special dividend of $600,000, which we were required to pay to AIG prior to the completion of the AerCap Transaction in accordance with the Share Purchase Agreement. See Note 1—Basis of Preparation. The special distribution was recorded in Retained earnings as a dividend. An additional $1,370 was recorded in Retained earnings as a dividend, when we paid a fee to satisfy a statutory law requirement on behalf of AIG, net of a $9,626 receipt from AIG for certain expected separate company tax liabilities, as required under the AerCap sales agreement. Additionally, we recorded a decrease in Retained earnings of $5,298, net of tax of $2,889, to record a non-cash dividend reflecting the difference between the proceeds received and the net carrying value of a corporate aircraft sold to AIG prior to the Closing Date.

See notes to condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Successor	Predecessor
	Period beginning February 5, 2014, and ending June 30, 2014	Period beginning January 1, 2014, and ending May 13, 2014	Six Months Ended June 30, 2013
OPERATING ACTIVITIES
Net income	$127,712	$143,908	$82,786
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	193,222	666,134	927,367
Deferred income taxes	35,985	224,817 (a)	49,549
Accretion of fair value adjustment on debt	(74,718)	—	—
Amortization of lease premium intangible	2,995	—	—
Amortization of debt issuance costs	935	27,011	37,462
Amortization of debt discount	—	3,963	6,702
Amortization of prepaid lease costs	—	17,882	39,571
Asset impairment	287	49,247	162,825
Forfeitures of customer deposits	—	(4,094)	(23,491)
Loss on early extinguishment of debt	—	—	17,695
Other	(1,524)	(62,426) (b)	8,351 (b)
Changes in operating assets and liabilities:
Trade receivables	44,289	—	—
Other assets	27,534	—	—
Lease receivables and other assets	—	11,801	(54,637)
Accrued expenses and other liabilities	(19,376)	—	—
Accrued interest and other payables	—	7,728	(18,896)
Current income taxes and other tax liabilities	—	(148,801) (a)	(22,992)

Net cash provided by operating activities	337,341	937,170	1,212,292

INVESTING ACTIVITIES
Purchase of flight equipment	(207,812)	(495,456)	(924,770)
Prepayments on flight equipment	(48,873)	(176,339)	(141,586)
Proceeds from sale or disposal of assets	24,197	124,974	184,062
Acquisition of ILFC, net of cash acquired	(195,311)	—	—
Net movement in restricted cash	207,430	(287,363)	259,475
Advance on notes receivable from related party	(84,893)
Collections of notes receivable	—	1,338	4,797
Collections of finance and sales-type leases	10,538	19,838	29,729

Net cash used in investing activities	(294,724)	(813,008)	(588,293)

FINANCING ACTIVITIES
Issuance of debt	2,441,170	1,502,730	1,852,282
Repayments of debt	(1,121,401)	(270,858)	(2,916,799)
Debt issuance costs paid	(41,170)	(16,650)	(38,092)
Security deposits received / Security and rental deposits received	18,844	69,362	95,480
Security deposits returned / Security and rental deposits returned	(18,642)	(46,010)	(63,041)
Maintenance payments received / Overhaul rentals collected	65,383	196,957	327,906
Maintenance payments returned / Overhaul rentals reimbursed	(39,456)	(136,975)	(205,645)
Advances from related party	22,398	—	—
Net change in other deposits	—	24,587	(3,884)
Dividends paid to AIG	—	(591,744)	—
Payment of preferred dividends	—	(90)	(218)

Net cash provided by (used in) financing activities	1,327,126	731,309	(952,011)

Net increase (decrease) in cash and cash equivalents	1,369,743	855,471	(328,012)
Effect of exchange rate changes on cash and cash equivalents	152	(255)	(309)
Cash and cash equivalents at beginning of period	—	1,351,405	3,027,587

Cash and cash equivalents at end of period	$1,369,895	$2,206,621	$2,699,266

(a)
Current income taxes and other tax liabilities of $127,418 were reclassified to Deferred income taxes on our Condensed, Consolidated Statement of Cash Flows for the period beginning January 1, 2014, and ending May 13, 2014, as a result of our adoption of new accounting guidance on January 1, 2014. The reclassification had no effect on total cash flows from operations. See Note 2 of Condensed, Consolidated Financial Statements.

(b)
Includes foreign exchange adjustments on foreign currency denominated cash, gain on aircraft sales, for the Predecessor period, and other non-cash items needed to adjust net income.

See notes to condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONDENSED, CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Dollars in thousands)

(Unaudited)

	Successor	Predecessor
	Period beginning February 5, 2014, and ending June 30, 2014	Period beginning January 1, 2014, and ending May 13, 2014		Six Months Ended June 30, 2013
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest, excluding interest capitalized of $15,960 for the period beginning February 5, 2014, and ending June 30, 2014, $10,872 for the period from January 1, 2014 through May 13, 2014 and $11,006 (2013)	$202,854	$433,718		$714,712
Income taxes, net	11	1,294	(a)	1,122	(a)

(a)
Includes approximately $0.1 million paid to AIG for ILFC tax liability for the period beginning January 1, 2014, and ending May 13, 2014. There was no payment to AIG for the six months ended June 30, 2013.

Non-Cash Investing and Financing Activities

Successor:

Period beginning February 5, 2014, and ending June 30, 2014:

        Prepayments on flight equipment of $85,148 were applied to Acquisition of flight equipment.

Predecessor:

Period beginning January 1, 2014, and ending May 13, 2014:

        Prepayments on flight equipment of $93,662 and Security deposits, deferred overhaul rental and other customer deposits of $8,385 were applied to Acquisition of flight equipment of $85,277.

        Flight equipment in the amount of $56,168 and Security deposits, deferred overhaul rental and other customer deposits of $1,080 were reclassified to Net investment in finance and sales-type leases of $42,357, with $12,731 charged to expense.

        Net investment in finance and sales-type leases in the amount of $7,195 was reclassified to Flight equipment.

        Security deposits, deferred overhaul rental and other customer deposits of $52,390 were recorded in income when we sold an aircraft.

        Flight equipment in the amount of $52,574 was reclassified to Lease receivables and other assets.

Predecessor:

Six months ended June 30, 2013:

        Prepayments on flight equipment of $57,606 were applied to Acquisition of flight equipment.

        Flight equipment in the amount of $45,574 was reclassified to Net investment in finance and sales-type leases.

        Flight equipment in the amount of $27,437 was reclassified to Lease receivables and other assets.

        Accrued expenses and other liabilities of $6,486 were applied to Acquisition of flight equipment to reflect the fair value of an aircraft purchased under an asset value guarantee.

See notes to condensed, consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2014

(Unaudited)

1. Basis of Preparation

        We operate within one industry: the leasing, sales and management of flight equipment. AeroTurbine is not material to our financial statements and therefore not considered a segment.

        Prior to May 14, 2014, ILFC was an indirect wholly-owned subsidiary of AIG. On December 16, 2013, AIG entered into an agreement with AerCap and AerCap Ireland Limited, a wholly-owned subsidiary of AerCap, for the sale of 100 percent of ILFC's common stock for consideration consisting of $2.4 billion in cash and 97,560,976 newly-issued AerCap common shares (the "AerCap Transaction"). In addition, ILFC paid a special dividend of $600.0 million to AIG prior to the consummation of the AerCap Transaction. On May 14, 2014 (the "Closing Date"), the AerCap Transaction was completed.

        On the same date, immediately after consummation of the AerCap Transaction, all of ILFC's assets were transferred substantially as an entirety to AerCap Trust, a legal entity formed on February 5, 2014, and AerCap Trust assumed substantially all of the liabilities of ILFC (the "Reorganization"). The Reorganization was performed to transfer substantially all of ILFC's assets and liabilities into AerCap's existing Irish operations. AerCap Ireland Capital Limited, a wholly-owned subsidiary of AerCap Ireland Limited, and ILFC, an indirect subsidiary of AerCap Trust, are the sole beneficiaries of AerCap Trust. Neither AerCap Ireland Limited nor AerCap Ireland Capital Limited are consolidated into the financial statements presented herein, but are related parties to the consolidated AerCap Trust. In connection with the Reorganization, ILFC entered into amendments to certain of its debt agreements which, in part, provide that AerCap Trust succeed ILFC as the issuer under these debt agreements, while ILFC has also agreed to remain an obligor under the debt agreements.

        Following the completion of the AerCap Transaction, we measured the identifiable assets acquired, the liabilities assumed, and any non-controlling interest at the Closing Date fair value by applying the acquisition method of accounting.

        Accordingly, a new basis of accounting was established and, for accounting purposes the old entity, the Predecessor, was terminated and a new entity, the Successor, was created. Predecessor represents ILFC and its consolidated subsidiaries' historical accounting basis and covers the time period prior to May 14, 2014. Successor represents AerCap Trust from its inception on February 5, 2014 and ILFC and its subsidiaries consolidated with AerCap Trust for the time period on and after May 14, 2014, reflecting the assets and liabilities at fair value by allocating the purchase price to the identifiable assets acquired and liabilities assumed and any non-controlling interest pursuant to accounting guidance related to business combinations. The distinction has been made throughout this Quarterly Report through the inclusion of a vertical line between the Predecessor and Successor columns. These separate periods are presented in order to reflect our new accounting basis as of the Closing Date, after applying the acquisition method of accounting. In addition, Predecessor conformed certain of its accounting policies to be consistent with Successor. The changes impact the timing and amount of revenues and expenses recognized in results of operations and the classification of amounts recorded in the financial statements in periods subsequent to the Closing Date. Consequently, the financial statements and notes for the Predecessor periods are not comparable to the Successor period. Despite the separate presentation, our core operations have not changed (see Note 3 for further information on the AerCap Transaction).

        The accompanying unaudited, Condensed, Consolidated Financial Statements have been prepared in accordance with GAAP for interim financial information and Article 10 of Regulation S-X. Accordingly,

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

1. Basis of Preparation (Continued)

they do not include all of the information and footnotes required by GAAP for complete financial statements.

        The accompanying unaudited, Condensed, Consolidated Financial Statements include our accounts and accounts of all other entities in which we have a controlling financial interest. See Note 17—Variable Interest Entities. All material intercompany accounts have been eliminated in consolidation.

        Results for the Predecessor period for the six months ended June 30, 2013 include out of period adjustments related to prior years, which increased after-tax income by $8.3 million. The out of period adjustments primarily relate to IRS audit interest amounts recognized in the fourth quarter 2011 tax provision, which were reversed in the first quarter of 2013.

        Management has determined, after evaluating the quantitative and qualitative aspects of these out of period adjustments, both individually and in the aggregate, that our current and prior period financial statements are not materially misstated.

        In the opinion of management, all adjustments considered necessary for a fair statement of the results for the interim periods presented have been included. Operating results for the Successor period beginning February 5, 2014, and ending June 30, 2014, are not necessarily indicative of the results that may be expected for the period beginning February 5, 2014 and ending December 31, 2014. These statements should be read in conjunction with the Consolidated Financial Statements and footnotes thereto included in our Predecessor's Annual Report on Form 10-K for the year ended December 31, 2013.

2. Summary of Significant Accounting Policies

        Following the completion of the AerCap Transaction, Predecessor conformed certain of its accounting policies to be consistent with Successor accounting policies. These changes impact the timing and amount of revenues and expenses recognized in results of operations and the classification of amounts recorded in the financial statements in periods subsequent to the Closing Date. Accordingly, we have listed our significant accounting policies applicable to the Successor period below.

Significant Accounting Policies of the Successor

        Use of estimates:    The preparation of Condensed, Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. For us, the use of estimates is or could be a significant factor affecting the reported carrying values of flight equipment, intangibles, investments, trade and notes receivable, deferred tax assets and accruals and reserves. Management considers information available from professional appraisers, where possible, to support estimates, particularly with respect to flight equipment. Despite management's best efforts to accurately estimate such amounts, actual results could materially differ from those estimates.

        On May 14, 2014, we applied the acquisition method of accounting and measured the identifiable assets acquired, the liabilities assumed and any non-controlling interest at the acquisition date fair value.

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(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

        Cash and cash equivalents:    Cash and cash equivalents include cash and highly liquid investments with an original maturity of three months or less.

        Restricted cash:    Restricted cash includes cash held by banks that is subject to withdrawal restrictions. Such amounts are typically restricted under secured debt agreements and can be used only to service the aircraft securing the debt and to make principal and interest payments on the debt.

        Trade receivables:    Trade receivables represent unpaid, current lessee obligations under existing lease contracts. Allowances are provided for doubtful accounts where it is considered that there is a significant risk of non-recovery. The risk of non-recovery is primarily based on the extent to which amounts outstanding exceed the value of security held, together with an assessment of the financial strength and condition of a debtor and the economic conditions persisting in the debtor's operating environment.

        Flight equipment held for operating leases, net:    Flight equipment held for operating leases, including aircraft, is stated at cost less accumulated depreciation and impairment. Costs incurred in the acquisition of aircraft are depreciated over the estimated useful life of the equipment. The costs of improvements to flight equipment are normally expensed unless the improvement materially increases the long-term value of the flight equipment or extends the useful life of the flight equipment. The capitalized cost is depreciated over the estimated remaining useful life of the aircraft. Flight equipment acquired is depreciated over the assets' useful life, generally based on 25 years from the date of manufacture, or a shorter life depending on the disposition strategy, using the straight-line method to the estimated residual (salvage) value. The current estimates for residual values for most aircraft types are 15 percent of original manufacture cost, in line with industry standards, except where more recent industry information indicates a different value is appropriate. Differences between our estimates of useful lives and residual values and actual experience may result in future impairments of aircraft and/or additional gains or losses upon disposal. We review the estimated useful lives and residual values of aircraft periodically based on our knowledge to determine if they are appropriate and record adjustments to depreciation prospectively on an aircraft by aircraft basis as necessary.

        On a quarterly basis, we evaluate the need to perform a recoverability assessment when events or changes in circumstances indicate that the carrying value of our long-lived assets may not be recoverable. The review for recoverability includes an assessment of the estimated future cash flows associated with the use of an asset and its eventual disposal. The assets are grouped at the lowest level for which identifiable cash flows are largely independent of other groups of assets. In relation to flight equipment on operating lease, the impairment assessment is performed on each individual aircraft. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. The loss is measured as the excess of the carrying amount of the impaired asset over its fair value.

        Fair value reflects the present value of cash expected to be received from the aircraft in the future, including its expected residual value discounted at a rate commensurate with the associated risk. Future cash flows are assumed to occur under then current market conditions and assume adequate time for a sale between a willing buyer and a willing seller. Expected future lease rates are based on all relevant information available, including current contracted rates for similar aircraft, appraisal data and industry

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2. Summary of Significant Accounting Policies (Continued)

trends. Residual (salvage) value assumptions generally reflect 15 percent of the original manufacture costs, in line with industry standards, except where more recent industry information indicates a different value is appropriate. We generally focus our impairment assessment on older aircraft as the cash flows supporting the carrying value of such older aircraft are more dependent upon current lease contracts, which leases are more sensitive to weaknesses in the global economic environment. Deterioration of the global economic environment and a decrease of aircraft values might have a negative effect on the undiscounted cash flows of older aircraft and might trigger impairments.

        Notes receivable:    Notes receivable represent amounts advanced in the normal course of our operations and also arise from the restructuring and deferral of trade receivables from lessees experiencing financial difficulties. Allowances are made for doubtful accounts where there is a significant risk of non-recovery of the note receivable. The assessment of the risk of non-recovery where lessees are experiencing financial difficulties is primarily based on the extent to which amounts outstanding exceed the value of security held, together with an assessment of the financial strength and condition of a debtor and the economic conditions persisting in the debtor's operating environment.

        Capitalization of interest:    We capitalize interest on prepayments on flight equipment in respect of flight equipment on forward order with aircraft manufacturers and add such amount to prepayments on flight equipment. The amount of interest capitalized is the actual interest costs incurred on funding specific to the progress payments, if any, or the amount of interest costs which could have been avoided in the absence of such progress payments.

        Investment in finance and sales-type leases:    If a lease meets specific criteria under GAAP at the inception of the lease, we recognize the lease in Net investment in finance and sales-type leases on our Condensed, Consolidated Balance Sheets. For sales-type leases, we de-recognize the aircraft and any lease-related assets or liabilities and recognize the difference between the aircraft carrying value, including the lease-related assets and liabilities, and the Net investment in finance and sales-type leases as a gain or loss. The amounts recognized for finance and sales-type leases consist of lease receivables and the estimated unguaranteed residual value of the leased flight equipment on the lease termination date, less the unearned income. The unearned income is recognized as Other income on our Condensed, Consolidated Statements of Income over the lease term in a manner that produces a constant rate of return on the lease.

        Lease related intangible asset for maintenance rights component of in-place leases and lease premium:    The lease related intangible for maintenance rights component arise from the application of the acquisition method of accounting and represent the fair value of our contractual aircraft return rights under our leases at the Closing Date. The maintenance rights represent the difference between the specified maintenance return condition in our leases and the actual physical condition of our aircraft at the Closing Date.

        Our End-of-lease contracts ("EOL" contracts) include a right to a specified maintenance return condition of our aircraft at the end of the lease and is recognized when an EOL contract is acquired as part of a business combination.

        Our Maintenance reserved lease contracts ("MR" contracts) include a right to a specified maintenance return condition of our aircraft equal to our obligations for reimbursements for qualifying

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2. Summary of Significant Accounting Policies (Continued)

maintenance events and lessor contributions to the lessee. The maintenance right component is recognized when a MR contract is acquired as part of a business combination.

        Maintenance rights expense is included in Leasing expenses in our Condensed, Consolidated Statements of Income. We did not record any maintenance right expense for the period beginning May 14, 2014 and ending June 30, 2014. During this period, we did not have lease terminations for EOL contracts.

        The lease premium represents the value of an acquired lease where the contractual rent payments are above the market rate. We amortize the lease premium on a straight-line basis over the term of the lease as a reduction of lease revenue.

        Other definite-lived intangible assets:    These primarily represent customer relationships recorded at fair value upon the consummation of the AerCap Transaction.

        The rate of amortization of these definite-lived intangible assets is estimated based on the period over which we expect to derive economic benefits from such assets. We evaluate all definite-lived intangible assets for impairment.

        Derivative financial instruments:    We may use derivative financial instruments to manage our exposure to interest rate risks and foreign currency risks. Derivatives are recognized on the balance sheet at their fair value which includes a consideration of the credit rating and risk attaching to the counterparty of the derivative contract. We have considered both the quantitative and qualitative factors when determining our counterparty credit risk. We do not apply hedge accounting to our derivatives. Changes in fair value of derivatives are recorded in Interest expense.

        Net cash received or paid under derivative contracts in any reporting period is classified as operating cash flow in our Condensed, Consolidated Statements of Cash Flows.

        Fair Value Measurements:    Fair value is defined as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

        Other assets:    Other assets consist of inventory, prepaid expenses, debt issuance costs, other receivables and other tangible fixed assets. Inventory consists primarily of engine and airframe parts when we have aircraft for part-out. Inventory is valued at the lower of cost or market value. Cost is primarily determined using the specific identification method for individual part purchases and on an allocated basis for engines and aircraft purchased for disassembly and for bulk purchases. Costs are allocated using the relationship of the cost of the engine, aircraft, or bulk inventory purchase to the estimated retail sales value at the time of purchase. At the time of sale this ratio is applied to the sales price of each individual part to determine its cost. We periodically evaluate this ratio and, if necessary, update sales estimates and make adjustments to this ratio. Generally, inventory that is held for more than four years is considered excess inventory and its carrying value is reduced to zero. Other tangible fixed assets consist of computer equipment, motor vehicles and office furniture and are valued at acquisition cost and depreciated at various rates between 16 percent to 33 percent per annum over the assets' useful lives using the straight-line method.

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2. Summary of Significant Accounting Policies (Continued)

        Accrued maintenance liability:    In all of our aircraft leases, the lessee is responsible for maintenance and repairs of our flight equipment and related expenses during the term of the lease. In some instances, we may incur maintenance and repair expenses for our aircraft. Maintenance and repair expenses are included in Leasing expenses on our Condensed, Consolidated Statement of Income, to the extent such expenses are incurred by us. In many operating and finance lease contracts, the lessee has the obligation to make a periodic payment of supplemental maintenance rents which is calculated with reference to the utilization of the airframe, engines and other major life-limited components during the lease. We record as revenue all supplemental maintenance rent receipts not expected to be reimbursed to lessees. We estimate the total amount of maintenance reimbursements for the entire lease and only record revenue after we have received enough maintenance rents under a particular lease to cover the total amount of estimated maintenance reimbursements during the remaining lease term. In these leases, upon lessee presentation of invoices evidencing the completion of qualifying maintenance on the aircraft, we make a payment to the lessee to compensate for the cost of the maintenance, up to the maximum of the supplemental maintenance rent payments made with respect to the lease contract.

        In most lease contracts not requiring the payment of supplemental maintenance rents, the lessee is generally required to re-deliver the aircraft in a similar maintenance condition (normal wear and tear excepted) as when accepted under the lease, with reference to major life-limited components of the aircraft. To the extent that such components are redelivered in a different condition than at acceptance, there is generally EOL cash compensation for the difference at redelivery. We recognize receipts of EOL cash compensation as lease revenue when received to the extent those payments exceed the EOL contract maintenance rights intangible asset, and payments of EOL compensation as leasing expenses when paid.

        In addition, we may be obligated to make additional payments to the lessee for maintenance related expenses (lessor maintenance contributions) primarily related to usage of major life-limited components occurring prior to entering into the lease. For lease contracts completed subsequent to the AerCap Transaction, we account for planned major maintenance activities such as lessor contributions based on the expense as incurred method. We record a charge to leasing expenses at the time of the occurrence of a lessor contribution. Where we have established an accrual as an assumed liability for such payment in connection with the purchase of an aircraft with a lease attached, such payments are charged against the existing accrual.

        For all of our MR contracts, any amounts of accrued maintenance liability existing at the end of a lease are released and recognized as lease revenue, net of any maintenance rights intangible asset balance at lease termination. When flight equipment is sold, the portion of the accrued maintenance liability which is not specifically assigned to the buyer is released from the balance sheet, net of any maintenance rights intangible asset balance, and recognized as net gain on sale of assets as part of the sale of the flight equipment.

        On the Closing Date, for all contracts outstanding at that date, we determined the fair value of our maintenance liability, including lessor contributions, based on the present value of the expected cash outflows. We accrete these discounted amounts to their respective nominal values, using the effective interest method, recognizing an increase to interest expense, to the expected maintenance event dates.

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2. Summary of Significant Accounting Policies (Continued)

        Debt and Deferred Debt Issue Costs:    Long-term debt is carried at the principal amount borrowed, including unamortized discounts and premiums, where applicable, and fair value adjustments. The fair value adjustments reflect the application of the acquisition method of accounting to the debt outstanding on the Closing Date. We amortize the amount of discount or premium and fair value adjustments over the period the debt is outstanding using the effective interest method. The costs we incur for issuing debt are capitalized and amortized as an increase to interest expense over the life of the debt using the effective interest method.

        Lessee Security Deposits:    On the Closing Date we discounted our lessee security deposits to their respective present values. We accrete these discounted amounts to their respective nominal values, using the effective interest method, recognizing an increase to interest expense, over the period we expect to refund the security deposits to each lessee.

        Revenue recognition:    We lease flight equipment principally under operating leases and recognize rental income ratably over the life of the lease as it is earned. At lease inception we review all necessary criteria to determine proper lease classification. Our lease contracts normally include default covenants, and the effect of a default by a lessee is generally to oblige the lessee to pay damages to the lessor to put the lessor in the position one would have been had the lessee performed under the lease in full. There are no additional payments required which would increase the minimum lease payments. We account for lease agreements that include step rent clauses on a straight-line basis. Lease agreements for which base rent is based on floating interest rates are included in minimum lease payments based on the floating interest rate existing at the inception of the lease; any increases or decreases in lease payments that result from subsequent changes in the floating interest rate are contingent rentals and are recorded as increases or decreases in lease revenue in the period of the interest rate change. In certain cases, leases provide for rentals based on usage. The usage may be calculated based on hourly usage or on the number of cycles operated, depending on the lease contract. We cease revenue recognition on a lease contract when the collectability of such rentals is no longer reasonably assured. For past-due rentals which have been recognized as revenue, provisions are established on the basis of management's assessment of collectability and to the extent such rentals exceed related security deposits held, and are recorded as expenses on the income statement.

        Most of our lease contracts require payment in advance. Rentals received, but unearned under these lease agreements are recorded as deferred revenue on the balance sheet.

        Net gain (loss) on sale of assets originate primarily from the sale of aircraft and engines and are recognized when the delivery of the relevant asset is complete and the risk of loss has transferred to the buyer.

        Revenues from Net investment in finance and sales-type leases are recognized on the interest method to produce a level yield over the life of the finance lease. Expected unguaranteed residual values of leased assets are based on our assessment of residual values and independent appraisals of the values of leased assets remaining at expiration of the lease terms.

        Revenue from secured loans, notes receivables and other interest bearing instruments is recognized on an effective yield basis as interest accrues under the associated contracts. Revenue from lease

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(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

management fees is recognized as income as it accrues over the life of the contract. Revenue from the receipt of lease termination penalties is recorded at the time cash is received or when the lease is terminated, if collection is reasonably assured. Other revenue includes any net gains we generate from the sale of aircraft related investments, such as our subordinated interests in securitization vehicles and notes, warrants or convertible securities issued by our lessees, which we receive from lessees as compensation for amounts owed to us in connection with lease restructurings.

        Share-based compensation:    The amount of such expense is determined by reference to the fair value of the restricted share units or options on the grant date. The share-based compensation expense is recognized over the vesting period using the straight-line method. We estimate the fair value of options using the Black Scholes option pricing model.

        Foreign currencies:    Foreign currency transactions are translated into U.S. dollars at the exchange rate prevailing at the time the transaction took place. Subsequent receivables or payables resulting from such foreign currency transactions are translated into U.S. dollars at the exchange rate prevailing at each balance sheet date. All resulting exchange gains and losses are taken to the income statement under selling, general and administrative expenses.

        Variable interest entities:    We consolidate VIEs in which we have determined that we are the PB. We use judgment when determining (i) whether an entity is a VIE; (ii) who are the variable interest holders; (iii) the elements and degree of control that each variable interest holder has; and (iv) ultimately which party is the PB. When determining which party is the PB, we perform an analysis which considers (i) the design of the VIE; (ii) the capital structure of the VIE; (iii) the contractual relationships between the variable interest holders; (iv) the nature of the entities' operations; an (v) the purposes and interests of all parties involved, including related parties. While we consider these factors, our conclusion about whether to consolidate ultimately depends on the breadth of our decision-making ability and our ability to influence activities that significantly affect the economic performance of the VIE. We continually re-evaluate whether we are the PB for VIEs in which we hold a variable interest.

        Income Taxes:    We recognize an uncertain tax benefit only to the extent that it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

        Deferred tax assets and liabilities:    We report deferred taxes resulting from the temporary differences between the book values and the tax values of assets and liabilities using the liability method. The differences are calculated at nominal value using the enacted tax rate applicable at the time the temporary difference is expected to reverse. Deferred tax assets attributable to unutilized losses carried forward or other timing differences are reduced by a valuation allowance if it is more likely than not that such losses will not be utilized to offset future taxable income.

Significant Accounting Policies of the Predecessor

        For a discussion of the significant accounting policies of the Predecessor, see "Note B—Summary of Significant Accounting Policies", in Part IV, Item 8 of our Predecessor's Annual Report on Form 10-K for the year ended December 31, 2013.

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(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

Recent Accounting Guidance

Accounting Standards Adopted during 2014:

  Presentation of Unrecognized Tax Benefits

        In July 2013, the FASB issued an accounting standard that requires a liability related to unrecognized tax benefits to be presented as a reduction to the related deferred tax asset for a net operating loss carryforward or a tax credit carryforward (the "Carryforwards"). When the Carryforwards are not available at the reporting date under the tax law of the jurisdiction or the tax law of the jurisdiction does not require, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit will be presented in the financial statements as a liability and will not be combined with the related deferred tax assets. This standard is effective for fiscal years and interim periods beginning after December 15, 2013. Upon adoption, the standard must be applied prospectively to unrecognized tax benefits that exist at the effective date. Predecessor adopted the standard prospectively on January 1, 2014 and reclassed Current income taxes and other tax liabilities of $127.4 million to Deferred income taxes as a result of the adoption.

Future Application of Accounting Guidance:

  Reporting Discontinued Operations

        In April 2014, the FASB issued an accounting standard that changes the requirements for presenting a component or group of components of an entity as a discontinued operation and requires new disclosures. Under the standard, the disposal of a component or group of components of an entity should be reported as a discontinued operation if the disposal represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results. Disposals of equity method investments, or those reported as held-for-sale, will be eligible for presentation as a discontinued operation if they meet the new definition. The standard also requires entities to provide specified disclosures about a disposal of an individually significant component of an entity that does not qualify for discounted operations presentation.

        The standard is effective prospectively for all disposals of components (or classification of components as held for sale) of an entity that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years. Early adoption is permitted, but only for disposals (or classifications of components as held for sale) that have not been reported in financial statements previously issued. We plan to adopt the standard on its required effective date of January 1, 2015 and do not expect the adoption of the standard to have a material effect on our consolidated financial condition, results of operations or cash flows.

  Revenue from Contracts with Customers

        In May 2014, the FASB issued an accounting standard that provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard will require an entity to recognize revenue when it transfers promised goods or services to customers in an amount that

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2. Summary of Significant Accounting Policies (Continued)

reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This update creates a five-step model that requires entities to exercise judgment when considering the terms of the contract(s) which include (i) identifying the contract(s) with the customer, (ii) identifying the separate performance obligations in the contract, (iii) determining the transaction price, (iv) allocating the transaction price to the separate performance obligations, and (v) recognizing revenue when each performance obligation is satisfied.

        This standard will be effective for the fiscal year beginning after December 1, 2016 and subsequent interim periods. We have the option to apply the provisions of the standard either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of applying this standard recognized at the date of initial application. Early adoption is not permitted. We plan to adopt the standard on its required effective date of January 1, 2017. We are evaluating the effect the adoption of the standard will have on our consolidated financial statements.

3. AerCap Transaction

        On May 14, 2014, AerCap and AerCap Ireland Limited, a wholly-owned subsidiary of AerCap completed the purchase of 100 percent of ILFC's common stock from AIG, pursuant to an agreement entered into on December 16, 2013. The total consideration consisted of $2.4 billion in cash and 97,560,976 newly-issued AerCap common shares. Prior to the consummation of the AerCap Transaction, ILFC paid a special dividend to AIG in the amount of $600.0 million. The total consideration transferred to AIG had a value of approximately $7.0 billion based on AerCap's closing price per share of $46.59 on May 14, 2014. On the same date, immediately after consummation of the AerCap Transaction, all of ILFC's assets were transferred substantially as an entirety to AerCap Trust, a wholly-owned subsidiary of AerCap, and AerCap Trust assumed substantially all of the liabilities of ILFC.

        In connection with the AerCap Transaction, AerCap Trust and AerCap Ireland Capital Limited, issued $2.6 billion aggregate principal amount of senior notes (the "Acquisition Notes"), consisting of three tranches of varying tenor in a private placement, and of which $2.4 billion was used to satisfy the cash consideration of the AerCap Transaction. The Acquisition Notes are fully and unconditionally guaranteed on a senior secured basis by AerCap and certain of its subsidiaries, including ILFC. Of the remaining $200 million, approximately $41 million was used for expenses related to the acquisition and $159 million will be used for other corporate purposes. Additionally, AIG entered into a credit agreement for a senior unsecured revolving credit facility between AerCap Ireland Capital Limited, as borrower, and AIG, as lender and administrative agent. The revolving credit facility provides for an aggregate commitment of $1.0 billion and may be used for AerCap's general corporate purposes. AerCap Trust and ILFC became unconditional guarantors of the facility effective with the closing of the AerCap Transaction.

        On May 13, 2014 ILFC had $22.7 billion of indebtedness outstanding, primarily consisting of senior unsecured bonds, senior secured notes, export credit facilities, institutional secured term loans and commercial bank debt. In connection with the Reorganization described in Note 1—Basis of Preparation, under the amendments to ILFC debt agreements for certain of the ILFC financing arrangements, AerCap Trust assumed these obligations, and AerCap and certain subsidiaries of AerCap guaranteed these obligations. In addition, AerCap Trust, by the terms of the indentures governing ILFC's secured and

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3. AerCap Transaction (Continued)

unsecured bonds, became the successor obligor of the unsecured bonds issued under ILFC's indentures, including the bonds issued under ILFC's shelf registration statements filed with the SEC. ILFC also agreed to continue to be an obligor under the indentures.

        After the closing of the sale, AIG owns approximately 46 percent of AerCap. The AIG shares are subject to a lockup period which will expire in stages over a nine to 15 month period after the sale. AIG has entered into agreements with AerCap regarding voting restrictions, standstill provisions and certain registration rights.

        The acquired business contributed Total revenues and other income of $542.4 million and Net income of $127.7 million to AerCap Trust for the period beginning February 5, 2014, and ending June 30, 2014.

        The following unaudited pro forma summary presents consolidated information of AerCap Trust as if the business combination had occurred on January 1, 2013:

	Pro Forma Three Months Ended June 30, 2014	Pro Forma Three Months Ended June 30, 2013
	(Dollars in thousands)
Total revenue and other income	$1,031,754	$1,095,773
Net income	158,803	73,372

	Pro Forma Six Months Ended June 30, 2014	Pro Forma Six Months Ended June 30, 2013
	(Dollars in thousands)
Total revenue and other income	$2,162,765	$2,151,004
Net income	326,787	139,146

        The most significant pro forma adjustments were to reflect the (net of tax) impact of: (i) the amortization of intangible lease premium component as an adjustment to revenue; (ii) the expensing of the maintenance rights intangible component. The expensing of maintenance rights intangible component occurs when the lease ends for End-of-lease contracts or upon a lessee performing an overhaul on our aircraft for maintenance reserved leases. The related pro forma adjustment was based on the estimated annual charge in the first full year after the acquisition; (iii) the depreciation and amortization expenses related to the fair value adjustments to aircraft and intangibles; (iv) the interest expense on the existing debt taking into account the fair value adjustment to the debt as of the acquisition date; (v) the interest expense related to the acquisition financing, as if the financing occurred as of January 1, 2013; (vi) other interest expense adjustments relating to the maintenance and security deposit liabilities as well as the prepayments on flight equipment; and (vii) non-recurring transaction related expenses, as if they had been incurred as of January 1, 2013 instead of 2014.

        The above unaudited pro forma financial information is for informational purposes only and may not necessarily reflect the actual results of operations had the AerCap Transaction been consummated on January 1, 2013. The pro forma information did not adjust for non-recurring items such as gain from sales, impairment charges and loss from early extinguishment of debt. These pro forma amounts are not designed to represent the future expected financial results of either AerCap Trust or AerCap.

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(Unaudited)

3. AerCap Transaction (Continued)

        The consideration transferred to effect the AerCap Transaction consisted of the following:

	(Dollars in thousands)
Cash consideration	$2,400,000	(a)
97,560,976 AerCap common shares issued multiplied by AerCap closing share price per share of $46.59 on May 14, 2014	4,545,366
Stock compensation	12,275

Consideration transferred	$6,957,641

(a)
Excludes the $600.0 million special distribution paid by ILFC to AIG.

        The following is a summary of the preliminary allocation of the purchase price to the preliminary fair values of the identifiable assets acquired, the liabilities assumed and non-controlling interest at the Closing Date. Our estimates and assumptions are subject to change within the measurement period. The primary areas that are not yet finalized are related to the flight equipment held for operating lease, the maintenance related assets and liabilities, the forward order book and income taxes:

Closing Date Estimated Fair Value
(Dollars in thousands)
Cash and cash equivalents, including restricted cash	$2,958,809
Flight equipment held for operating leases, net	23,989,643
Prepayments on flight equipment	3,166,788
Maintenance rights intangible and lease premium(a)	4,263,076
Other intangibles(b)	440,093
Accrued maintenance liability	(2,688,438)
Debt	(24,339,842)
Other assets and liabilities	(775,990)
Non-controlling interest	(77,047)

Estimate of fair value of net assets acquired	$6,937,092

Consideration transferred	6,957,641

Estimate of goodwill	$20,549

(a)
For a discussion of the Maintenance rights intangible, see Note 2—Summary of Significant Accounting Policies. The weighted average amortization period for lease premium is 6 years.

(b)
The weighted average amortization period for Other intangibles is approximately 16 years.

        AerCap Trust reported transaction costs related to the AerCap Transaction of $44.2 million for the period beginning February 5, 2014 and ending June 30, 2014. Those expenses are included in the Successor's Condensed, Consolidated Statements of Income and consist primarily of severance and other compensation expenses related to separation of ILFC management.

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3. AerCap Transaction (Continued)

Application of the Acquisition Method of Accounting:

        The fair values of the assets acquired and liabilities assumed were determined using the market and income approaches. The fair value measurements were primarily based on significant inputs that are not observable in the market, other than certain debt financing arrangements assumed in the AerCap Transaction. Each major asset acquired and liability assumed is discussed separately below:

        Flight equipment:    We determined the fair value of our Flight equipment as of the Closing Date using an income approach based on the present value of the expected future cash flows. We measured the fair value of our Flight equipment as if unencumbered by any existing contractual lease terms and based on the estimated physical maintenance condition as of the Closing Date. The expected cash flows were estimated using current market lease rates for the remainder of the terms of the existing leases and future market lease rates for additional leases and an estimated residual value based on the aircraft type, age, and airframe and engine configuration of the aircraft. The aggregate cash flows were then discounted to present value. The discount rates were based on the type and age of aircraft (including the remaining useful life of the aircraft), and incorporated market participant assumptions regarding the likely debt and equity financing components and the required returns of those financing components.

        Forward order book:    The fair value of the Forward order book, which is included in Prepayments on flight equipment on Successor's Condensed, Consolidated Balance Sheet, was estimated based on the present value of the cash flows expected to be generated by the asset. Under this approach, fair value was determined by discounting the difference between the estimated fair value, as indicated by aircraft appraiser forward base values, and the contractual purchase prices for each forward order aircraft, at the respective future delivery dates. The difference was discounted at a required market rate of return that reflects the relative risk of achieving asset's expected cash flows and the time value of money.

        Maintenance rights intangible asset components of in-place leases and lease premium:    The maintenance rights intangible asset components represent the contractual right under our leases to receive the aircraft in a specified maintenance condition at the end of the lease (EOL contracts) or our right to an aircraft in better maintenance condition by virtue of our obligation to contribute towards the cost of the maintenance events performed by the lessee either through reimbursement of maintenance deposit rents held (MR contracts), or through a lessor contribution to the lessee.

        The fair value of the maintenance rights intangible asset component associated with EOL contracts was determined based on the present value of the expected cash flows, measured as the difference between the aircraft physical maintenance condition at the Closing Date and the specified contractual return condition at the end of the respective lease term adjusted for the credit risk of the lessee. The fair value of maintenance rights intangible asset component associated with MR contracts was determined based on the present value of reimbursements to lessees for maintenance events expected during the remaining post-acquisition lease term. The expected cash flows of the EOL contracts and MR contracts are discounted at a required market rate of return that reflects the relative risk of achieving the cash flows of the asset and the time value of money.

        The lease premium represents the value of a lease where the contractual rent payments are above the market rate. The fair value of the lease premium was determined based on the present value of the

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

3. AerCap Transaction (Continued)

expected cash flows calculated as the difference between the contractual lease payments, adjusted for the credit risk of the lessee, and the lease payments that the aircraft could generate over the remaining lease term based on current market rates.

        Other intangible assets:    Primarily includes customer relationship intangible assets and other intangible assets. The fair value of the customer relationship intangible asset was determined using the excess earnings method. This method measures the value of an intangible asset by calculating the residual profit after subtracting the appropriate returns for all other complementary assets that benefit the business.

        Accrued maintenance liabilities:    Under our aircraft leases, the lessee is generally responsible for all operating expenses during the term of the lease, as well as for normal maintenance and repairs and major aircraft component maintenance events. Under the provisions of many of our leases, the lessee is required to make payments of supplemental maintenance rentals based on hours or cycles of utilization. If a lessee pays supplemental maintenance rentals, we are generally obligated to reimburse the lessee for costs they incur for certain qualified maintenance events. In connection with a lease of a used aircraft, we generally agree to contribute to certain maintenance events that the lessee incurs during the lease term (Lessor Contributions).

        We determined the fair value of our maintenance liability based on the present value of expected cash outflows during the remaining lease term consisting of (i) expected reimbursements of maintenance deposits at the time of the forecasted maintenance event, and (ii) expected lessor contributions at time of the forecasted maintenance event. These two cash flows were discounted to their respective present values using a market rate of return that reflects the relative risk of the cash flows and the time value of money.

        Debt:    The fair value of debt is estimated using quoted market prices where available. The fair value of certain debt without quoted market prices is estimated using discounted cash flow analyses based on current market prices for similar type debt instruments.

        Non-controlling interests (NCI):    NCI include the Market Auction Preferred Stock ("MAPS") securities issued by ILFC. The MAPS are not convertible, and have a liquidation value of $100,000 per share, with 500 shares issued and outstanding for each of the MAPS Series A and B securities. The dividend rate, other than the initial rate, for each dividend period for each series is to be reset approximately every seven weeks (49 days) on the basis of orders placed in an auction, provided such auctions are able to occur. At June 30, 2014, the dividend rate for Series A MAPS was 0.305% and the dividend rate for Series B MAPS was 0.193%. MAPS fair values were estimated using discounted cash flow analysis based on estimated market yield for similar instruments.

        Income taxes:    AerCap and AIG will make an election under Section 338(h)(10) of the IRS code, which will result in the acquisition being treated as a sale of the assets of ILFC and its subsidiaries for U.S. federal and state income tax purposes, except for our wholly-owned subsidiary, AeroTurbine, which will be treated as a taxable stock purchase. As a result of this election, the tax adjusted purchase price was allocated to our net assets which, changed the tax basis used to derive the deferred tax assets and liabilities. After the transaction related adjustments were recorded (but prior to the Reorganization), we had a net deferred tax liability of $5.0 million compared to a net deferred tax liability of $4.1 billion immediately

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

3. AerCap Transaction (Continued)

preceding the transaction. Immediately after consummation of the AerCap Transaction, the plan of Reorganization was adopted and ILFC immediately began transferring its assets and liabilities to AerCap Trust, the majority of whose earnings are subject to Irish tax. We transferred a mix of assets and liabilities with various book tax basis differences to Ireland from May 14, 2014 to June 30, 2014. As a result of these transfers, our current tax payable was $140.2 million at June 30, 2014, with an offsetting deferred tax asset of $146.4 million, which partially related to the assets and liabilities still remaining in the U.S. In addition, we had a deferred tax liability of $61.0 million at June 30, 2014. The current taxes payable amount is presented within Accrued expenses, accounts payable and other liabilities on the June 30, 2014 Condensed, Consolidated Balance Sheet. Our U.S. federal and state tax liabilities for tax years prior to the Closing date, including our liability related to unrecognized tax benefits, remain with AIG.

4. Income Taxes

        The Predecessor's effective tax rate for the period beginning January 1, 2014, and ending May 13, 2014 increased to 35.0% as compared to 25.1% for the six months ended June 30, 2013. The effective tax rate for the period beginning January 1, 2014, and ending May 13, 2014 was impacted by minor permanent items and interest accrued on uncertain tax positions and IRS audit adjustments. Our effective tax rate for the six months ended June 30, 2013 was impacted by a $9.9 million interest refund allocation from AIG related to IRS audit adjustments, which had a beneficial impact to our effective tax rate and was discretely recorded for the six months ended June 30, 2013. The successor's effective tax rate for the period beginning May 14, 2014 and ending June 30, 2014, was 22.0%. The decrease in our effective tax rate for the Successor period was primarily due to the effect of the Reorganization, where certain of our earnings are now being taxed at the lower Irish income tax rate. See Note 3 AerCap Transaction for further information on the implications of the AerCap Transaction.

5. Restricted Cash

        Restricted cash of $546.7 million and $464.8 million at June 30, 2014 and December 31, 2013, respectively, primarily related to our ECA facility agreement entered into in 2004 and our Ex-Im financings. Restricted cash at June 30, 2014 also included $41.5 million from our Hyperion facility. See Note 13—Debt Financings.

6. Related Party Transactions

        Related Parties:    As described in Note 1—Basis of Presentation, prior to May 14, 2014 ILFC was an indirect wholly-owned subsidiary of AIG. On May 14, 2014, AIG sold ILFC to AerCap and AerCap Ireland Limited, a wholly-owned subsidiary of AerCap. On the same date, immediately after consummation of the AerCap Transaction, all of ILFC's assets were transferred substantially as an entirety to AerCap Trust, a legal entity formed on February 5, 2014, and AerCap Trust assumed substantially all of the liabilities of ILFC. The purchase price consideration paid for ILFC included 97,560,976 shares of AerCap common stock. As a result, AIG holds a significant ownership interest in AerCap subsequent to the sale of ILFC. Consequently, AIG is considered a related party both before and after the Closing Date. AerCap and its consolidated subsidiaries, including AerCap Ireland Limited and AerCap Ireland Capital Limited, are related parties subsequent to the Closing Date.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

6. Related Party Transactions (Continued)

        Related Party Allocations and Fees:    Prior to May 14, 2014, we were party to cost sharing agreements, including with respect to tax, with AIG. Generally, these agreements provided for the allocation of corporate costs based upon a proportional allocation of costs to all subsidiaries. Previously, we also paid other subsidiaries of AIG a fee related to management services provided for certain of our foreign subsidiaries and we continue to earn management fees from two trusts consolidated by AIG for the management of aircraft we sold to the trusts in prior years, (the "Castle Trusts"). For all Predecessor periods, ILFC was included in the consolidated federal income tax return of AIG as well as certain state tax returns where AIG files on a combined/unitary basis. Settlement with AIG for taxes was determined in accordance with our tax sharing agreements up to the Closing Date. Prior to the Closing Date, under the agreement AIG has entered into with AerCap, net tax payments under our tax sharing agreement with AIG were temporarily suspended, and our tax sharing agreement with AIG was terminated upon consummation of the AerCap Transaction. Our U.S federal and state tax liabilities for tax years prior to May 14, 2014, including our liability related to unrecognized tax benefit, remain with AIG.

        Dividends and Capital Contribution:    On May 13, 2014, we funded a portion of the purchase price of the AerCap Transaction through a special distribution of $600 million we were required to pay to AIG prior to the completion of the AerCap Transaction in accordance with the Share Purchase Agreement. The special distribution was recorded in Retained earnings as a dividend. An additional $1.4 million was recorded in Retained earnings as a dividend, when we paid a fee to satisfy a statutory law requirement on behalf of AIG, net of a $9.6 million receipt from AIG for certain expected separate company tax liabilities, as required under the AerCap sales agreement. Additionally, we recorded a decrease in Retained earnings of $5.3 million, net of tax of $2.9 million, to record a dividend reflecting the difference between the proceeds received and the net carrying value of a corporate aircraft sold to AIG prior to the Closing Date.

        Expenses Paid by AIG on Our Behalf:    AIG did not pay any expenses on our behalf in either period in 2014. We recorded $10.1 million in the Predecessor's Paid-in capital for the year ended December 31, 2013 for compensation, legal fees and other expenses paid by AIG on our behalf for which we were not required to reimburse.

        Derivatives and Insurance Premiums:    The counterparty of all of our interest rate swap agreements as of June 30, 2014, was AIG Markets, Inc., a wholly-owned subsidiary of AIG, and all our swap agreements are guaranteed by AIG. See Note 18—Fair Value Measurements and Note 19—Derivative Financial Instruments. In addition, we purchase insurance through a broker who may place part of our policies with AIG. Total insurance premiums were $1.0 million, $2.2 million and $4.7 million for the three months ended June 30, 2014, the period beginning January 1, 2014, and ending May 13, 2014, and the six months ended, June 30, 2013, respectively.

        Transactions with AerCap Ireland Capital Limited:    We had a net receivable from AerCap Ireland Capital Limited of $216.8 million at June 30, 2014 relating to the following related party transactions: (i) $158.8 million of proceeds from the May 14, 2014 $2.6 billion issuance of notes, which were not transferred to the Trust; and (ii) $84.9 million related to two aircraft transferred from the Trust, partially offset by: (i) $19.8 million of pension liabilities paid on behalf of the Trust; and (ii) $7.1 million of other operational expenses paid on behalf of the Trust.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

6. Related Party Transactions (Continued)

        Our financial statements include the following amounts involving related parties:

	Successor	Predecessor
		Period beginning April 1, 2014, and ending May 13, 2014
Income Statement	Three Months Ended June 30, 2014		Three Months Ended June 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
Expense (income):
Operational Expenses paid by AerCap Ireland Capital Limited on our behalf	$7,098	$—	$—
Effect from derivative contracts with AIG Markets, Inc.(a)	(1,524)	138	297
Interest on derivative contracts with AIG Markets, Inc.	1,522	829	3,207
Corporate costs from AIG, including allocations	—	2,431	9,484
Interest on time deposit account with AIG Markets(b)	—	(167)	(799)
Management fees received from Castle trusts	(1,275)	(639)	(2,089)
Management fees paid to subsidiaries of AIG	—	—	95

	Successor	Predecessor
Income Statement	Period beginning February 5, 2014, and ending June 30, 2014	Period beginning January 1, 2014, and ending May 13, 2014	Six Months Ended June 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
Expense (income):
Operational Expenses paid by AerCap Ireland Capital Limited on our behalf	$7,098	$—	$—
Effect from derivative contracts with AIG Markets, Inc.(a)	(1,524)	428	595
Interest on derivative contracts with AIG Markets, Inc.	1,522	2,844	6,703
Corporate costs from AIG, including allocations	—	4,504	16,111
Interest on time deposit account with AIG Markets(b)	—	(528)	(1,625)
Management fees received from Castle trusts	(1,275)	(2,497)	(4,183)
Management fees paid to subsidiaries of AIG	—	—	126

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

6. Related Party Transactions (Continued)

	Successor	Predecessor
Balance Sheet	June 30, 2014	December 31, 2013
	(Dollars in thousands)	(Dollars in thousands)
Asset (liability):
Receivables from AerCap Ireland Capital Limited	$216,825	$—
Time deposit account with AIG Markets(a)	—	606,249
Derivative liabilities(b)	(4,050)	(8,348)
Current income taxes and other tax liabilities to AIG(c)	—	(316,293)
Accrued pension liability under AIG plan(d)	—	(22,881)
Corporate costs payable to AIG and amounts owed to AIG subsidiaries	—	(783)
Equity increase (decrease):
AIG common stock transferred to AIG(e)	—	(924)
Expenses paid by AIG on our behalf	—	10,053

(a)
We had a 30-day interest bearing time deposit account with AIG Markets, Inc., which was terminated in connection with the AerCap Transaction.

(b)
See Note 19—Derivative Financial Instruments.

(c)
We paid approximately $0.1 million during the period beginning January 1, 2014, and ending May 13, 2014, and approximately $0.4 million during the year ended December 31, 2013 to AIG for ILFC tax liability.

(d)
Subsequent to the AerCap Transaction, we settled the AIG Non-Qualified Retirement Income Plan liability. See Note 15—Share-Based and Other Compensation Plans.

(e)
Represents forfeited AIG share-based awards under our deferred compensation plan, which were transferred as a dividend to AIG.

7. Other Income

        Other income was comprised of the following at the respective dates:

	Successor	Predecessor
		Period beginning April 1, 2014, and ending May 13, 2014
	Three Months Ended June 30, 2014		Three Months Ended June 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
AeroTurbine revenue
Engines, airframes, parts and supplies	$92,277	$21,653	$96,837
Cost of sales	(77,341)	(19,488)	(82,379)

	14,936	2,165	14,458
Management fees, interest and other	2,890	4,861	12,689

Total	$17,826	$7,026	$27,147

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

7. Other Income (Continued)

	Successor	Predecessor
	Period beginning February 5, 2014, and ending June 30, 2014	Period beginning January 1, 2014, and ending May 13, 2014	Six Months Ended June 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
AeroTurbine revenue
Engines, airframes, parts and supplies	$92,277	$123,695	$155,019
Cost of sales	(77,341)	(102,566)	(131,075)

	14,936	21,129	23,944
Management fees, interest and other	2,890	23,024	47,968

Total	$17,826	$44,153	$71,912

8. Selling, General and Administrative Expenses

        Selling, general and administrative expenses were comprised of the following at the respective dates:

	Successor	Predecessor
		Period beginning April 1, 2014, and ending May 13, 2014
	Three Months Ended June 30, 2014		Three Months Ended June 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
Personnel expenses	$17,029	$36,261	$46,533
Travel expenses	2,147	1,896	3,362
Professional services	2,593	10,573	16,469
Office expenses	3,584	2,681	5,133
Other expenses	5,684	11,900	14,726

Total	$31,037	$63,311	$86,223

	Successor	Predecessor
	Period beginning February 5, 2014, and ending June 30, 2014	Period beginning January 1, 2014, and ending May 13, 2014	Six Months Ended June 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
Personnel expenses	$17,029	$95,855	$92,636
Travel expenses	2,147	5,292	6,546
Professional services	2,593	20,357	27,931
Office expenses	3,584	8,878	10,476
Other expenses	5,684	23,508	26,007

Total	$31,037	$153,890	$163,596

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

9. Flight Equipment Held for Operating Leases

        As of June 30, 2014, 892 out of our 902 owned aircraft were on lease to 163 customers in 72 countries. At June 30, 2014, our operating lease portfolio included ten aircraft not subject to a signed lease agreement or a signed letter of intent. As of August 7, 2014, two of these ten aircraft were re-leased, two were sold, and the remaining six aircraft may be parted-out or sold. None of these ten off lease aircraft met the criteria for being classified as held for sale.

        Movements in flight equipment held for operating leases during the periods presented were as follows:

	Successor	Predecessor
	Period beginning February 5, 2014, and ending June 30, 2014	Period beginning January 1, 2014, and ending May 13, 2014		Year Ended December 31, 2013
	(Dollars in thousands)	(Dollars in thousands)
Net book value at beginning of period	$32,106,000	$32,453,037		$34,468,309
Acquisition accounting adjustments	(8,116,357)	—		—
Additions	292,958	596,939		2,094,171
Depreciation	(187,935)	(666,134)		(1,850,303)
Impairment	(287)	(28,630	)(a)	(1,378,434	)(a)
Disposals	(29,674)	(132,936)		(287,932)
Aircraft reclassified to Net investment in finance and sales-type leases/Inventory	(27,470)	(116,276)		(592,774)

Net book value at end of period	$24,037,235	$32,106,000		$32,453,037

Accumulated depreciation at June 30, 2014, May 13, 2014, December 31, 2013, respectively	$187,509	$14,692,388		$14,121,522

(a)
Excludes impairments of $20,617 and $22,966 recorded on certain lease related assets for the periods ended May 13, 2014 and December 31, 2013, respectively.

10. Asset impairment

        Management evaluates quarterly the need to perform a recoverability assessment of held for use aircraft considering the requirements under GAAP and performs this assessment at least annually for all aircraft in our fleet. Recoverability assessments are performed whenever events or changes in circumstances indicate that the carrying amount of our aircraft may not be recoverable. Some of these events or changes in circumstances may include potential disposals of aircraft (sales or part-outs), changes in contracted lease terms, changes in the lease status of an aircraft (leased, re-leased, or not subject to lease), repossessions of aircraft, changes in portfolio strategies, changes in demand for a particular aircraft type and changes in economic and market circumstances. Economic and market circumstances include the risk factors affecting the airline industry. Any of these events would be considered when it occurs before the financial statements are issued, including lessee bankruptcies occurring subsequent to the balance sheet date.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

10. Asset impairment (Continued)

        We periodically dispose of aircraft from our fleet held for use prior to the conclusion of their economic useful life through either a sale or part-out. As part of the recoverability assessment of our fleet, management assesses potential transactions and the likelihood that each individual aircraft will continue to be held for use as part of our leased fleet or if the aircraft will be disposed of through either a sale or part-out. If management determines that it is more likely than not that an aircraft will be disposed of through either a sale or part-out as a result of a potential transaction, a recoverability assessment is performed by comparing the carrying amount of the aircraft to the estimated future undiscounted cash flows expected to be generated by the aircraft. If the future undiscounted cash flows are less than the aircraft carrying amount, the aircraft is impaired and is re-measured to fair value in accordance with our Fair Value Policy. See Note 18—Fair Value Measurements. The difference between the fair value and the carrying amount of the aircraft is recognized as an impairment loss or fair value adjustment in our Condensed, Consolidated Statements of Income. Further, if the aircraft meets the criteria to be classified as Flight equipment held for sale, we will reclassify the aircraft from Flight equipment into Flight equipment held for sale (subsequent to recording any necessary impairment charges or fair value adjustments).

        Successor recorded impairments of approximately $0.3 million for the period beginning February 5, 2014, and ending June 30, 2014, related to an engine that was parted out subsequent to the AerCap Transaction.

        We reported the following impairment charges and fair value adjustments on flight equipment during the Predecessor periods:

	Predecessor
	Period beginning April 1, 2014, and ending May 13, 2014			Three Months Ended June 30, 2013
	Aircraft Impaired or Adjusted	Impairment Charges and Fair Value Adjustments		Aircraft Impaired or Adjusted	Impairment Charges and Fair Value Adjustments
	(Dollars in millions)
Impairment charges on flight equipment held for use	—	$—		2	$15.5
Impairment charges and fair value adjustments on aircraft likely to be sold or sold (including sales-type leases)	1	0.4		13	69.3
Impairment charges on aircraft intended to be or designated for part-out	6	6.6	(a)	6	31.8	(a)

Total Impairment charges and fair value adjustments on flight equipment sold or to be disposed	7	$7.0		21	$116.6

(a)
Includes charges relating to two engines for the period beginning April 1, 2014, and ending May 13, 2014 and three engines for the three months ended June 30, 2013.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

10. Asset impairment (Continued)

	Predecessor
	Period beginning January 1, 2014, and ending May 13, 2014				Six Months Ended June 30, 2013
	Aircraft Impaired or Adjusted		Impairment Charges and Fair Value Adjustments		Aircraft Impaired or Adjusted	Impairment Charges and Fair Value Adjustments
	(Dollars in millions)
Impairment charges on flight equipment held for use	—		$—		4	$35.2
Impairment charges and fair value adjustments on aircraft likely to be sold or sold (including sales-type leases)	3		21.2		15	78.8
Impairment charges on aircraft intended to be or designated for part-out	9	(a)	28.0	(b)	14	48.8	(b)

Total Impairment charges and fair value adjustments on flight equipment sold or to be disposed	12		$49.2		33	$162.8

(a)
Four of the nine aircraft were impaired twice during the period beginning January 1, 2014 and ending May 13, 2014.

(b)
Includes charges relating to four engines for the period beginning January 1, 2014 and ending May 13, 2014, and four engines for the six months ended June 30, 2013.

11. Other Assets

        Other assets for the Successor were comprised of the following at June 30, 2014:

Successor
June 30, 2014
(Dollars in thousands)
Receivable from related party, net	$216,825
AeroTurbine inventory	222,562
Other receivables	112,569
Notes receivable(a)	78,097
Prepaid expenses and other	55,155
Debt issuance costs(b)	40,235
Other assets	24,043

$749,486

(a)
Notes receivable are primarily from aircraft financing activities and are fixed with a weighted average interest rate of approximately 6.0%.

(b)
Debt issuance costs for the Predecessor were presented separately on the December 31, 2013, Condensed, Consolidated Balance Sheet as Deferred debt issue costs.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

11. Other Assets (Continued)

        During the period beginning February 5, 2014, and ending June 30, 2014, we did not have any activity in our allowance for credit losses on notes receivable.

        Lease receivables and other assets for the Predecessor were comprised of the following at December 31, 2013:

Predecessor
December 31, 2013
(Dollars in thousands)
Lease receivables	$229,354
AeroTurbine Inventory	257,676
Straight-line rents and other assets	199,591
Lease incentive costs, net of amortization	183,220
Goodwill and other intangible assets	46,076
Notes and trade receivables, net of allowance(a)	18,146

$934,063

(a)
Notes receivable were primarily from the sale of flight equipment and were fixed with varying interest rates from 2.0% to 10.5%.

        During the period beginning January 1, 2014, and ending May 13, 2014 and the six months ended June 30, 2013, we did not have any activity in our allowance for credit losses on notes receivable.

12. Accrued Expenses, Accounts Payable and Other Liabilities

        Accrued expenses, accounts payable and other liabilities for the Successor and Accrued interest and other payables for the Predecessor were comprised of the following at the respective dates:

	Successor	Predecessor
	June 30, 2014	December 31, 2013
	(Dollars in thousands)	(Dollars in thousands)
Accrued expenses	$536,225	$354,398
Accrued interest	291,673	284,684
Deferred revenue(a)	249,193	—
Derivative liabilities(b)	4,050	—

	$1,081,141	$639,082

(a)
Deferred revenue for the Predecessor was presented within Security deposits, deferred overhaul rental and other customer deposits on the December 31, 2013, Condensed, Consolidated Balance Sheets. See Note 14-Security Deposits on Aircraft, Deferred Overhaul Rentals and Other Customer Deposits.

(b)
Derivative liabilities for the Predecessor were presented separately on the December 31, 2013, Condensed, Consolidated Balance Sheet.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

13. Debt Financing

        As of June 30, 2014, our outstanding indebtedness totaled $25.7 billion and primarily consisted of senior unsecured bonds and medium-term notes, senior secured bonds, export credit facilities, institutional secured term loans and commercial bank debt. As a result of applying the acquisition method of accounting, we adjusted the carrying amounts of our debt to fair value and eliminated any deferred debt discounts and premiums as of the Closing Date. Any debt issue cost capitalized by the Predecessor was also eliminated as of the Closing Date. (See Note 3—AerCap Transaction). These fair value adjustments are being amortized over the life of each associated debt instrument using the effective interest method.

        Our debt financing was comprised of the following at the respective dates:

	Successor	Predecessor
	June 30, 2014(a)	December 31, 2013
	(Dollars in thousands)	(Dollars in thousands)
Secured
Senior secured bonds	$3,900,000	$3,900,000
ECA and Ex-Im financings	1,519,581	1,746,144
Institutional secured term loans	2,250,000	750,000
Secured bank debt(b)(c)	—	1,811,705
Temescal facility(c)	1,181,488	—
Camden facility(c)(d)	164,429	—
AeroTurbine facility(c)	349,534	—
Add: Fair value adjustment(e)	362,312	—
Less: Deferred debt discount	—	(5,058)

	9,727,344	8,202,791
Unsecured
Senior unsecured bonds and medium-term notes(f)	13,830,311	12,269,522
Add: Fair value adjustment(e)	1,186,308	—
Less: Deferred debt discount	—	(31,456)

	15,016,619	12,238,066

Total Senior Debt Financings	24,743,963	20,440,857
Subordinated Debt	1,000,000	1,000,000
Add: Fair value adjustment(e)	(240)	—

	999,760	1,000,000

	$25,743,723	$21,440,857

(a)
As of June 30, 2014, we were in compliance with the respective financial covenants across our various debt obligations.

(b)
As of December 31, 2013, $173.5 million was non-recourse to ILFC. This secured financing was incurred by a VIE and consolidated into our Condensed, Consolidated Financial Statements.

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(Unaudited)

13. Debt Financing (Continued)

(c)
The Temescal, Camden and AeroTurbine facilities are included in Secured bank debt in the Predecessor presentation. These secured financings were incurred by VIEs and consolidated into our Condensed, Consolidated Financial Statements.

(d)
This amount is non-recourse to us and certain of our subsidiaries. This secured financing was incurred by a VIE and consolidated into our Condensed, Consolidated Financial Statements.

(e)
As a result of applying the acquisition method of accounting, we adjusted the carrying amount of our debt to fair value as of the Closing Date. See Note 3-AerCap Transaction.

(f)
Includes $2.6 billion of senior notes issued by AerCap Ireland Capital Limited and AerCap Trust, the proceeds of which were substantially used to finance the consideration paid in connection with the acquisition of ILFC.

        On May 14, 2014, AerCap Ireland Capital Limited and AerCap Trust jointly issued $2.6 billion senior notes. Substantially all of the proceeds from the offering, net of offering costs, were used to finance the purchase of ILFC.

        On March 11, 2014, AerCap Ireland Capital Limited entered into an agreement to replace ILFC's $2.3 billion revolving credit facility. The revolving credit facility became effective and the ILFC facility was terminated on the Closing Date.

        As of June 30, 2014, we had pledged as collateral 489 aircraft with an aggregate net book value of $11.9 billion and $15 million of cash pledged as collateral in lieu of an aircraft under the $3.9 billion Senior secured bonds. As of June 30, 2014, the outstanding balance before fair value adjustments on the secured debt was $9.4 billion, including the AeroTurbine revolving credit facility of $349.5 million. AeroTurbine's assets and the associated book value serves as collateral for the AeroTurbine revolving credit facility.

Amendments to our Debt Agreements with Respect to the Reorganization

        In connection with the Reorganization described in Note 1—Basis of Preparation, ILFC entered into amendments to certain of its debt agreements in order to reflect the Reorganization. Under the amendments to our debt agreements for our Temescal facility, Vancouver facility, Hyperion facility, Ex-Im financing, ECA financings, Camden facility, $2.3 billion revolving credit facility, and AeroTurbine revolving credit facility, AerCap Trust has assumed the obligations and performance of certain covenants to be performed or observed by ILFC, and AerCap and certain subsidiaries of AerCap have guaranteed the obligations and the performance of certain covenants to be performed or observed by ILFC. In addition, AerCap Trust, by the terms of the indentures governing ILFC's secured and unsecured bonds, became the successor obligor of the unsecured bonds issued under ILFC's indentures, including the bonds issued under ILFC's shelf registration statements filed with the SEC. As a result, AerCap Trust assumed ILFC's reporting obligations. ILFC has also agreed to continue to be an obligor under the indentures.

Senior Secured Bonds

        General.    On August 20, 2010, ILFC issued $3.9 billion of senior secured bonds, with $1.35 billion maturing in September 2014 and bearing interest of 6.5%, $1.275 billion maturing in September 2016 and bearing interest of 6.75%, and $1.275 billion maturing in September 2018 and bearing interest of 7.125%. The bonds are guaranteed by AerCap Trust, AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap Ireland Capital Limited, and ILFC.

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13. Debt Financing (Continued)

        The indenture and the aircraft mortgage and security agreement governing the senior secured bonds contain customary covenants that, among other things, restrict our and our restricted subsidiaries' ability to: (i) create liens; (ii) sell, transfer or otherwise dispose of the assets serving as collateral for the senior secured bonds; (iii) declare or pay dividends or acquire or retire shares of our capital stock during certain events of default; (iv) designate restricted subsidiaries as non-restricted subsidiaries or designate non-restricted subsidiaries; and (v) make investments in or transfer assets to non-restricted subsidiaries. The indenture also restricts our and the subsidiary guarantors' ability to consolidate, merge, sell or otherwise dispose of all, or substantially all, of our assets.

        The indenture provides for customary events of default, including but not limited to, the failure to pay scheduled principal and interest payments on the notes, the failure to comply with covenants and agreements specified in the indenture, the acceleration of certain other indebtedness resulting from non-payment of that indebtedness, and certain events of insolvency. If an event of default occurs, any amount then outstanding under the senior secured bonds may immediately become due and payable.

        Collateral.    The bonds are secured by a designated pool of aircraft, initially consisting of 174 aircraft, together with the attached leases and all related equipment, and cash collateral when required. In addition, two of our subsidiaries, which either own or hold leases attached to the aircraft included in the pool securing the notes, have guaranteed the bonds. We can redeem the bonds at any time prior to their maturity, provided we give notice between 30 to 60 days prior to the intended redemption date and subject to a penalty of the greater of 1% of the outstanding principal amount and a "make-whole" premium. There is no sinking fund for the bonds.

        Maturity Date.    The bonds mature on September 1, 2014, September 1, 2016 and September 1, 2018.

ECA Financings

        General.    ILFC entered into ECA facility agreements in 1999 and 2004 through certain direct and indirect wholly-owned subsidiaries that have been designated as non-restricted subsidiaries under the ILFC indentures. The 1999 and 2004 ECA facilities were used to fund purchases of Airbus aircraft through 2001 and 2010, respectively. Each aircraft purchased was financed by a ten-year fully amortizing loan. New financings are no longer available to us under either ECA facility.

        As of June 30, 2014, approximately $1.3 billion was outstanding under the 2004 ECA facility and no loans were outstanding under the 1999 ECA facility. The loans are guaranteed by various European ECAs. The obligations under the ECA financings are guaranteed on an unsecured basis by AerCap Trust, AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap Ireland Capital Limited, and ILFC and we have collateralized the debt with pledges of the shares of wholly-owned subsidiaries that hold title to the aircraft financed under the facilities.

        The 2004 ECA facility contains customary events of default and restrictive covenants. The 2004 ECA facility requires us to segregate security deposits, overhaul rentals and rental payments received under the leases related to the aircraft funded under the 2004 ECA facility to the extent amounts remain outstanding under the relevant aircraft loan (segregated rental payments are used to make scheduled principal and interest payments on the outstanding debt). The segregated funds are deposited into separate accounts

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13. Debt Financing (Continued)

pledged to and controlled by the security trustee of the 2004 ECA facility. At June 30, 2014 and December 31, 2013, respectively, we had segregated security deposits, overhaul rentals and rental payments aggregating approximately $472.8 million and $450.4 million related to aircraft funded under the 2004 ECA facility. The segregated amounts fluctuate with changes in security deposits, overhaul rentals, rental payments and principal and interest payments related to the aircraft funded under the 2004 ECA facility. In addition, if a default resulting in an acceleration of the obligations under the 2004 ECA facility were to occur, pursuant to the cross-collateralization agreement described below, we would have to segregate rental payments, overhaul rentals and security deposits received after such acceleration event occurred from the leases relating to all the aircraft funded under the 2004 and 1999 ECA facilities that remain as collateral, even though those aircraft are no longer subject to a loan at such time.

        In addition, we must register the existing individual mortgages on certain aircraft funded under both the 1999 and 2004 ECA facilities in the local jurisdictions in which the respective aircraft are registered. The mortgages are only required to be filed with respect to aircraft that have outstanding loan balances or otherwise as agreed in connection with the cross-collateralization agreement described below.

        On May 8, 2013, ILFC amended the 2004 ECA facility, effective immediately, to remove the minimum consolidated tangible net worth covenant. In addition, the amendment made permanent the requirement to segregate funds and to register individual mortgages in local jurisdictions for aircraft that have outstanding loan balances. Prior to the amendment, this requirement would have fallen away if our long-term debt ratings rose above a certain level.

        Collateral.    The 1999 ECA facility is cross-collateralized with the 2004 ECA facility. As part of such cross-collateralization, (i) the obligations are guaranteed under the 2004 ECA facility through our subsidiary established to finance Airbus aircraft under the 1999 ECA facility; (ii) mortgages were granted over certain aircraft financed under the 1999 ECA facility and security interests over other collateral related to the aircraft financed under the 1999 ECA facility to secure the guaranty obligation; (iii) the loan-to-value ratio (aggregating the appraised value of the aircraft from the 1999 ECA facility and the 2004 ECA facility) must be no more than 50% in order to release liens (including the liens incurred under the cross-collateralization agreement) on any aircraft financed under the 1999 or 2004 ECA facilities or other assets related to the aircraft; and (iv) proceeds generated from certain disposals of aircraft are applied to obligations under the 2004 ECA facility.

        Interest Rate.    The interest rates on the loans outstanding under the 2004 ECA facility are either fixed or based on LIBOR and ranged from 0.2897% to 4.711% at June 30, 2014.

        Maturity Date.    The principal amortizes over a 10-year term, with a final maturity on May 29, 2020.

Ex-Im Financings

        On December 19, 2012, ILFC issued through a consolidated entity pre-funded amortizing notes with an aggregate principal amount of $287.0 million. The notes mature in January 2025 and scheduled principal payments commenced in April 2013. The notes are guaranteed by the Export-Import Bank of the United States and bear interest at a rate per annum equal to 1.492%. ILFC used the proceeds from the notes to finance two Boeing 777-300ER aircraft, which serve as collateral for the notes and AerCap Trust,

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(Unaudited)

13. Debt Financing (Continued)

AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap Ireland Capital Limited, and ILFC guarantee the notes on an unsecured basis.

Institutional Secured Term Loans

Vancouver Facility

        General.    On February 23, 2012, one of ILFC's indirect, wholly-owned subsidiaries that had been designated as non-restricted under ILFC's indentures entered into a secured term loan agreement in the amount of $900 million. On April 5, 2013, ILFC amended this secured term loan and simultaneously prepaid $150 million of the outstanding principal amount. In connection with the partial prepayment of this secured term loan, ILFC recognized losses aggregating approximately $2.9 million from the write-off of unamortized deferred financing costs. The obligations of the subsidiary borrower are guaranteed on an unsecured basis by AerCap Trust, AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap Ireland Capital Limited, and ILFC and on a secured basis by certain wholly-owned subsidiaries of the subsidiary borrower. The loan requires a loan-to-value ratio of no more than 63%. If the subsidiary borrower does not maintain compliance with the maximum loan-to-value ratio, it will be required to prepay a portion of the outstanding loan, deposit an amount in the cash collateral account or transfer additional aircraft to SPEs, subject to certain concentration criteria, so that the ratio is equal to or less than the maximum loan-to-value ratio. The principal of the loan is payable in full at maturity with no scheduled amortization. We can voluntarily prepay the loan at any time. The loan contains customary covenants and events of default, including covenants that limit the ability of the subsidiary borrower and its subsidiaries to incur additional indebtedness and create liens, and covenants that limit the ability of the guarantors, the subsidiary borrower and its subsidiaries to consolidate, merge or dispose of all or substantially all of their assets and enter into transactions with affiliates.

        Interest Rate.    The loan initially bore interest at LIBOR plus a margin of 4.0% with a 1.0% LIBOR floor, or, if applicable, a base rate plus a margin of 3.0%. The remaining outstanding principal amount of $750 million now bears interest at an annual rate of LIBOR plus 2.75%, with a LIBOR floor of 0.75%, or, if applicable, a base rate plus a margin of 1.75%.

        Collateral.    The security granted includes the equity interests in certain SPEs of the subsidiary borrower that have been designated as non-restricted under our indentures. The SPEs initially held title to 62 aircraft, together with the attached leases and all related equipment, with an aggregate appraised base market value, as defined in the loan agreement, of approximately $1.66 billion as of December 31, 2011, equaling an initial loan-to-value ratio of approximately 54%. After giving effect to the amendment, certain collateral that had served as security for the secured term loan was released. As of June 30, 2014, the SPEs collectively own a portfolio of 53 aircraft, together with the attached leases and all related equipment, with an aggregate appraised base market value, as defined in the loan agreement, of $1.21 billion, equaling a loan-to-value ratio of approximately 61.8%.

        Maturity Date.    The loan matures on June 30, 2017.

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(Unaudited)

13. Debt Financing (Continued)

Hyperion Facility

        General.    On March 6, 2014, one of ILFC's indirect, wholly-owned subsidiaries entered into a secured term loan agreement in the amount of $1.5 billion. Scheduled interest payments commenced on June 30, 2014. The obligations of the subsidiary borrower are guaranteed on an unsecured basis by AerCap Trust, AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap Ireland Capital Limited, and ILFC and on a secured basis by certain other of our wholly-owned subsidiaries. The security granted includes the equity interests of the subsidiary borrower, its immediate parent and in certain indirect SPEs that will own the aircraft.

        We intend to use the proceeds from the 2014 secured term loan for general corporate purposes, including purchasing aircraft and maintaining our liquidity management policies.

        Interest Rate.    The loan bears interest at LIBOR plus a margin of 2.75% with a 0.75% LIBOR floor, or, if applicable, a base rate plus a margin of 1.75%.

        Collateral.    The net proceeds from the 2014 Secured Term Loan were deposited initially into a pledged cash collateral account. Designated non-restricted SPEs owning a combined portfolio of 85 aircraft and all related equipment and leases, with an average appraised base market value, as defined in the loan agreement, of approximately $2.5 billion as of December 31, 2013, have been identified and approved to serve as collateral for the 2014 Secured Term Loan. On the closing date we had transferred the equity in SPEs owning 43 aircraft into the structure and loan proceeds were released to the subsidiary borrower in an amount equal to approximately $797 million, net of discounts and commissions. As the equity in the remaining SPEs owning 42 aircraft is transferred into the structure, loan proceeds will continue to be released to the subsidiary borrower at an advance rate of up to 60.3% of the initial appraised base market value of the aircraft owned by such SPEs. At June 30, 2014, $1.5 billion had been released to the subsidiary borrower.

        The loan requires a loan-to-value ratio of no more than 70%. If compliance with the maximum loan-to-value ratio is not maintained, we will be required to prepay portions of the outstanding loans, deposit an amount in the cash collateral account or transfer additional aircraft to SPEs, subject to certain concentration criteria, so that the ratio is equal to or less than the maximum loan-to-value ratio. Subject to substitution rights, the portfolio of SPEs owning aircraft designated as collateral will be required to meet certain concentration criteria, including age of aircraft, location of lessees, model type of aircraft and percentage of aircraft leased to a single lessee. The principal of the loan is payable in full at maturity with no scheduled amortization. During the first six months of the 2014 Secured Term Loan, if we voluntarily prepay the loan in part or in full in connection with a repricing or refinancing of the loan, the amount prepaid will be subject to a 1% prepayment premium. We may voluntarily prepay the loan in part or in full without penalty or premium if such prepayment is not in connection with a repricing or a refinancing of the loan or otherwise after the six month anniversary of the closing date. The loan contains customary covenants and events of default, including covenants that limit the ability of the subsidiary borrower and its subsidiaries to incur additional indebtedness and create liens, and covenants that limit the ability of the guarantors, the subsidiary borrower and its subsidiaries to consolidate, merge or dispose of all or substantially all of their assets and enter into transactions with affiliates.

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(Unaudited)

13. Debt Financing (Continued)

        Maturity Date.    The loan matures on March 6, 2021.

Temescal Facility

        General.    On March 30, 2011, one of ILFC's indirect, wholly-owned subsidiaries entered into a secured term loan agreement with lender commitments in the amount of approximately $1.3 billion, which was subsequently increased to approximately $1.5 billion. As of June 30, 2014, approximately $1.2 billion was outstanding under this agreement. The obligations of the subsidiary borrower are guaranteed on an unsecured basis by AerCap Trust, AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap Ireland Capital Limited, and ILFC and on a secured basis by certain wholly-owned subsidiaries of the subsidiary borrower.

        The subsidiary borrower is required to maintain compliance with a maximum loan-to-value ratio, which declines over time, as set forth in the term loan agreement. If the subsidiary borrower does not maintain compliance with the maximum loan-to-value ratio, it will be required to prepay portions of the outstanding loans, deposit an amount in the cash collateral account or transfer additional aircraft to the SPEs, subject to certain concentration criteria, so that the ratio is equal to or less than the maximum loan-to-value ratio.

        The subsidiary borrower can voluntarily prepay the loan at any time. The loan facility contains customary covenants and events of default, including covenants that limit the ability of the subsidiary borrower and its subsidiaries to incur additional indebtedness and create liens, and covenants that limit the ability of the guarantors, the subsidiary borrower and its subsidiaries to consolidate, merge or dispose of all or substantially all of their assets and enter into transactions with affiliates.

        Interest Rate.    The loan bears interest at LIBOR plus a margin of 2.75%, or, if applicable, a base rate plus a margin of 1.75%.

        Collateral.    The security granted includes a portfolio of 54 aircraft, together with the attached leases and all related equipment, and the equity interests in certain SPEs that own the pledged aircraft, attached leases and related equipment. The 54 aircraft had an initial aggregate appraised value, as defined in the loan agreement, of approximately $2.4 billion, which equaled a loan-to-value ratio of approximately 65%. The subsidiary borrower, subsidiary guarantors and SPEs have been designated as non-restricted subsidiaries under the ILFC indentures.

        Maturity Date.    The loan matures on March 30, 2018.

Camden Facility

        In March 2012, one of ILFC's indirect, wholly-owned subsidiaries that had been designated as non-restricted under ILFC's indentures entered into a $203 million term loan facility that was used to finance seven Boeing 737-800s. The principal of each senior loan issued under the facility will partially amortize over six years, with the remaining principal payable at the maturity date. At June 30, 2014, approximately $164 million was outstanding and the average interest rate on the loans was 4.73%. The loans are non-recourse to us and certain of our subsidiaries except under limited circumstances and are

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NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

13. Debt Financing (Continued)

secured by the purchased aircraft and lease receivables. The obligations of the subsidiary borrower are guaranteed on an unsecured basis by AerCap Trust, AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap Ireland Capital Limited, and ILFC. The subsidiary borrower can voluntarily prepay the loans at any time subject to a 1% prepayment fee prior to March 30, 2015. On March 29, 2013, ILFC amended certain financial covenants under our $203 million term loan facility. The subsidiary borrower under the $203 million term loan facility is prohibited from: (i) incurring additional debt; (ii) incurring additional capital expenditures; (iii) hiring employees; and (iv) negatively pledging the assets securing the facility.

AeroTurbine Revolving Credit Agreement

        AeroTurbine has a credit facility that expires on December 9, 2015 and, after the most recent amendment on February 23, 2012, provides for a maximum aggregate available amount of $430 million, subject to availability under a borrowing base calculated based on AeroTurbine's aircraft assets and accounts receivable. AeroTurbine has the option to increase the aggregate amount available under the facility by an additional $70 million, either by adding new lenders or allowing existing lenders to increase their commitments if they choose to do so. Borrowings under the facility bear interest determined, with certain exceptions, based on LIBOR plus a margin of 3.0%. AeroTurbine's obligations under the facility are guaranteed by AerCap Trust, AerCap, AerCap Ireland Capital Limited, and ILFC on an unsecured basis and by AeroTurbine's subsidiaries (subject to certain exclusions) and are secured by substantially all of the assets of AeroTurbine and its subsidiary guarantors. The credit agreement contains customary events of default and covenants, including certain financial covenants. Additionally, the credit agreement imposes limitations on AeroTurbine's ability to pay dividends to us (other than dividends payable solely in common stock). As of June 30, 2014, AeroTurbine had approximately $350 million outstanding under the facility.

Senior Unsecured Notes Due 2017, 2019 and 2021

        General.    In May 2014, AerCap Ireland Capital Limited (the "Irish Issuer") and AerCap Trust (the "U.S. Issuer"), each a wholly-owned subsidiary of AerCap ("AerCap"), jointly issued $2.6 billion aggregate principal amount of senior notes, consisting of $400.0 million aggregate principal amount of 2.75% senior notes due 2017 (the "2017 Notes"), $1.1 billion aggregate principal amount of 3.75% senior notes due 2019 (the "2019 Notes") and $1.1 billion aggregate principal amount of 4.50% senior notes due 2021 (the "2021 Notes" and, together with the 2017 Notes and the 2019 Notes, the "Acquisition Notes"). Substantially all of the net proceeds received from the offering of the Acquisition Notes were used to finance in part the consideration payable in connection with the acquisition of 100% of the common stock of ILFC, a wholly-owned subsidiary of AIG.

        Maturity Date.    The final maturity date of the 2017 Notes will be May 15, 2017; the final maturity date of the 2019 Notes will be May 15, 2019; and the final maturity date of the 2021 Notes will be May 15, 2021.

        Collateral.    None.

        Optional Redemption.    We may redeem each series of Acquisition Notes, in whole or in part, at any time at a price equal to 100% of the aggregate principal amount of such series plus the applicable

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(Unaudited)

13. Debt Financing (Continued)

"make-whole" premium plus accrued and unpaid interest, if any, to the redemption date. The "make-whole" premium is the excess of: (1) the sum of the present value at such redemption date of all remaining scheduled payments of principal and interest on such note through the stated maturity date of the notes (excluding accrued but unpaid interest to the redemption date), discounted to the date of redemption using a discount rate equal to the Treasury Rate plus 50 basis points; over (2) the principal amount of the notes to be redeemed.

        Certain Covenants.    The Acquisition Notes do not have any financial condition covenants that require the Irish Issuer, the U.S. Issuer or any of the guarantors of the Acquisition Notes to maintain compliance with any financial ratios or measurements on a periodic basis. The Acquisition Notes do contain non-financial covenants that, among other things, limit our ability to declare or pay dividends in certain circumstances, make investments in or transfers of assets to certain subsidiaries and enter into certain mergers or consolidations. In addition, the indenture governing the Acquisition Notes (the "Acquisition Notes Indenture") restricts our ability to incur liens on assets, subject to certain exceptions described in the Acquisition Notes Indenture, including the ability to incur additional liens to secure indebtedness for borrowed money in an amount not to exceed 12.5% of the consolidated net tangible assets of AerCap and certain of its subsidiaries.

        Guarantees.    The Acquisition Notes are guaranteed by AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, and ILFC.

Senior Unsecured Bonds and Medium-term Notes

        As of June 30, 2014, we had issued unsecured notes with an aggregate principal amount outstanding of approximately $8.5 billion under our previous shelf registration statements, including $750 million of 3.875% notes due 2018 and $500 million of 4.625% notes due 2021, each issued in March 2013, and $550 million of floating rate notes due 2016, issued in May 2013. The floating rate notes bear interest at three-month LIBOR plus a margin of 1.95%, with the interest rate resetting quarterly. At June 30, 2014, the interest rate was 2.18%. The debt securities outstanding under our shelf registration statements mature through 2022 and the fixed rate notes bear interest at rates ranging from 3.875% to 8.875%. The notes are not subject to redemption prior to their stated maturity and there are no sinking fund requirements.

        On March 22, 2010 and April 6, 2010, ILFC issued a combined $1.25 billion aggregate principal amount of 8.625% senior notes due September 15, 2015, and $1.5 billion aggregate principal amount of 8.750% senior notes due March 15, 2017, pursuant to an indenture dated as of March 22, 2010. The notes are not subject to redemption prior to their stated maturity and there are no sinking fund requirements.

        The indentures governing our unsecured notes contain customary covenants that, among other things, restrict our, and our restricted subsidiaries', ability to (i) incur liens on assets; (ii) declare or pay dividends or acquire or retire shares of our capital stock during certain events of default; (iii) designate restricted subsidiaries as non-restricted subsidiaries or designate non-restricted subsidiaries; (iv) make investments in or transfer assets to non-restricted subsidiaries; and (v) consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets.

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(Unaudited)

13. Debt Financing (Continued)

        The indentures also provide for customary events of default, including, but not limited to, the failure to pay scheduled principal and interest payments on the notes, the failure to comply with covenants and agreements specified in the indenture, the acceleration of certain other indebtedness resulting from non-payment of that indebtedness and certain events of insolvency. If any event of default occurs, any amount then outstanding under the relevant indentures may immediately become due and payable.

        In connection with the Reorganization, AerCap Trust became the successor issuer under the indentures. As a result, AerCap Trust assumed ILFC's reporting obligations. ILFC also agreed to continue to be co-obligor under the indentures. The unsecured notes are guaranteed by AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, and AerCap Ireland Capital Limited.

Subordinated Debt

        In December 2005, ILFC issued two tranches of subordinated debt totaling $1.0 billion. If we choose to redeem the $600 million tranche, we must pay 100% of the principal amount of the bonds being redeemed, plus any accrued and unpaid interest to the redemption date. If we choose to redeem only a portion of the outstanding bonds, at least $50 million principal amount of the bonds must remain outstanding.

        Under the terms of the subordinated debt, failure to comply with a financial test requiring a minimum ratio of equity to total managed assets and a minimum fixed charge coverage ratio will result in a "mandatory trigger event". If a mandatory trigger event occurs and we are unable to raise sufficient capital through capital contributions from AIG or the sale of our stock (in the manner permitted by the terms of the subordinated debt) to cover the next interest payment on the subordinated debt, a "mandatory deferral event" will occur. If a mandatory deferral event occurs, we would be required to defer all interest payments on the subordinated debt and be prohibited from paying cash dividends on our capital stock (including our market auction preferred stock) until we are in compliance with both financial tests or have raised sufficient capital to pay all accumulated and unpaid interest on the subordinated debt. Mandatory trigger events and mandatory deferral events are not events of default under the indenture governing the subordinated debt.

        On July 25, 2013, ILFC amended the financial tests in both tranches of subordinated debt after a majority of the holders of the subordinated debt consented to such amendments. The financial tests were amended by (i) replacing the definition of "Tangible Equity Amount" used in calculating our ratio of equity to total managed assets with a definition for "Total Equity Amount" that does not exclude intangible assets from our total stockholders' equity as reflected on our condensed, consolidated balance sheet, and (ii) amending the calculation of the earnings portion of our minimum fixed charge coverage ratio by replacing the definition of "Adjusted Earnings Before Interest and Taxes" used in calculating such ratio with a definition for "Adjusted EBITDA" that excludes, among other items, interest, taxes, depreciation, amortization, all impairment charges and loss on extinguishment of debt. These amendments make it less likely that we will fail to comply with such financial tests.

        Interest Rate.    The $400 million tranche has a call option date of December 21, 2015 and has a fixed interest rate of 6.25% until the 2015 call option date. If we do not exercise the call option, the interest rate

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(Unaudited)

13. Debt Financing (Continued)

will change to a floating rate, reset quarterly, based on a margin of 1.80% plus the highest of (i) 3-month LIBOR; (ii) 10-year constant maturity treasury; and (iii) 30-year constant maturity treasury. We can call the $600 million tranche at any time. The interest rate on the $600 million tranche is a floating rate with a margin of 1.55% plus the highest of (i) 3-month LIBOR; (ii) 10-year constant maturity treasury; and (iii) 30-year constant maturity treasury. The interest rate resets quarterly. At June 30, 2014, the interest rate was 5.02%.

        Maturity Date.    Both tranches mature on December 21, 2065.

        Guarantees.    None

$2.75 Billion Revolving Credit Facility

        General.    In October 2012, ILFC entered into a $2.3 billion three-year senior unsecured revolving credit facility with a syndicate of 10 banks. The revolving credit facility provided for interest rates based on either a base rate or LIBOR plus a margin, determined by reference to ILFC's ratio of consolidated indebtedness to shareholders' equity. The credit agreement contained customary events of default and restrictive covenants that, among other things, limited ILFC's ability to incur liens and transfer or sell assets. The credit agreement also contained financial covenants that required ILFC to maintain a minimum interest coverage ratio and maximum ratio of consolidated indebtedness to shareholders' equity.

        In March 2014, AerCap Ireland Capital Limited entered into an agreement to replace the $2.3 billion revolving credit facility (and the facility was terminated on May 14, 2014), which became effective upon the closing of the ILFC Transaction and with terms that provide for, among other things: (i) a $2.75 billion facility size, with the ability to increase the facility size up to $4.0 billion on or prior to March 11, 2015; (ii) a final maturity of May 14, 2018; (iii) AerCap Ireland Capital Limited as the borrower; (iv) interest rates based on either a base rate or LIBOR plus a margin (such LIBOR margin currently at 2.25%); (v) a maximum ratio of consolidated indebtedness to shareholders' equity financial covenant, which will be measured on a consolidated basis for AerCap and its subsidiaries, beginning at no less than 500% and stepping down to 400% over the term of the facility; (vi) a minimum interest coverage ratio financial covenant of 200%; and (vii) a financial covenant requiring the ratio of (a) unencumbered assets of AerCap and its subsidiaries on a consolidated basis to (b) the aggregate outstanding principal amount of certain financial indebtedness of AerCap and its subsidiaries on a consolidated basis to be at least 135% on the last day of any fiscal quarter of AerCap.

        The new facility is fully and unconditionally guaranteed by AerCap Trust, AerCap U.S. Global Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, and ILFC.

        As of June 30, 2014, there were no loans outstanding under the facility.

Unsecured AIG Revolving Credit Facility

        General.    On December 16, 2013, AerCap Ireland Capital Limited, entered into a $1.0 billion five-year senior unsecured revolving credit facility with American International Group, Inc. as lender and administrative agent. The facility became effective on May 14, 2014, upon the completion of the AerCap Transaction. The facility is fully and unconditionally guaranteed by AerCap Trust, AerCap U.S. Global

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

13. Debt Financing (Continued)

Aviation LLC, AerCap, AerCap Aviation Solutions B.V., AerCap Ireland Limited, and ILFC. The facility may be used for AerCap's general corporate purposes.

        As of June 30, 2014, there were no loans outstanding under the facility.

        Maturity.    The facility matures on May 14, 2019.

14. Security Deposits on Aircraft, Deferred Overhaul Rentals and Other Customer Deposits

        Security deposits, deferred overhaul rentals and other customer deposits for the Predecessor were comprised of the following at December 31, 2013:

Predecessor
December 31, 2013
(Dollars in thousands)
Security deposits paid by lessees(a)	$1,065,719
Deferred overhaul rentals(b)	882,422
Rents received in advance and straight-line rents(c)	460,785
Other customer deposits(b)	229,068

Total	$2,637,994

(a)
For the Successor, Security deposits paid by lessees in the amount of $744.0 million are presented separately as Lessee deposit liability on the June 30, 2014, Condensed, Consolidated Balance Sheet.

(b)
For the Successor, Deferred overhaul rentals and Other customer deposits in the amount of $2.7 billion are presented separately as Accrued maintenance liability on the June 30, 2014 Condensed, Consolidated Balance Sheet.

(c)
For the Successor, Rents received in advance and straight-line rents are presented as Deferred revenue within Accrued expenses and other liabilities in the amount of $249.2 million at June 30, 2014. See Note 12—Accrued Expenses and Other Liabilities.

15. Employee Benefit Plans and Share-Based and Other Compensation Plans

        Prior to the AerCap Transaction, our employees participated in various AIG benefit plans, including a noncontributory qualified defined benefit retirement plan ("AIG Retirement Plan"), and AIG various share-based and other compensation plans. During 2012, ILFC set up its own voluntary savings plan ("ILFC 401(k) plan") and transferred all participating employee's savings from the 401(k) plan sponsored by AIG. Subsequent to the AerCap Transaction, changes were made to certain of these plans and some were replaced by other plans.

Pension Plans

        Pension plan expenses include amounts allocated to us by AIG for our U.S employees and pension plan expenses related to our employees working in foreign offices. AIG's U.S. benefit plans do not separately identify projected benefit obligations and plan assets attributable to employees of participating affiliates.

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NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

15. Employee Benefit Plans and Share-Based and Other Compensation Plans (Continued)

        Pursuant to the AerCap Transaction, ILFC employees who had at least one year of service became fully vested in their AIG Retirement Plan account. Such accounts will be managed directly by AIG. Employees with less than one year of service with ILFC upon the consummation of the AerCap Transaction forfeited their unvested balances. Subsequent to the AerCap Transaction, all ILFC employees ceased accruing benefits under the AIG Retirement Plan and instead will receive an additional contribution to the ILFC 401(k) plan.

        AIG also sponsors non-qualified unfunded defined benefit plans for certain employees, including key executives, designed to supplement pension benefits provided by the qualified plan. These include the AIG Non-Qualified Retirement Income Plan, which provides a benefit equal to the reduction in benefits payable to current and former employees under the qualified plan as a result of federal tax limitations on compensation and benefits payable. In June 2014, AerCap Ireland Capital Limited paid AIG $19.8 million for the liability associated with our employees or former employees who were fully vested in the AIG Non-qualified Retirement Plan as of December 31, 2013. As a result of this payment, these plan participants' benefit obligation will be managed directly by AIG. The obligation for the participants with unvested balances in the AIG Non-qualified Retirement Plan has been transferred to an equivalent AerCap plan.

        Prior to the AerCap Transaction, the ILFC 401(k) plan expense primarily represented the Company's cost of matching employee contributions up to a fixed percentage limit. Subsequent to the AerCap Transaction, this expense also includes the additional contribution made in lieu of employees' participation in the AIG Retirement Plan.

        Pension plan and 401(k) plan expenses were $0.1 million for the period beginning February 5, 2014, and ending June 30, 2014, and $4.8 million for the period beginning January 1, 2014 and ending May 13, 2014.

Share-Based and Other Compensation Plans

        Prior to the AerCap Transaction, certain of our employees participated in the following AIG share-based and other compensation plans: (i) stock salary, variable stock plan and restricted stock unit awards; and (ii) short and long term incentive awards. Following the completion of the AerCap Transaction, the share-based awards continue to vest in accordance with the original vesting schedules for ILFC employees who were offered and accepted permanent positions with AerCap (continuing employees) or, in the event of involuntarily early terminations, as specified by AerCap at the time of the sale, accelerated vesting schedules. Subsequent to the AerCap Transaction, certain employees received AerCap share-based awards, consisting of restricted share units and restricted shares.

        For the period beginning February 5, 2014, and ending June 30, 2014, we recorded compensation expense of $1.3 million under the AIG share-based programs, $8.9 million associated with our short and long-term incentive plans, and $3.1 million for the AerCap share-based awards. $8.7 million of these expenses are reported as part of transaction costs. For the period beginning January 1, 2014 and ending May 13, 2014, we recorded compensation expense of $1.8 million for our participation in AIG's share-based programs and $15.0 million for our short and long-term incentive plans. In addition, executives employed by ILFC as of a certain date were eligible for a bonus that was payable upon the closing of the

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NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

15. Employee Benefit Plans and Share-Based and Other Compensation Plans (Continued)

AerCap Transaction. We began to accrue this bonus in December 2013 bonus when the transaction was announced. During the period beginning January 1, 2014 and ending May 13, 2014, we accrued $32.3 million for this bonus.

16. Commitments and Contingencies

        At June 30, 2014, we had committed to purchase 314 new aircraft, and 13 new spare engines scheduled for delivery through 2022 with aggregate estimated total remaining payments (including adjustments for certain contractual escalation provisions) of approximately $20.2 billion. The majority of these commitments to purchase new aircraft and engines are based upon agreements with each of Boeing, Airbus, Embraer and Pratt and Whitney. In addition, AeroTurbine has agreed to purchase two engines under other flight equipment purchase agreements for an aggregate purchase commitment of $8.0 million.

Asset Value Guarantees

        We have previously contracted to provide guarantees on a portion of the residual value of certain aircraft to financial institutions and other third parties for a fee, some of which are still outstanding. These guarantees expire at various dates through 2023 and generally obligate us to pay the shortfall between the fair market value and the guaranteed value of the aircraft and, in certain cases, provide us with an option to purchase the aircraft for the guaranteed value. As of June 30, 2014, ten guarantees had not been exercised while another three had been exercised and remain outstanding.

        Management regularly reviews the underlying values of the aircraft collateral to determine our exposure under asset value guarantees. We did not record any provisions for losses on asset value guarantees during the period beginning January 1, 2014, and ending May 13, 2014, or the three months ended June 30, 2014, and we recorded $6.6 million of provisions for losses related to two guarantees during the six months ended June 30, 2013. The amounts recorded reflect the differences between the estimated fair market value of the aircraft at the expected purchase date and the guaranteed value of these aircraft, adjusted for contractual provisions that limit our expected losses.

        As of the Closing Date, we revalued the assets and liabilities of ILFC based on their fair value when we applied the acquisition method of accounting. At June 30, 2014, the carrying value of the asset value guarantee liability was $133.5 million and the maximum aggregate potential commitment that we were obligated to pay under these guarantees, including the ones exercised and without any offset for the projected value of the aircraft or other contractual features that may limit our exposure, was approximately $316.6 million.

        The Predecessor carrying balance of guarantees, which consisted of unamortized deferred premiums and reserves, was $128.7 million at December 31, 2013 and was included in Accrued expenses and other liabilities on the Predecessor Condensed, Consolidated Balance Sheet.

Contingencies

Legal Proceedings

        Yemen Airways-Yemenia:    ILFC is named in a lawsuit in connection with the 2009 crash of an Airbus A310-300 aircraft owned by ILFC and on lease to Yemen Airways-Yemenia, a Yemeni carrier. The

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NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

16. Commitments and Contingencies (Continued)

plaintiffs are families of deceased occupants of the flight and seek unspecified damages for wrongful death, costs, and fees. The operative litigation commenced in January 2011 and is pending in the United States District Court for the Central District of California. On February 18, 2014, the district court granted summary judgment in ILFC's favor and dismissed all of plaintiffs' remaining claims. Plaintiffs have appealed the judgment, but we believe that ILFC has substantial defenses on the merits and is adequately covered by available liability insurance. We do not believe that the outcome of the Yemenia lawsuit will have a material effect on our consolidated financial condition, results of operations or cash flows.

        Air Lease:    On April 24, 2012, ILFC and AIG filed a lawsuit in the Los Angeles Superior Court against ILFC's former CEO, Steven Udvar Hazy, Mr. Hazy's current company, Air Lease Corporation (ALC), and a number of ALC's officers and employees who were formerly employed by ILFC. The lawsuit alleges that Mr. Hazy and the former officers and employees, while employed at ILFC, diverted corporate opportunities from ILFC, misappropriated ILFC's trade secrets and other proprietary information, and committed other breaches of their fiduciary duties, all at the behest of ALC.

        The complaint seeks monetary damages and injunctive relief for breaches of fiduciary duty, misappropriation of trade secrets, unfair competition, and various other violations of state law.

        On August 15, 2013 ALC filed a cross-complaint against ILFC and AIG. Relevant to ILFC, ALC's cross-complaint alleges that ILFC entered into, and later breached, an agreement to sell aircraft to ALC. Based on these allegations, the cross-complaint asserts a claim against ILFC for breach of contract. The cross-complaint seeks significant compensatory and punitive damages. We believe we have substantial defenses on the merits and will vigorously defend ourselves against ALC's claims.

        On April 23, 2014, ILFC filed an amended complaint adding as a defendant Leonard Green & Partners, L.P. The complaint adds claims against Leonard Green & Partners, L.P. for aiding and abetting the individual defendants' breaches of their fiduciary duties and duty of loyalty to ILFC and for unfair competition.

        We are also a party to various claims and litigation matters arising in the ordinary course of our business. We do not believe that the outcome of these matters, individually or in the aggregate, will be material to our consolidated financial condition, results of operations or cash flows.

17. Variable Interest Entities

        Our leasing and financing activities require us to use many forms of entities to achieve our business objectives and we have participated to varying degrees in the design and formation of these entities. Our involvement in VIEs varies and includes being a passive investor in the VIE with involvement from other parties, managing and structuring all the activities, and being the sole shareholder of the VIE.

Non-Recourse Financing Structures

        We consolidate one entity in which we have a variable interest and was established to obtain secured financing for the purchase of aircraft. We have determined that we are the PB of the entity because we control and manage all aspects of the entity, including directing the activities that most significantly affect the economic performance of the entity, and we absorb the majority of the risks and rewards of the entity.

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NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

17. Variable Interest Entities (Continued)

Wholly-Owned ECA and Ex-Im Financing Vehicles

        We have created certain wholly-owned subsidiaries for the purpose of purchasing aircraft and obtaining financing secured by such aircraft. The secured debt is guaranteed by the European ECAs and the Export-Import Bank of the United States. The entities meet the definition of a VIE because they do not have sufficient equity to operate without subordinated financial support from us in the form of intercompany notes. We control and manage all aspects of these entities, including directing the activities that most significantly affect the entity's economic performance, we absorb the majority of the risks and rewards of these entities and we guarantee the activities of these entities. These entities are therefore consolidated into our consolidated financial statements.

Other Secured Financings

        We have created a number of wholly-owned subsidiaries for the purpose of obtaining secured financings. The entities meet the definition of a VIE because they do not have sufficient equity to operate without subordinated financial support from us in the form of intercompany notes. We control and manage all aspects of these entities, including directing the activities that most significantly affect the entity's economic performance, we absorb the majority of the risks and rewards of these entities and we guarantee the activities of these entities. These entities are therefore consolidated into our consolidated financial statements.

Wholly-Owned Leasing Entities

        We have created wholly-owned subsidiaries for the purpose of facilitating aircraft leases with airlines. The entities meet the definition of a VIE because they do not have sufficient equity to operate without subordinated financial support from us in the form of intercompany loans, which serve as equity. We control and manage all aspects of these entities, including directing the activities that most significantly affect the entity's economic performance, we absorb the majority of the risks and rewards of these entities and we guarantee the activities of the entities. These entities are therefore consolidated into our consolidated financial statements.

Other Variable Interest Entities

        We have variable interests in the following entities, in which we have determined we are not the PB because we do not have the power to direct the activities that most significantly affect the entity's economic performance: (i) one entity that we have previously sold aircraft to and for which we manage the aircraft, in which our variable interest consists of the servicing fee we receive for the management of those aircraft; and (ii) two affiliated entities we sold aircraft to in 2003 and 2004, which aircraft we continue to manage, in which our variable interests consist of the servicing fee we receive for the management of those aircraft.

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NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

18. Fair Value Measurements

Assets and Liabilities Measured at Fair Value on a Recurring Basis

        Fair value is defined as price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The degree of judgment used in measuring the fair value of financial instruments generally correlates with the level of pricing observability. Assets and liabilities recorded at fair value of on our Condensed, Consolidated Balance Sheets are measured and classified in a hierarchy for disclosure purposes consisting of three levels based on the observability of inputs available in the market place used to measure fair value;

  Level 1—Quoted prices available in active markets for identical assets or liabilities as of the reported date.

  Level 2—Fair values estimated using significant other observable inputs.

  Level 3—Fair value estimates using significant non-observable inputs.

        The following tables summarize our financial assets and liabilities as of June 30, 2014 and December 31, 2013 that we measured at fair value on a recurring basis by level within the fair value hierarchy. As required by GAAP, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to their fair value measurement.

	Total	Level 1	Level 2	Level 3
	(Dollars in thousands)
Successor
June 30, 2014
Derivative liabilities	$4,050	$—	$4,050	$—

	$4,050	$—	$4,050	$—

Predecessor
December 31, 2013
Derivative liabilities	$8,348	$—	$8,348	$—

	$8,348	$—	$8,348	$—

Assets and Liabilities Measured at Fair Value on a Non-recurring Basis

        We also measure the fair value of certain assets and liabilities when GAAP requires the application of fair value, including events or changes in circumstances that indicate that the carrying amounts of assets may not be recoverable. Assets subject to these measurements include flight equipment. We measure the fair value of flight equipment on a non-recurring basis when events or changes in circumstances indicate that the carrying amount of our aircraft may not be recoverable.

        The fair value of flight equipment is classified as a Level 3 valuation. Management evaluates quarterly the need to perform a recoverability assessment of flight equipment, and performs this assessment at least annually for all aircraft in our fleet. Recoverability assessments are performed whenever events or changes in circumstances indicate that the carrying amount of our flight equipment may not be recoverable, which may require us to change our assumptions related to future projected cash flows. Management is active in the aircraft leasing industry and develops the assumptions used in the recoverability assessment. As part of

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NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

18. Fair Value Measurements (Continued)

the recoverability process, we update the critical and significant assumptions used in the recoverability assessment. Fair value of flight equipment is determined using an income approach based on the present value of cash flows from contractual lease agreements, flight hour rentals, where appropriate, and projected future lease payments, which extend to the end of the aircraft's economic life in its highest and best use configuration, as well as a disposition value, based on the expectations of market participants.

        We recognized impairment charges and fair value adjustments for the period beginning January 1, 2014, and ending May 13, 2014 and the six months ended June 30, 2013, as provided in Note 10—Asset Impairment.

        The following table presents the effect on our Condensed, Consolidated Financial Statements as a result of the non-recurring impairment charges and fair value adjustments recorded to flight equipment during the Predecessor period beginning January 1, 2014, and ending May 13, 2014:

	Predecessor
	Book Value at December 31, 2013	Impairment Charges	Reclassifications and Other Adjustments		Sales	Depreciation	Book Value at May 13, 2014
	(Dollars in thousands)
Flight equipment	$119,238	$(49,247)	$(45,795)		$—	$(3,020)	$21,176
Lease receivables and other assets	1,168	—	12,614		(369)	—	13,413
Net investment in finance and sales-type leases	—	—	37,027		—	—	37,027

Total	$120,406	$(49,247)	$3,846	(a)	$(369)	$(3,020)	$71,616

(a)
Represents collections and prepaid lease costs applied against the finance and sales-type leases.

Inputs to Non-Recurring Fair Value Measurements Categorized as Level 3

        We measure the fair value of certain assets and liabilities on a non-recurring basis when GAAP requires the application of fair value, including events or changes in circumstances that indicate that the carrying amounts of assets may not be recoverable. Assets subject to these measurements include flight equipment. The fair value of flight equipment is estimated when (i) aircraft held for use in our fleet is not recoverable; (ii) aircraft expected to be sold or parted-out is not recoverable; and (iii) aircraft is sold as part of a sales-type lease. We use the income approach to measure the fair value of flight equipment, which is based on the present value of estimated future cash flows. The key inputs to the income approach include the current contractual lease cash flows and the projected future non-contractual lease cash flows, extended to the end of the aircraft's estimated holding period in its highest and best use configuration, as well as a contractual or estimated disposition value. The determination of these key inputs in applying the income approach is discussed below.

        The current contractual lease cash flows are based on the in-force lease rates. The projected future non-contractual lease cash flows are estimated based on the aircraft type, age, and airframe and engine configuration of the aircraft. The projected non-contractual lease cash flows are applied to a follow-on

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NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

18. Fair Value Measurements (Continued)

lease term(s), which are estimated based on the age of the aircraft at the time of re-lease. Follow-on leases and related cash flows are assumed through the estimated holding period of the aircraft. The holding period assumption is the period over which future cash flows are assumed to be generated. We generally assume the aircraft will be leased over a 25-year estimated economic useful life from the date of manufacture unless facts and circumstances indicate the holding period is expected to be shorter. Shorter holding periods can result from our assessment of the continued marketability of certain aircraft types or when a potential sale or future part-out of an individual aircraft has been contracted for, or is likely. In instances of a potential sale or part-out, the holding period is based on the estimated or actual sale or part-out date. The disposition value is generally estimated based on aircraft type. In situations where the aircraft will be disposed of, the residual value assumed is based on an estimated part-out value or the contracted sale price.

        The aggregate cash flows, as described above, are then discounted to present value. The discount rate used is based on the aircraft type and incorporates market participant assumptions regarding the market attractiveness of the aircraft type and the likely debt and equity financing components and the required returns of those financing components. Management has identified the key elements affecting the fair value calculation as the discount rate used to present value the estimated cash flows, the estimated aircraft holding period, and the proportion of contractual versus non-contractual cash flows.

        For Flight equipment for which non-recurring impairment charges and fair value adjustments were recorded during the Predecessor period beginning January 1, 2014, and ending May 13, 2014, the following table presents the fair value of such Flight equipment as of the measurement date, the valuation technique, and the related unobservable inputs:

Predecessor
	Fair Value	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
(Dollars in millions)
Flight Equipment	$67.8	Income Approach	Discount Rate	12.0% - 16.5% (13.2)%

			Remaining Holding Period	0 - 8 years (4 years )
			Present Value of Non-Contractual Cash Flows as a Percentage of Fair Value	0 - 100% (55)%

Sensitivity to Changes in Unobservable Inputs

        We consider unobservable inputs to be those for which market data is not available and that we developed using the best information available to us related to assumptions market participants use when pricing the asset or liability. Relevant inputs vary depending on the nature of the asset or liability being measured at fair value. The effect of a change in a particular assumption is considered independently of changes in any other assumptions. In practice, simultaneous changes in assumptions may not always have a linear effect on inputs.

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NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

18. Fair Value Measurements (Continued)

        The significant unobservable inputs utilized in the fair value measurement of flight equipment are the discount rate, the remaining estimated holding period and the non-contractual cash flows. The discount rate is affected by movements in the aircraft funding markets, and can be impacted by fluctuations in required rates of return in debt and equity, and loan to value ratios. The remaining holding period and non-contractual cash flows represent management's estimate of the remaining service period of an aircraft and the estimated non-contractual cash flows over the remaining life of the aircraft. An increase in the discount rate applied would decrease the fair value of an aircraft, while an increase in the remaining estimated holding period or the estimated non-contractual cash flows would increase the fair value measurement.

Fair Value Disclosures of Financial Instruments

        We used the following methods and assumptions in estimating our fair value disclosures for financial instruments:

        Cash and Cash Equivalents:    The carrying value reported on the balance sheet for cash and cash equivalents and restricted cash approximates its fair value. We consider time deposits that are not readily available for immediate withdrawal as Level 2 valuations.

        Notes Receivable:    The fair values for notes receivable are estimated using discounted cash flow analysis, using market quoted discount rates that approximate the credit risk of the issuing party.

        Debt Financing:    The fair value of our debt financings consider the frequency and volume of quoted prices of our debt in active markets, where available. The fair value of our long-term unsecured fixed-rate and floating rate debt is estimated using quoted market prices. The fair value of our long-term secured debt is estimated using discounted cash flow analysis based on current market prices for similar type debt.

        Derivatives:    At June 30, 2014 and December 31, 2013, our derivative portfolio consisted of interest rate swap contracts. Fair values were based on the use of a valuation model that utilizes, among other things, current interest, foreign exchange and volatility rates, as applicable. As such, the valuation of these instruments is classified as Level 2.

        Guarantees:    Guarantees are included in Accrued expenses and other liabilities on our Condensed, Consolidated Balance Sheets. Fair value is determined by reference to the underlying aircraft and guarantee amount. See Note 16—Commitments and Contingencies—Asset Value Guarantees.

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NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

18. Fair Value Measurements (Continued)

        The carrying amounts and fair values of our most significant financial instruments at June 30, 2014 and December 31, 2013 are as follows:

	Successor
	June 30, 2014
	Book Value		Fair Value	Level 1	Level 2	Level 3
	(Dollars in thousands)
Assets
Cash and cash equivalents, including Restricted cash	$1,916,585	(a)	$1,916,585	$1,916,585	$—	$—
Notes receivable	78,097		80,372	—	80,372	—

	$1,994,682		$1,996,957	$1,916,585	$80,372	$—

Liabilities
Debt financings	$25,743,723		$25,892,529	$—	$25,892,529	$—
Derivative liabilities	4,050		4,050	—	4,050	—
Guarantees	133,525		133,525	—	—	133,525

	$25,881,298		$26,030,104	$—	$25,896,579	$133,525

(a)
Includes restricted cash of $546.7 million as of June 30, 2014.

	Predecessor
	December 31, 2013
	Book Value		Fair Value	Level 1	Level 2	Level 3
	(Dollars in thousands)
Assets
Cash and cash equivalents, including Restricted cash	$1,816,229	(a)	$1,816,229	$188,263	$1,627,966	$—
Notes receivable	18,146		19,686	—	19,686	—

	$1,834,375		$1,835,915	$188,263	$1,647,652	$—

Liabilities
Debt financings	$21,440,857		$22,963,578	$—	$22,963,578	$—
Derivative liabilities	8,348		8,348	—	8,348	—
Guarantees	128,750		119,645	—	—	119,645

	$21,577,955		$23,091,571	$—	$22,971,926	$119,645

(a)
Includes restricted cash of $464.8 million as of December 31, 2013.

19. Derivative Financial Instruments

        From time to time, we employ a variety of derivatives to manage exposures to interest rate and foreign currency risks. At June 30, 2014, we had interest rate swap agreements entered into with a related

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NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

19. Derivative Financial Instruments (Continued)

counterparty that mature through 2015. Previously, we also had two interest rate cap agreements with an unrelated counterparty in connection with a secured financing transaction that were scheduled to mature in 2018. We prepaid the debt related to our interest rate cap agreements during the six months ended June 30, 2013 and terminated our interest rate cap agreements.

        Prior to the AerCap Transaction, all of our interest rate swap agreements were designated as cash flow hedges and changes in fair value of cash flow hedges were recorded in OCI. Where hedge accounting is not achieved, changes in fair value of derivative instruments are recorded in income. The Predecessor interest rate cap agreements did not qualify for hedge accounting and following the AerCap Transaction, none of our derivative instruments qualify for hedge accounting.

        Predecessor had previously de-designated and re-designated certain derivative contracts. The balance accumulated in AOCI at the time of the de-designation was amortized into income over the remaining life of the previously hedged item. Subsequent to the AerCap Transaction, we applied the acquisition method of accounting and all amounts remaining in AOCI were eliminated.

        Our interest rate swap agreements are subject to a master netting agreement, which would allow the netting of derivative assets and liabilities in the case of default under any one contract. Our interest rate swap agreements are recorded at fair value in Derivative liabilities and in Accrued expenses and other liabilities on Predecessor's and Successor's respective Condensed, Consolidated Balance Sheet (see Note 18—Fair Value Measurements). All of our derivatives were in a liability position at June 30, 2014. Our derivative contracts do not have any credit risk related contingent features and we are not required to post collateral under any of our existing derivative contracts.

        Derivatives have notional amounts, which generally represent amounts used to calculate contractual cash flows to be exchanged under the contract. The following table presents notional amounts and fair values of derivatives outstanding at the following dates:

	Liability Derivatives
	Notional Value	Fair Value
	(Dollars in thousands)
Successor
June 30, 2014
Derivatives not qualifying for hedge accounting:
Interest rate swap agreements(a)	$118,931	$4,050

Total derivatives		$4,050

Predecessor
December 31, 2013
Derivatives designated as hedging instruments:
Interest rate swap agreements(a)	$191,329	$8,348

Total derivatives		$8,348

(a)
Converts floating interest rate debt into fixed rate debt.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

19. Derivative Financial Instruments (Continued)

        We recorded the following in OCI related to derivative instruments for the respective periods:

	Predecessor
Gain (Loss)	Period beginning April 1, 2014, and ending May 13, 2014	Three Months Ended June 30, 2013
	(Dollars in thousands)
Effective portion of change in fair market value of derivatives:
Interest rate swap agreements(a)	$808	$3,176
Amortization of balances of de-designated hedges and other adjustments	134	283
Income tax effect	(332)	(1,221)

Net changes in cash flow hedges, net of taxes	$610	$2,238

(a)
Includes the following amounts for the following periods:

Period beginning April 1, 2014, and ending May 13, 2014 and the three months ended June 30, 2013: (i) effective portion of the unrealized gain or (loss) on derivative position recorded in OCI of $(22) and $(31), respectively; and (ii) amounts reclassified from AOCI into interest expense when cash payments were made or received on qualifying cash flow hedges of $830 and $3,207, respectively.

	Predecessor
Gain (Loss)	Period beginning January 1, 2014, and ending May 13, 2014	Six Months Ended June 30, 2013
	(Dollars in thousands)
Effective portion of change in fair market value of derivatives:
Interest rate swap agreements(a)	$2,752	$6,415
Amortization of balances of de-designated hedges and other adjustments	416	565
Income tax effect	(1,118)	(2,464)

Net changes in cash flow hedges, net of taxes	$2,050	$4,516

(a)
Includes the following amounts for the following periods:

Period beginning January 1, 2014, and ending May 13, 2014 and the six months ended June 30, 2013: (i) effective portion of the unrealized gain or (loss) on derivative position recorded in OCI of $(93) and $(288), respectively; and (ii) amounts reclassified from AOCI into interest expense when cash payments were made or received on qualifying cash flow hedges of $2,845 and $6,703, respectively.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

19. Derivative Financial Instruments (Continued)

        The following table presents the effect of derivatives recorded in Interest expense (Successor) and Other expenses (Predecessor) on the Condensed, Consolidated Statements of Income:

	Amount of Gain or (Loss) Recognized in Income on Derivatives Not Designated As a Hedge (Successor) (Ineffective Portion) (Predecessor)(a)
	Successor	Predecessor
	Three Months Ended June 30, 2014	Period beginning April 1, 2014, and ending May 13, 2014	Three Months Ended June 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
Derivatives designated as cash flow hedges:
Interest rate swap agreements	$—	$(4)	$(14)
Derivatives not designated as a hedge:
Interest rate swap agreements	1,524	—	—
Reconciliation to Condensed, Consolidated Statements of Income:
Reclassification of amounts de-designated as hedges recorded in AOCI	—	(134)	(283)

Effect from derivatives	$1,524	$(138)	$(297)

(a)
All components of each derivative's gain or loss were included in the assessment of effectiveness.

	Amount of Gain or (Loss) Recognized in Income on Derivatives Not Designated As a Hedge (Successor) (Ineffective Portion) (Predecessor)(a)
	Successor	Predecessor
	Period beginning February 5, 2014, and ending June 30, 2014	Period beginning January 1, 2014, and ending May 13, 2014	Six Months Ended June 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
Derivatives designated as cash flow hedges:
Interest rate swap agreements	$—	$(12)	$(30)
Derivatives not designated as a hedge:
Interest rate cap agreements	—	—	61
Interest rate swap agreements	1,524	—	—
Reconciliation to Condensed, Consolidated Statements of Income:
Reclassification of amounts de-designated as hedges recorded in AOCI	—	(416)	(565)

Effect from derivatives	$1,524	$(428)	$(534)

(a)
All components of each derivative's gain or loss were included in the assessment of effectiveness.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

20. Accumulated Other Comprehensive Income (Loss)

        Predecessor Accumulated other comprehensive loss consisted of changes in fair value of interest rate swaps that qualified as cash flow hedges and unrealized gains and losses on marketable securities classified as "available-for-sale". The balance in Accumulated other comprehensive loss as of the Closing Date was eliminated when we applied the acquisition method of accounting.

        Our interest rate swaps no longer qualify for hedge accounting subsequent to the consummation of the AerCap Transaction and changes in fair value are therefore recorded in income. Changes in fair value of available-for-sale securities after the AerCap Transaction, are recorded in Other comprehensive income. The fair value of derivatives is based upon a model that employs current interest and volatility rates as well as other observable inputs, as applicable. The fair value of marketable securities is determined using quoted market prices.

        Changes in unrealized fair value of available-for-sale securities in other comprehensive income for the period beginning February 5, 2014, and ending June 30, 2014, was $0.3 million, net of taxes.

        The following tables present a rollforward of Accumulated other comprehensive loss for the Predecessor periods beginning April 1, 2014 and ending May 13, 2014 and January 1, 2014 ending May 13, 2014:

	Predecessor				Predecessor
	Period beginning April 1, 2014, and ending May 13, 2014				Period beginning January 1, 2014, and ending May 13, 2014
	Gains and losses on cash flow hedges	Unrealized gains and losses on available- for-sale securities	Total		Gains and losses on cash flow hedges	Unrealized gains and losses on available- for-sale securities	Total
	(Dollars in thousands)				(Dollars in thousands)
Balance at March 31, 2014	$(3,437)	$1,215	$(2,222)	Balance at December 31, 2013	$(4,877)	$693	$(4,184)
Other comprehensive income before reclassifications	804	79	883	Other comprehensive income before reclassifications	2,740	886	3,626
Amounts reclassified from AOCI	138	—	138	Amounts reclassified from AOCI	428	—	428
Income tax effect	(332)	(28)	(360)	Income tax effect	(1,118)	(313)	(1,431)

Net increase in other comprehensive income	610	51	661	Net increase in other comprehensive income	2,050	573	2,623

Balance at May 13, 2014	$(2,827)	$1,266	$(1,561)	Balance at May 13, 2014	$(2,827)	$1,266	$(1,561)

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

20. Accumulated Other Comprehensive Income (Loss) (Continued)

        The following tables present a rollforward of Accumulated other comprehensive loss for the Predecessor periods for the three and six months ended June 30, 2013:

	Predecessor				Predecessor
	Three Months Ended June 30, 2013				Six Months Ended June 30, 2013
	Gains and losses on cash flow hedges	Unrealized gains and losses on available- for-sale securities	Total		Gains and losses on cash flow hedges	Unrealized gains and losses on available- for-sale securities	Total
	(Dollars in thousands)				(Dollars in thousands)
Balance at March 31, 2013	$(10,653)	$624	$(10,029)	Balance at December 31, 2012	$(12,931)	$440	$(12,491)
Other comprehensive income before reclassifications	3,162	(167)	2,995	Other comprehensive income before reclassifications	6,385	117	6,502
Amounts reclassified from AOCI	297	—	297	Amounts reclassified from AOCI	595	—	595
Income tax effect	(1,221)	59	(1,162)	Income tax effect	(2,464)	(41)	(2,505)

Net increase in other comprehensive income	2,238	(108)	2,130	Net increase in other comprehensive income	4,516	76	4,592

Balance at June 30, 2013	$(8,415)	$516	$(7,899)	Balance at June 30, 2013	$(8,415)	$516	$(7,899)

        The following tables present the classification and amount of reclassifications from AOCI to the Condensed, Consolidated Statements of Income:

	Predecessor
	Period beginning April 1, 2014, and ending May 13, 2014	Three Months Ended June 30, 2013	Condensed, Consolidated Statements of Income Classification
	(Dollars in thousands)
Cash flow hedges:
Interest rate swap agreements	$(4)	$(14)	Other expenses
Reclassification of amounts de-designated as hedges recorded in AOCI	(134)	(283)	Other expenses

	(138)	(297)
Available-for-sale securities:
Realized gains and losses on available-for-sale securities	—	—	Selling, general and administrative

	—	—

Total reclassifications	$(138)	$(297)

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONDENSED, CONSOLIDATED FINANCIAL STATEMENTS (Continued)

June 30, 2014

(Unaudited)

20. Accumulated Other Comprehensive Income (Loss) (Continued)

	Predecessor
	Period beginning January 1, 2014, and ending May 13, 2014	Six Months Ended June 30, 2013	Condensed, Consolidated Statements of Income Classification
	(Dollars in thousands)
Cash flow hedges:
Interest rate swap agreements	$(12)	$(30)	Other expenses
Reclassification of amounts de-designated as hedges recorded in AOCI	(416)	(565)	Other expenses

	(428)	(595)
Available-for-sale securities:
Realized gains and losses on available-for-sale securities	—	—	Selling, general and administrative

	—	—

Total reclassifications	$(428)	$(595)

21. Subsequent Events

        On July 11, 2014, we exercised options to purchase 50 A320neo family aircraft with delivery dates between 2019 and 2021.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Cautionary Statement Regarding Forward-looking Information

        This quarterly report and other publicly available documents may contain or incorporate statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements appear in a number of places in this quarterly report and include statements regarding, among other matters, the integration of ILFC with AerCap, the Reorganization and its potential impact, the state of the airline industry, our access to the capital markets, our ability to restructure leases and repossess aircraft, the structure of our leases, regulatory matters pertaining to compliance with governmental regulations and other factors affecting our financial condition or results of operations. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and "should," and variations of these words and similar expressions, are used in many cases to identify these forward-looking statements. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results to vary materially from our future results, performance or achievements, or those of our industry, expressed or implied in such forward-looking statements. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for aircraft, availability and creditworthiness of current and prospective lessees, lease rates, availability and cost of financing and operating expenses, governmental actions and initiatives, and environmental and safety requirements, as well as the factors discussed under the heading "Part I—Item 1A. Risk Factors," in the Predecessor's Annual Report on Form 10-K for the year ended December 31, 2013. We do not intend and undertake no obligation to update any forward-looking information to reflect actual results or future events or circumstances.

Results of Operations

        As discussed in greater detail in Note 1 of Notes to Condensed, Consolidated Financial Statements, on May 14, 2014, upon the consummation of the AerCap Transaction, we measured the identifiable assets acquired, the liabilities assumed, and any non-controlling interest at the Closing Date fair value by applying the acquisition method of accounting.. Accordingly, a new basis of accounting was established and, for accounting purposes the old entity, the Predecessor, was terminated and a new entity, the Successor, was created. Predecessor represents ILFC and its consolidated subsidiaries' historical accounting basis and covers the time period prior to May 14, 2014. Successor represents AerCap Trust from its inception on February 5, 2014 and ILFC and its subsidiaries consolidated with AerCap Trust for the time period on and after May 14, 2014, reflecting the assets and liabilities at fair value by allocating the purchase price to the identifiable assets acquired and liabilities assumed and any non-controlling interest pursuant to accounting guidance related to business combinations. The distinction has been made throughout this Quarterly Report through the inclusion of a vertical line between the Predecessor and Successor columns. These separate periods are presented in order to reflect our new accounting basis as of the Closing Date, after applying the acquisition method of accounting. In addition, Predecessor conformed certain of its accounting policies to be consistent with Successor. The changes impact the timing and amount of revenues and expenses recognized in results of operations and the classification of amounts recorded in the financial statements in periods subsequent to the Closing Date. Consequently, the financial statements and notes for the Predecessor periods are not comparable to the Successor period. Despite the separate presentation, our core operations have not changed.

        The following table presents GAAP results for Predecessor and Successor for the following periods:

	Successor	Predecessor
	Period beginning February 5, 2014, and ending June 30, 2014	Period beginning January 1, 2014, and ending May 13, 2014
			Six Months Ended June 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
REVENUES AND OTHER INCOME
Lease revenue	$524,568	$1,526,885	$2,073,808
Flight equipment marketing and gain on aircraft sales	—	56,921	16,753
Other income	17,826	44,153	71,912

TOTAL REVENUES AND OTHER INCOME	542,394	1,627,959	2,162,473

EXPENSES
Depreciation and amortization	193,222	666,134	927,367
Asset impairment	287	49,247	162,825
Interest expense	104,362	496,535	750,102
Loss on early extinguishment of debt	—	—	17,695
Leasing expenses	5,545	37,619	21,478
Transaction related expenses	44,208	—	—
Other expenses	—	3,298	8,944
Selling, general and administrative expenses	31,037	153,890	163,596

TOTAL EXPENSES	378,661	1,406,723	2,052,007

INCOME BEFORE INCOME TAXES	163,733	221,236	110,466
Provision for income taxes	36,021	77,328	27,680

NET INCOME	$127,712	$143,908	$82,786

Net (income) loss attributable to non-controlling interest	—

NET INCOME ATTRIBUTABLE TO BENEFICIAL OWNERS	$127,712

        Flight Equipment:    During the six months ended June 30, 2014, we had the following activity related to flight equipment:

Number of Aircraft
Predecessor:
Flight Equipment at December 31, 2013	911
Aircraft purchases	7
Aircraft reclassified to Net investment in finance and sales-type leases	(3)
Aircraft sold from Flight equipment	(5)
Aircraft designated for part-out	(9)
Flight equipment at May 13, 2014(a)	901
Successor:
Aircraft purchases	3
Aircraft sold from Flight equipment	(1)
Aircraft reclassified to Held for sale	(1)

Flight equipment at June 30, 2014(a)	902

(a)
Excludes ten and seven aircraft owned by AeroTurbine at May 13, 2014 and June 30, 2014, respectively.

        Income before Income Taxes:    Successor recognized income before income taxes of $163.7 million for the period beginning February 5, 2014, and ending June 30, 2014. Predecessor recognized income before income taxes of $221.2 million for the period beginning January 1, 2014, and ending May 13, 2014, and $110.5 million for the six months ended June 30, 2013. Successor income before income taxes includes the effect to remeasuring identifiable assets acquired and the liabilities assumed to fair value and the adoption of new accounting policies and is therefore not comparable with the Predecessor periods. Predecessor increase in income before income taxes for the period beginning January 1, 2014, and ending May 13, 2014, as compared to the six months ended June 30, 2013 was primarily due to: (i) a decrease in depreciation expense; (ii) a decrease in interest expense: and (iii) a decrease in aircraft impairments. These decreases in expenses were offset by the shorter period beginning January 1, 2014, and ending May 13, 2014, over which Predecessor income is presented, as compared to the six months ended June 30, 2013. See below for a detailed analysis of each category affecting income before income taxes.

        Lease Revenue:    Successor recognized Lease revenue of $524.6 million for the period beginning February 5, 2014, and ending June 30, 2014. Predecessor recognized Lease revenue of $1,526.9 million for the period beginning January 1, 2014, and ending May 13, 2014, and $2,073.8 million for the six months ended June 30, 2013. Lease revenue recognized for the period beginning January 1, 2014, and ending May 13, 2014, as compared to the six months ended June 30, 2013 decreased primarily due to fewer days, over which Predecessor earned revenue, during the period beginning January 1, 2014, and ending May 13, 2014, as compared to Predecessor lease revenue earned for the six months ended June 30, 2013. The decrease was partially offset by increases primarily due to a $54.1 million increase in net overhaul rentals recognized due to lower deferrals of overhaul rentals collected during the period beginning January 1, 2014, and ending May 13, 2014, as compared to the six months ended June 30, 2013, consistent with estimated future overhaul reimbursements at each date.

        Flight Equipment Marketing and Gain on Aircraft Sales:    Successor did not record any gains on aircraft sales during the period beginning February 5, 2014, and ending June 30, 2014. Successor will present gains on aircraft sales in Net gain on sale of assets on its Condensed, Consolidated Statements of Income when they occur. Predecessor recognized Flight equipment marketing and gain on aircraft sales of $56.9 million for the period beginning January 1, 2014, and ending May 13, 2014, and $16.8 million for the six months ended June 30, 2013. Predecessor sold five aircraft during the period beginning January 1, 2014, and ending May 13, 2014, and sold seven aircraft and one engine during the six months ended June 30, 2013.

The amount of the gain depends on the type and age of, and demand for, flight equipment marketed in each period.

        Other Income:    Successor recognized Other income of $17.8 million for the period beginning February 5, 2014, and ending June 30, 2014. Predecessor recognized Other income of $44.2 million for the period beginning January 1, 2014, and ending May 13, 2014 and $71.9 million for the six months ended June 30, 2013. Other income consisted of the following for the following periods:

	Successor	Predecessor
	Period beginning February 5, 2014, and ending June 30, 2014	Period beginning January 1, 2014, and ending May 13, 2014
			Six Months Ended June 30, 2013
	(Dollars in thousands)	(Dollars in thousands)
AeroTurbine revenue
Engines, airframes, parts and supplies	$92,277	$123,695	$155,019
Cost of sales	(77,341)	(102,566)	(131,075)

	14,936	21,129	23,944
Interest and Other	2,890	23,023	47,968

Total	$17,826	$44,152	$71,912

        Depreciation and amortization:    Successor recorded depreciation of flight equipment and other depreciable assets of $193.2 million for the period beginning February 5, 2014, and ending June 30, 2014. Successor started recognizing depreciation expense on flight equipment in conjunction with the AerCap transaction on May 14, 2014. Successor benefits from a reduced carrying value of flight equipment held for operating leases after the effect of remeasuring the flight equipment to fair value as of the AerCap Transaction date. Predecessor recorded depreciation of $666.1 million for the period beginning January 1, 2014, and ending May 13, 2014 and $927.4 million for the six months ended June 30, 2013, primarily due to flight equipment depreciated over fewer days during the period beginning January 1, 2014, and ending May 13, 2014, as compared to the six months ended June 30, 2013. We had 902, 901, and 910 aircraft held for operating lease at June 30, 2014, May 13, 2014, and June 30, 2013, respectively.

        Asset Impairment:    Successor recorded approximately $0.3 million impairments on flight equipment for the period beginning February 5, 2014, and ending June 30, 2014 related to an engine that was parted out subsequent to the AerCap Transaction. Predecessor recorded the following aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed for the following periods:

	Predecessor
	Period beginning January 1, 2014, and ending May 13, 2014				Six Months Ended June 30, 2013
	Aircraft Impaired or Adjusted		Impairment Charges and Fair Value Adjustments		Aircraft Impaired or Adjusted	Impairment Charges and Fair Value Adjustments
	(Dollars in millions)
Impairment charges on flight equipment held for use	—		$—		4	$35.2
Impairment charges and fair value adjustments on aircraft likely to be sold or sold (including sales-type leases)	3		21.2		15	78.8
Impairment charges on aircraft intended to be or designated for part-out	9	(b)	28.0	(a)	14	48.8	(a)

Total Impairment charges and fair value adjustments on flight equipment sold or to be disposed	12		$49.2		33	$162.8

(a)
Includes charges relating to four engines for the period beginning January 1, 2014 and ending May 13, 2014, and four engines for the six months ended June 30, 2013.

(b)
Four of the nine aircraft were impaired twice during the period beginning January 1, 2014 and ending May 13, 2014.

        Interest Expense:    Successor recognized interest expense on debt of $104.4 million for the period beginning February 5, 2014, and ending June 30, 2014. Successor interest expense includes the effect of remeasuring the debt to fair value, as well as the effective interest rates as of the Closing Date. Successor weighted average interest rate, including the effect from the remeasure was 3.02% at June 30, 2014. Predecessor recorded interest on debt of $496.5 million for the period beginning January 1, 2014, and ending May 13, 2014, and $750.1 million for the six months ended June 30, 2013 due to: (i) fewer days of interest expense recorded during the period beginning January 1, 2014, and ending May 13, 2014, as compared to the six months ended June 30, 2013; and (ii) $1.7 billion decrease in average debt outstanding. Predecessor weighted average effective cost of borrowing, which excludes the effect of amortization of deferred debt issue costs, was 5.87% and 6.00% for the period beginning January 1, 2014, and ending May 13, 2014 and for the six months ended June 30, 2013, respectively.

        Loss on Extinguishment of Debt:    During the six months ended June 30, 2013, Predecessor prepaid in full its $550 million secured term loan originally scheduled to mature in April 2016, the total then outstanding under both tranches of the $106.0 million secured financing, and the total then outstanding under the $55.4 million secured financing, and prepaid $150 million of the $900 million then outstanding principal amount of its secured term loan due June 30, 2017. In connection with these prepayments, Predecessor recognized charges aggregating $17.7 million from the write off of unamortized deferred financing costs and deferred debt issue costs.

        Leasing Expenses:    Successor recorded Leasing expenses of $5.5 million for the period beginning February 5, 2014, and ending June 30, 2014. The predecessor recorded Leasing expenses of $37.6 million for the period beginning January 1, 2014, and ending May 13, 2014, and $21.5 million for the six months ended June 30, 2013. Leasing expenses are comprised primarily of expenses related to early returns or repossessions of aircraft.

        Transaction Related Expenses:    Successor recorded Transaction expenses of $44.2 million for the period beginning February 5, 2014, and ending June 30, 2014 related to the acquisition of ILFC.

        Selling, General and Administrative Expenses:    Successor recorded Selling, general and administrative expenses of $31.0 million for the period beginning February 5, 2014, and ending June 30, 2014. Predecessor recorded $153.9 million for the period beginning January 1, 2014, and ending May 13, 2014, and $163.6 million for the six months ended June 30, 2013. Predecessor Selling, general and administrative expenses decrease of $9.7 million was primarily due to fewer days over which expenses were recognized during the period beginning February 5, 2014, and ending June 30, 2014, as compared to the six months ended June 30, 2013.

        Other Expenses:    Predecessor Other expenses decreased to $3.3 million for the period beginning January 1, 2014, and ending May 13, 2014, as compared to $8.9 million for the six months ended June 30, 2013, primarily due to a decrease in provisions for asset value guarantees aggregating $6.6 million recorded for the six months ended June 30, 2013, associated with two aircraft, with no such expenses recorded for the period beginning January 1, 2014, and ending May 13, 2014.

        Provision for Income Taxes:    Successor effective tax rate was impacted by the Reorganization which resulted in certain of our earnings now being taxed at the lower Irish income tax rate. Successor effective tax rate for the period beginning February 5, 2014, and ending June 30, 2014 was 22.0%. The decrease in our effective tax rate for the period beginning February 5, 2014, and ending June 30, 2014, was primarily due to the effect of the Reorganization in conjunction with the consummation of the AerCap Transaction.

        Predecessor effective tax rate increased to 35.0% for period beginning January 1, 2014, and ending May 13, 2014, as compared to 25.1% for the six months ended June 30, 2013. Predecessor effective tax rate for the period beginning January 1, 2014, and ending May 13, 2014, was impacted by minor permanent items and interest accrued on uncertain tax positions and IRS audit adjustments. Predecessor effective tax rate for the six months ended June 30, 2013 was impacted by an $9.9 million interest refund allocation from AIG related to IRS audit adjustments, which had a beneficial impact to our effective tax rate and was discretely recorded for the six months ended June 30, 2013.

        Our reserve for uncertain tax positions increased by $31.8 million for the period beginning January 1, 2014 and ending May 13, 2014, the benefits of which, if realized, would have a significant impact on our effective tax rate. As a result of the AerCap Transaction and the Section 338(h)(10) election, all previous uncertain tax positions of the Predecessor were eliminated as of May 14, 2014. For the period beginning May 14, 2014 and ending June 30, 2014, the Successor reserve for uncertain tax positions increased by $2 million.

CONTROLS AND PROCEDURES

(A)    Evaluation of Disclosure Controls and Procedures

        We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our filings under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the periods specified in the rules and forms of the Securities and Exchange Commission. Such information is accumulated and communicated to our management, including the Chief Executive Officer and the Chief Financial Officer (collectively, the "Certifying Officers"), as appropriate, to allow timely decisions regarding required disclosure.

        In conjunction with the close of each fiscal quarter, we conduct a review and evaluation, under the supervision and with the participation of our management, including the Certifying Officers, of the effectiveness of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934. Based on that evaluation, our Certifying Officers have concluded that our disclosure controls and procedures were effective at a reasonable assurance level as of June 30, 2014, the end of the period covered by this report.

(B)    Changes in Internal Controls Over Financial Reporting

        On May 14, 2014, ILFC was acquired by AerCap and AerCap Ireland Limited as described in Note 1. Prior to the Closing Date, there were no changes in ILFC's internal controls over financial reporting for the period April 1, 2014 through May 13, 2014. After the consummation of the AerCap Transaction, many of ILFC's legacy internal controls over financial reporting were maintained for the period May 14, 2014 through June 30, 2014, while others were assimilated into AerCap's existing Sarbanes-Oxley internal control structure. In addition, management designed and tested additional controls over the financial reporting process as a result of the AerCap Transaction, which support the preparation of AerCap Trust's financial statements in accordance with GAAP. AerCap Trust plans to substantially complete the integration of ILFC's and AerCap's internal control over financial reporting in 2014.

(C)    Changes in Certifying Officers

        On May 14, 2014, in conjunction with the AerCap Transaction, Predecessor's management and Certifying Officers were replaced, and Successor officers were appointed. We do not believe that the change in Certifying Officers will materially affect, or is reasonably likely to materially affect, our internal control over financial reporting.

 OTHER INFORMATION

LEGAL PROCEEDINGS

        Yemen Airways-Yemenia:    ILFC is named in a lawsuit in connection with the 2009 crash of an Airbus A310-300 aircraft owned by ILFC and on lease to Yemen Airways-Yemenia, a Yemeni carrier. The plaintiffs are families of deceased occupants of the flight and seek unspecified damages for wrongful death, costs, and fees. The operative litigation commenced in January 2011 and is pending in the United States District Court for the Central District of California. On February 18, 2014, the district court granted summary judgment in ILFC's favor and dismissed all of plaintiffs' remaining claims. Plaintiffs have appealed the judgment, but we believe that ILFC has substantial defenses on the merits and is adequately covered by available liability insurance. We do not believe that the outcome of the Yemenia lawsuit will have a material effect on our consolidated financial condition, results of operations or cash flows.

        Air Lease:    On April 24, 2012, ILFC and AIG filed a lawsuit in the Los Angeles Superior Court against ILFC's former CEO, Steven Udvar Hazy, Mr. Hazy's current company, Air Lease Corporation (ALC), and a number of ALC's officers and employees who were formerly employed by ILFC. The lawsuit alleges that Mr. Hazy and the former officers and employees, while employed at ILFC, diverted corporate opportunities from ILFC, misappropriated ILFC's trade secrets and other proprietary information, and committed other breaches of their fiduciary duties, all at the behest of ALC.

        The complaint seeks monetary damages and injunctive relief for breaches of fiduciary duty, misappropriation of trade secrets, unfair competition, and various other violations of state law.

        On August 15, 2013 ALC filed a cross-complaint against ILFC and AIG. Relevant to ILFC, ALC's cross-complaint alleges that ILFC entered into, and later breached, an agreement to sell aircraft to ALC. Based on these allegations, the cross-complaint asserts a claim against ILFC for breach of contract. The cross-complaint seeks significant compensatory and punitive damages. We believe we have substantial defenses on the merits and will vigorously defend ourselves against ALC's claims.

        On April 23, 2014, ILFC filed an amended complaint adding as a defendant Leonard Green & Partners, L.P. The complaint adds claims against Leonard Green & Partners, L.P. for aiding and abetting the individual defendants' breaches of their fiduciary duties and duty of loyalty to ILFC and for unfair competition.

        We are also a party to various claims and litigation matters arising in the ordinary course of our business. We do not believe that the outcome of these matters, individually or in the aggregate, will be material to our consolidated financial condition, results of operations or cash flows.

RISK FACTORS

        Our business is subject to numerous significant risks and uncertainties as described below. Many of these risks are interrelated and occur under similar business and economic conditions, and the occurrence of certain of them may in turn cause the emergence, or exacerbate the effect, of others. Such a combination could materially increase the severity of the impact on us. The risks and uncertainties to which our business is subject are described below.

        In addition, as described in Note 1—Basis of Preparation, on December 16, 2013, AIG entered into an agreement with AerCap and AerCap Ireland Limited, a wholly-owned subsidiary of AerCap, for the sale of 100 percent of ILFC's common stock for consideration consisting of $2.4 billion in cash and 97,560,976 newly-issued AerCap common shares (the "AerCap Transaction"). In addition, ILFC paid a special dividend of $600.0 million to AIG prior to the consummation of the AerCap Transaction. On the same date, immediately after consummation of the AerCap Transaction, all of ILFC's assets were transferred substantially as an entirety to AerCap Trust, a legal entity formed on February 5, 2014, and AerCap Trust assumed substantially all of the liabilities of ILFC (the "Reorganization"). As part of the AerCap

Transaction, AerCap assumed approximately $22.7 billion of ILFC's debt. We may face additional risks relating to the consummation of the AerCap Transaction. See "—Risks Relating to the AerCap Transaction."

Risks Relating to Our Business

Our substantial level of indebtedness could adversely affect our ability to fund future needs of our business and to react to changes affecting our business and industry.

        The aircraft leasing business is capital intensive and we have a substantial amount of indebtedness which requires significant interest and principal payments. As of June 30, 2014, we had approximately $24.2 billion in principal amount of indebtedness outstanding. As of June 30, 2014, principal and interest payments on our outstanding indebtedness due in 2014 and 2015 totaled approximately $2.3 billion and $4.1 billion, respectively (assuming the June 30, 2014 interest rates on our outstanding floating rate indebtedness remain unchanged). Because some of our debt bears variable rates of interest, our interest expense could fluctuate in the future.

        Our substantial level of indebtedness could have important consequences to our business, including the following:

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  requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing funds available for other purposes, including acquiring new aircraft and exploring business opportunities;

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  increasing our vulnerability to adverse economic and industry conditions;

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  limiting our flexibility in planning for, or reacting to, changes in our business and industry; and

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  limiting our ability to borrow additional funds or refinance our existing indebtedness, which could cause us to forego business opportunities we otherwise would pursue.

        In addition, despite our current indebtedness levels, we expect to incur additional debt in the future to finance our operations, including purchasing aircraft and meeting our contractual obligations. If we increase our total indebtedness, our debt service obligations will increase. We will become more exposed to these risks as we become more leveraged. Upon consummation of the AerCap Transaction, we also assumed approximately $22.7 billion of ILFC's debt and became a guarantor of a large amount of indebtedness of AerCap, including the $1.0 billion revolving credit facility between AIG as lender and AerCap Ireland Capital Limited as borrower.

We will need additional capital to finance our operations, including purchasing aircraft, servicing our existing indebtedness, including refinancing our indebtedness as it matures, and meeting our other contractual leasing commitments. We may not be able to obtain additional capital on favorable terms, or at all.

        We will require additional capital to purchase new and used flight equipment, make progress payments during aircraft construction, repay our maturing debt obligations, meet our other contractual obligations and cover our operating costs. As of June 30, 2014, we had approximately $1.7 billion and $2.9 billion of indebtedness maturing in 2014 and 2015, respectively. In addition, we had commitments to purchase 314 new aircraft and 13 new spare engines scheduled for delivery through 2022, with aggregate estimated total remaining payments for the new aircraft of approximately $20.2 billion.

        Our ability to satisfy our obligations with respect to our future aircraft purchases and indebtedness will depend on, among other things, our future financial and operating performance and our ability to raise additional capital through our funding sources or through aircraft sales. Prevailing economic and market conditions, and financial, business and other factors, many of which are beyond our control, will affect our future operating performance and our ability to access the capital markets or seek potential aircraft sales. [For example, changes to the Aircraft Sector Understanding in February 2011 have made financing aircraft from the export-credit agencies more expensive. In addition, our ability to access debt markets and other financing sources depends, in part, on our credit ratings by the three major nationally recognized statistical rating organizations.] Confirm whether this information is still relevant to the Financing Trust.

        In addition to the impact of economic and market conditions on our ability to raise additional capital, we are subject to restrictions under our existing debt agreements. Our debt indentures also restrict us and our subsidiaries from incurring secured indebtedness in excess of 12.5% of consolidated net tangible assets, as defined in the respective indentures. However, we may obtain secured financing without regard to the 12.5% consolidated net tangible asset limit under our debt indentures by doing so through subsidiaries that qualify as non-restricted under the indentures.

        As a result of these limitations, we may be unable to generate sufficient cash flows from operations, or obtain additional capital in an amount sufficient to enable us to pay our indebtedness, make aircraft purchases or fund our other liquidity needs. If we are able to obtain additional capital, it may not be on terms favorable to us. Further, in evaluating potential aircraft sales, we must balance the need for funds with the long-term value of holding aircraft and long-term prospects for us. If we are unable to generate or borrow sufficient cash, we may be unable to meet our debt obligations and/or aircraft purchase commitments as they become due, which could limit our ability to obtain new, modern aircraft and compete in the aircraft leasing market. Moreover, if we are unable to purchase aircraft as the commitments come due, we will be subject to several risks, including:

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  forfeiting deposits and progress payments to manufacturers and having to pay certain significant costs related to these commitments such as actual damages and legal, accounting and financial advisory expenses;

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  defaulting on our lease commitments, which could result in monetary damages and damage to our reputation and relationships with lessees and manufacturers;

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  failing to realize the benefits of purchasing and leasing such aircraft; and

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  risking harm to our business reputation, which would make it more difficult to purchase and lease aircraft in the future on agreeable terms, if at all.

An increase in our cost of borrowing could have a material and adverse impact on our net income, results of operations and cash flows.

        An increase in our cost of borrowing directly impacts our net income. Our cost of borrowing is impacted primarily by the market's assessment of our credit risk and fluctuations in interest rates and general market conditions. Interest rates that we obtain on our debt financings can fluctuate based on, among other things, changes in views of our credit risk, fluctuations in Treasury rates and LIBOR rates, as applicable, changes in credit spreads and swap spreads, and the duration of the debt being issued.

        We also can experience a lag between changes to our cost of borrowing as a result of changes in market conditions and changes to our lease revenue due to the same market conditions, because some of our contracts will not yet reflect current market lease rates. Our leases are generally for multiple years with fixed lease rates over the life of the lease and, therefore, lags can often exist due to the staggered maturity of our leases impacting our ability to quickly reflect changes in market conditions across our fleet.

        We manage interest rate volatility and uncertainty by maintaining a balance between fixed and floating rate debt, through derivative instruments and through varying debt maturities. Nevertheless, if interest rates were to rise sharply, it is highly unlikely that we would be able to increase our lease rates quickly enough to compensate for the negative impact on our net income, even if the market were able to bear such increases in lease rates, which it might not.

        Our weighted average effective cost of borrowing, which includes the net effect of interest rate swaps and the amortization of fair value adjustments, was 3.02% at June 30, 2014. A 1.0% increase in our weighted average effective cost of borrowing at June 30, 2014, without any change to the amount of our outstanding debt, would have increased our interest expense by approximately $58.7 million annually. A net increase in our interest expense would put downward pressure on our operating margins and could materially and adversely impact our cash generated from operations.

The agreements governing certain of our indebtedness contain restrictions and limitations that could significantly affect our ability to operate our business and compete effectively.

        The agreements governing certain of our indebtedness contain covenants that restrict, among other things, our ability to:

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  incur debt;

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  encumber our assets;

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  dispose of certain assets;

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  access cash in restricted bank accounts;

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  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

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  make equity or debt investments in other parties;

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  enter into transactions with affiliates;

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  designate our subsidiaries as non-restricted subsidiaries; and

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  pay dividends and distributions.

        The agreements governing certain of our indebtedness also contain financial covenants, such as requirements that we comply with certain loan-to-value, interest coverage and leverage ratios.

        Our failure to comply with any of these covenants would likely constitute a default under such facilities and could give rise to an acceleration of some or all of our then outstanding indebtedness, which would have a material adverse effect on our business and our ability to continue as a going concern.

The success of our business depends on acquiring strategically attractive aircraft and then profitably leasing and disposing of them to generate sufficient returns on our investment. An inability to do so could materially and adversely impact our financial results and growth prospects.

        Our results depend on our ability to consistently acquire strategically attractive aircraft, continually and profitably lease and re-lease them, and finally sell or otherwise dispose of them, in order to generate returns on the investments we have made, provide cash to finance our growth and operations, and service our existing debt. Upon acquiring new aircraft we may not be able to enter into leases that generate sufficient cash flow to justify the cost of purchase. When our leases expire or our aircraft are returned prior to the date contemplated in the lease, we bear the risk of re-leasing, selling or parting-out the aircraft. Because our leases are predominantly operating leases, only a portion of the aircraft's value is recovered by the revenues generated from the lease and we may not be able to realize the aircraft's residual value after lease expiration.

        Our ability to profitably lease, re-lease or sell our aircraft will depend on conditions in the airline industry and general market and competitive conditions at the time the operating leases are entered into and expire, including those risks discussed under "Risks adversely impacting the airline industry in general could adversely impact our business because they increase the likelihood of lessee non-performance and an inability to lease our aircraft." In addition to factors linked to the aviation industry in general, other factors that may affect our ability to generate adequate returns from of our aircraft include (i) maintenance and operating history of the airframe and engines; (ii) the number of operators using the particular type of aircraft; and (iii) aircraft age.

Customer demand for the aircraft in our fleet may be lower than anticipated, including due to obsolescence, which could result in declining lease rates, reduced sale prices or impairment charges.

        Aircraft are long-lived assets and demand for a particular model and type can change over time. Demand may fall for a variety of reasons, including obsolescence following the introduction of newer technologies, market saturation due to increased production rates, technical problems associated with a particular model, new manufacturers entering the marketplace or existing manufacturers entering new market segments, additional governmental regulation, or the overall health of the airline industry, among other causes. For example, increases in fuel prices have resulted in greater demand for newer fuel-efficient aircraft, such as the Airbus A320neo family and the Boeing 737 MAX narrowbody aircraft, which may potentially shorten the economic useful life of older aircraft, including older A320 family and 737 family aircraft presently in operation. As demand for particular aircraft diminishes, lease rates are likely to decline, the residual values of our aircraft could be negatively impacted and we may be unable to lease such aircraft on favorable terms, if at all.

        In addition, if reduced demand for an aircraft causes a decline in its projected lease rates, or if we dispose of the aircraft for a price that is less than its depreciated book value on our balance sheet, then we will recognize impairments or fair value adjustments. The increasing number of aircraft operators looking to completely or partially replace their less fuel efficient aircraft is expected to increase the available supply of these aircraft types and diminish future lease placement opportunities. Sustained high fuel prices, the introduction of more fuel-efficient aircraft, and the success of competing aircraft models have resulted in a shrinking operator base for these aircraft types. Deterioration of aircraft values may also result in impairment charges or losses related to aircraft asset value guarantees.

        The risks associated with a decrease in demand for particular aircraft increase if we acquire a high concentration of such aircraft. For example, we have contracted to purchase 150 A320neo family narrowbody aircraft, 64 Boeing 787s and 50 Embraer E-Jets E2 aircraft. If these aircraft types or any other aircraft types of which we acquire a relatively high concentration encounter reduced demand, it could have a material adverse effect on our business, financial condition and results of operations.

Risks adversely impacting the airline industry in general could adversely impact our business because they increase the likelihood of lessee non-performance and an inability to lease our aircraft.

        Our business depends on the ability of our airline customers to meet their payment obligations to us. If their ability materially decreases, it may negatively affect our business, financial condition, results of operations and cash flows. For example, as a result of challenging global economic conditions, combined with volatility in oil prices, some airlines were forced to cease operations or reorganize during the last few years.

        The risks affecting our airline customers are generally out of our control and impact our customers to varying degrees. As a result, we are indirectly impacted by all the risks facing airlines today. Their ability to compete effectively in the marketplace and manage these risks has a direct impact on us. Among the most prominent risks our customers face are:

• increased fuel costs;	• natural disasters;
• security, terrorism and war, including increased passenger screening as a result thereof;	• worldwide health concerns, such as outbreaks of and contagious diseases;

        In addition to those listed above, airlines face additional risks, including:

• reduced demand for air travel;	• heavy reliance on automated systems;
• competition between carriers;	• geopolitical events
• labor costs and stoppages;	• equity and borrowing capacity;
• maintenance costs;	• environmental concerns;
• employee labor contracts;	• government regulation;
• becoming the subject of, or being unable to obtain goods and services, including insurance, as a result of sanctions	• air traffic control infrastructure constraints;
• interest rates;	• airport access;
• airline capacity; and	• insurance cost and coverage;

        To the extent that our customers are affected by these or other risks, we may experience, among other things:

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  lower demand for the aircraft in our fleet and an inability to immediately place new and used aircraft when they become available, resulting in lower lease margins, and payments for storage and maintenance;

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  a higher incidence of lessee defaults and repossessions, resulting in additional maintenance, consulting and legal costs associated with the repossessions, as well as lost revenue for the time the aircraft are off lease and likely lower lease rates from the new lessees;

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  a higher incidence of lease restructurings for our troubled customers which reduces overall lease revenue; and

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  a loss if an aircraft is damaged or destroyed by an event specifically excluded from the insurance policy such as dirty bombs, bio-hazardous materials and electromagnetic pulsing.

If we experience any of these events, it may result in the negative effects described under "Customer demand for the aircraft in our fleet may be lower than anticipated, including due to obsolescence, which could result in declining lease rates, reduced sale prices or impairment charges."

We are exposed to significant regional political and economic risks due to the concentration of our lessees in certain geographical regions, which could adversely affect our financial results.

        Through our lessees, we are exposed to local economic and political conditions. Such conditions can be adverse to us, including through additional regulation or, in extreme cases, seizure of our aircraft. The effect of these conditions on payments to us will be more or less pronounced, depending on the concentration of lessees in the region with adverse conditions. Europe is where we have our largest concentration of lessees, and severe recession in Europe, or the inability to resolve financial emergencies in any particular region where we have many customers, could result in additional failures of airlines and materially affect our financial results and growth prospects.

        In addition, we derive substantial revenues from airlines in frontier and emerging market countries (as defined by Dow Jones & Company). Frontier and emerging market countries have less developed economies and infrastructure and are often more vulnerable to economic and geopolitical challenges and may experience significant fluctuations in gross domestic product, interest rates and currency exchange rates, as well as civil disturbances, government instability, nationalization and expropriation of private assets and the imposition of taxes or other charges by government authorities. In addition, legal systems in emerging market countries may be less developed, which could make it more difficult for us to enforce our legal rights in such countries. The occurrence of any of these events in markets served by our lessees and the resulting economic instability that may arise, particularly if combined with high fuel prices, could adversely affect the value of our aircraft subject to lease in such countries or the ability of our lessees that operate in these markets to meet their lease obligations. If we experience any of these risks, it may result in the negative effects described under "Customer demand for the aircraft in our fleet may be lower than anticipated, including due to obsolescence, which could result in declining lease rates, reduced sale prices or impairment charges."

Our aircraft may not at all times be adequately insured either as a result of lessees failing to maintain sufficient insurance during the course of a lease or insurers not willing to cover certain risks.

        While an aircraft is on lease, we do not directly control its operation. Nevertheless, because we hold title, directly or indirectly, to such aircraft, we might be held liable for losses resulting from the operation of such aircraft, under one or more legal theories, in certain jurisdictions around the world, or at a minimum we may be required to expend resources in our defense. We require our lessees to obtain specified levels of insurance and indemnify us for, and insure against, liabilities arising out of their use and operation of our aircraft. Some lessees may fail to maintain adequate insurance coverage during a lease term, which, although in contravention of the lease terms, would necessitate our taking some corrective action such as terminating the lease or securing insurance for the aircraft, either of which could adversely affect our financial results.

        In addition, there are certain risks or liabilities that our lessees may face, for which insurers may be unwilling to provide coverage or the cost to obtain such coverage may be prohibitively expensive. For example, following the terrorist attacks of September 11, 2001, non-government aviation insurers significantly reduced the amount of insurance coverage available for claims resulting from acts of terrorism, war, dirty bombs, bio-hazardous materials, electromagnetic pulsing or similar events. Accordingly, our lessees' insurance or other coverage may not be sufficient to cover all claims that could or will be asserted against us arising from the operation of our aircraft by our lessees. Inadequate insurance coverage or default by lessees in fulfilling their indemnification or insurance obligations will reduce the proceeds that we receive if we are sued and are required to make payments to claimants, which could have a material adverse effect on our business, financial condition and results of operations.

The failure of our lessees to perform required maintenance on our aircraft could result in a diminution in the value of the aircraft, some of which could constitute collateral under our secured debt facilities, and could impair our ability to resell or repossess the aircraft.

        Under each of our leases, the lessee is primarily responsible for maintaining the aircraft and complying with all governmental requirements applicable to the lessee and to the aircraft, including operational, maintenance and registration requirements and airworthiness directives. The lessee's failure to perform required maintenance during the term of a lease could result in a diminution in the appraised or liquidation value of an aircraft, an inability to re-lease the aircraft at favorable rates, or at all, or a potential grounding of the aircraft, and could require us to incur maintenance and modification costs upon the expiration or earlier termination of the lease to restore the aircraft to an acceptable condition prior to sale or re-leasing or for further flight. Even if we perform maintenance or modification of the aircraft, the value of the aircraft may still deteriorate.

If our lessees fail to discharge aircraft liens, we may be obligated to pay the aircraft liens and until they are discharged, the liens could impair our ability to repossess, re-lease or sell the aircraft.

        Our lessees are likely to incur aircraft liens that secure the payment of airport fees and taxes, customs duties and air navigation charges, and aircraft may also be subject to mechanics' liens. Although we anticipate that the financial obligations relating to these liens will be the responsibility of our lessees, if they fail to fulfill such obligations, the liens may attach to our aircraft and ultimately become our responsibility. In some jurisdictions, aircraft liens may give the holder thereof the right to detain or, in limited cases, sell or cause the forfeiture of the aircraft. Until they are discharged, these liens could impair our ability to repossess, re-lease, or sell our aircraft.

Risks adversely impacting the airframe and engine manufacturers that supply us could adversely impact our business, because they increase the likelihood that a manufacturer might fail to meet its delivery obligations to us, which in turn could adversely affect our financial results and growth prospects.

        The aircraft we purchase and lease are exclusively supplied by a limited number of airframe and engine manufacturers. As a result, we are dependent on these manufacturers' success in remaining financially stable, producing aircraft and related components that meet the airlines' demands, in both type and quantity, and fulfilling their contractual obligations to us. Should the manufacturers fail to respond appropriately to changes in the market environment or fail to fulfill their contractual obligations, we may experience:

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  missed or late delivery of aircraft ordered by us and an inability to meet our contractual obligations to our customers, resulting in lost or delayed revenues, lower growth rates and strained customer relationships;

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  an inability or limitation on our ability to acquire aircraft and related components on terms which will allow us to lease those aircraft to customers at a profit, resulting in lower growth rates or a contraction in our fleet;

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  a marketplace with too many aircraft available, creating downward pressure on demand for the aircraft in our fleet and reduced market lease rates; and

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  poor customer support from the manufacturers resulting in reduced demand for its products, creating downward pressure on demand for those aircraft in our fleet and reduced market lease rates for those aircraft.

        Moreover, our purchase agreements with the manufacturers and the leases we have signed with our customers for future lease commitments are all subject to cancellation clauses related to delays in delivery dates. Any manufacturer delays for aircraft that we have committed to lease could strain our relations with our customers, and cancellation of such leases by the lessees could have a material adverse effect on our financial results.

        In the past both Boeing and Airbus have experienced delays in meeting deadlines when bringing new aircraft to market. As a recent example, in January 2013 the FAA announced an emergency airworthiness directive that required all U.S. Boeing 787 operators to temporarily cease operations of Boeing 787s to address the potential battery fire risk, and regulatory bodies in other jurisdictions followed suit. Although the FAA approved Boeing's battery improvements and the aircraft were permitted to return to service in April 2013, an investigation focusing on the design and certification requirements of the battery system being conducted by the National Transportation Safety Board, or NTSB, continues. This event, or other engineering, technical or other problems at the manufacturers that supply us, could have a negative impact on our business.

Competition from other aircraft lessors or purchasers could adversely affect our financial results and growth prospects.

        The aircraft leasing industry is highly competitive. We may also encounter competition from other entities in the acquisition and leasing of aircraft such as airlines, financial institutions, aircraft brokers, public and private partnerships, investors and funds with more capital to invest in aircraft, and other aircraft leasing companies that we do not currently consider our major competitors.

        Competition for a leasing transaction is based principally upon lease rates, delivery dates, lease terms, reputation, management expertise, aircraft condition, specifications and configuration and the availability of the types of aircraft necessary to meet the needs of the customer. Some of our competitors may have greater operating and financial resources and access to lower capital costs than we have. In addition, some competing aircraft lessors may have a lower overall cost of capital and may provide inducements to potential lessees that we cannot match. Competition in the purchase and sale of used aircraft is based principally on the availability of used aircraft, price, the terms of the lease to which an aircraft is subject and the creditworthiness of the lessee, if any. We may not always be able to compete successfully with our competitors and other entities, which could materially adversely affect our financial results and growth prospects.

The future settlement of deferred tax liabilities accumulated during prior periods could have a negative impact on our future cash flows.

        It is typical in the aircraft leasing industry for companies that are continuously acquiring additional aircraft to incur significant tax depreciation, which offsets taxable income, but creates a deferred tax liability on its balance sheet. This deferred tax liability is attributable to the excess of the depreciation claimed for tax purposes over the depreciation claimed for financial reporting purposes. The settlement of these deferred tax liabilities could have a negative impact on our cash flows in future periods.

We operate in multiple jurisdictions and may become subject to a wide range of income and other taxes.

        We operate in multiple jurisdictions and may become subject to a wide range of income and other taxes. If we are unable to execute our business in jurisdictions with favorable tax treatment, our operations may be subject to significant income and other taxes.

        Moreover, as our aircraft are operated by our lessees in multiple states and foreign jurisdictions, we may have nexus or taxable presence as a result of our aircraft landings in various states or foreign jurisdictions. Such landings may result in us being subject to various foreign, state and local taxes in such states or foreign jurisdictions.

We are subject to various risks and requirements associated with transacting business in foreign countries.

        Our international operations expose us to trade and economic sanctions, regulations and other restrictions imposed by the United States or other governments or organizations. See "Business-Government Regulation." in Predecessor Form 10-K for the year ended December 31, 2014. The U.S. Departments of Justice, Commerce, State and Treasury and other federal agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of economic sanctions laws, export control laws, the Foreign Corrupt Practices Act ("FCPA"), and other federal statutes and regulations, including those established by Office of Foreign Assets Control ("OFAC"). Under these laws and regulations, the government may require export licenses, may seek to impose modifications to business practices, including cessation of business activities in sanctioned countries, and modifications to compliance programs, which may increase compliance costs, and may subject us to fines, penalties and other sanctions. A violation of these laws or regulations could adversely impact our business, operating results, and financial condition.

        We have in place training programs for our employees with respect to FCPA, OFAC, export controls and similar laws and regulations. There can be no assurance that our employees, consultants, sales agents, or associates will not engage in conduct for which we may be held responsible. Violations of the FCPA, sanctions and export control regulations, and similar laws and regulations may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.

We are subject to various environmental laws and regulations that could have an adverse impact on our results of operations.

        Our operations are subject to various federal, state and local environmental, health and safety laws and regulations in the United States, including those relating to the discharge of materials into the air, water, and ground, the generation, storage, handling, use, transportation and disposal of regulated materials, the remediation of contaminated sites, and the health and safety of our employees. A violation of these laws and regulations or permit conditions can result in substantial fines, permit revocation or other damages. Many of these laws could obligate us to investigate or clean up contamination that may exist at our current facilities, or facilities that we formerly owned or operated, even if we did not cause the contamination. They could also impose liability on us for related natural resource damages or investigation and remediation of third party waste disposal sites where we have sent, or may send, waste. We may also be subject to claims for personal injury or property damages relating to any such contamination or non-compliance with other environmental requirements. We may not be in complete compliance with these laws, regulations or permits at all times. Also, new or more stringent standards in existing environmental laws may cause us to incur additional costs.

Regulations relating to climate change, noise restrictions, and greenhouse gas emissions may have a negative effect on the airline industry and our business and financial condition.

        Customers operating our aircraft are subject to governmental regulations regarding aircraft and engine noise levels and the emission of certain greenhouse gases, such as nitrogen oxide, that apply based on where the aircraft is registered and operated. Concerns over climate change could result in more stringent limitations on the operation of aircraft powered by older, noncompliant engines, as well as newer engines. For example, the United States recently adopted more stringent nitrogen oxide emission standards for newly manufactured aircraft engines starting in 2013 and an even more stringent emission standard for engines manufactured in 2014 or later. Beginning in 2012, the European Union incorporated aviation-related greenhouse gas emissions into the European Union's Emission Trading System or "EU-ETS" which, along with the emissions trading regime eventually expected to be adopted by the International Civil Aviation Organization, or ICAO (termed a global market-based mechanism or Global MBM program), could possibly distort the international air transport market leading to higher ticket prices and ultimately a reduction in demand for air travel. Additional regulations in these areas are also being considered.

        Noise and emission regulations could limit the economic life of our aircraft and engines, reduce their value, limit our ability to lease or sell the non-compliant aircraft and engines or, if engine modifications are necessary, require us to make significant additional investments in the aircraft and engines to make them compliant. Compliance with current or future regulations, taxes or duties imposed to deal with environmental concerns could cause lessees to incur higher costs and to generate lower net revenues, resulting in an adverse impact on their financial conditions. Consequently, such compliance may affect lessees' ability to make rental and other lease payments and reduce the value we receive for the aircraft upon any disposition, which could have an adverse effect on our business and financial condition.

A cyber-attack that bypasses our information technology, or IT, security systems, causing an IT security breach, may lead to a material disruption of our IT systems and the loss of business information which may hinder our ability to conduct our business effectively and may result in lost revenues and additional costs.

        Parts of our business depend on the secure operation of our computer systems to manage, process, store, and transmit information associated with aircraft leasing. We have, from time to time, experienced threats to our data and systems, including malware and computer virus attacks, internet network scans, systems failures and disruptions. A cyber-attack could adversely impact our daily operations and lead to the loss of sensitive information, including our own proprietary information and that of our customers, suppliers and employees. Such losses could harm our reputation and result in competitive disadvantages, litigation, regulatory enforcement actions, lost revenues, additional costs and liability. While we devote substantial resources to maintaining adequate levels of cyber-security, our resources and technical sophistication may not be adequate to prevent all types of cyber-attacks.

Material damage to, or interruptions in, our information systems as a result of external factors, staffing shortages and difficulties in updating our existing software or developing or implementing new software could have a material adverse effect on our business or results of operations.

        We depend largely upon our information technology systems in the conduct of all aspects of our operations. Such systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, security breaches, fire and natural disasters. Damage or interruption to our information systems may require a significant investment to fix or replace them, and we may suffer interruptions in our operations in the interim. In addition, we are currently pursuing a number of IT related projects that will require ongoing IT related development and conversion of existing systems, particularly in connection with the reorganization process following the consummation of the AerCap Transaction. Costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could also disrupt or reduce the efficiency of our operations. Any material interruptions or failures in our information systems may have a material adverse effect on our business or results of operations.

Our financial reporting for lease revenue may be significantly impacted by a proposed new accounting standard for lease accounting.

        In May 2013, the Financial Accounting Standards Board ("FASB") issued a second Exposure Draft that proposes substantial changes to existing lease accounting. This second Exposure Draft sets out a new accounting standard for lessee accounting under which a lessee would recognize a "right-of-use" asset representing its right to use the underlying asset and a liability representing its obligation to pay lease rentals over the lease term. Under the proposals in the second Exposure Draft, lessees would also recognize amortization of the right-of-use asset separately from interest on the lease liability for most aircraft leases. A lessor would account for its aircraft leases under a "receivable and residual" approach, which would significantly impact the way we account for lease revenue. The FASB received significant feedback on the second Exposure Draft and is currently in ongoing deliberations to develop a final standard. In March 2014, the FASB tentatively decided on a dual approach for lessee accounting, with lease classification determined in accordance with the principles underlying existing lease requirements (that is, determining whether a lease is effectively an installment purchase by the lessee). Under this approach, a lessee would account for most existing capital/finance leases as Type A leases (that is, recognizing amortization of the right-of-use asset separately from interest on the lease liability) and most existing operating leases as Type B leases (that is, recognizing a single total lease expense). The FASB also tentatively decided to eliminate the receivable and residual approach proposed in the second Exposure Draft. Instead, a lessor will be required to apply an approach substantially equivalent to existing GAAP by assessing whether the lease transfers substantially all the risks and rewards incidental to ownership of the underlying asset. These FASB decisions are, however, tentative and may change during future deliberations of the lease project. The proposals do not contain an effective date for the proposed changes; however, it is unlikely that a new lease accounting standard will be effective prior to 2017. At present, we are unable to assess the effects an adoption of the new lease standard will have on our financial statements. If the proposals are adopted as included in the second Exposure Draft in 2013, we believe the presentation of our financial statements, and those of our lessees, will be materially impacted.

Future acquisitions may require significant resources and result in unanticipated adverse consequences that could have a material adverse effect on our business, results of operations and financial condition.

        We may seek to grow by making acquisitions. Future acquisitions may require us to make significant cash investments or incur substantial debt, which could reduce our liquidity and access to financial markets. In addition, acquisitions may increase our operating costs and require significant management attention and divert management from our other operations. These capital, equity and managerial commitments may impair the operation of our business. In addition, if the due diligence of the operations of any acquired business performed by us or by third parties on our behalf is inadequate or flawed, or if we later discover unforeseen financial or business liabilities, an acquired business may not perform as expected. Acquisitions could also have a negative impact on our results of operations if we subsequently determine that goodwill or other acquired assets are impaired, resulting in an impairment charge in a future period. Additionally, if we fail to successfully integrate an acquired business or we are unable to realize the intended benefits from an acquisition, our existing business, revenue and operating results could be adversely affected.

The loss of key personnel could adversely affect our reputation and relationships with lessees, manufacturers, buyers and financiers of aircraft, which are a critical element to the success of our business.

        We believe our reputation and relationships with lessees, manufacturers, buyers and financiers of aircraft are an important element to the success of our business. Strong competition exists for qualified personnel with demonstrated ability both within and outside our industry. [None of our officers are currently covered by an employment agreement.] AerCap to be confirmed/updated. The inability to retain our key employees or attract and retain new talent could adversely impact our business and results of operations.

Our relationship with AerCap may affect our ability to operate and finance our business as we deem appropriate and changes with respect to AerCap could negatively impact us.

        We are a wholly-owned subsidiary of AerCap, and AerCap and certain of its subsidiaries are guarantors of our debt securities. Circumstances affecting AerCap may have an impact on us and we are not sure how further changes in regulations and other circumstances related to AerCap may impact us.

Risks Relating to the AerCap Transaction

The integration of us with AerCap could be less successful than anticipated.

        Management of the combined company has begun to integrate our and AerCap's assets, facilities, systems, platforms, cultures and personnel (including senior management). Successful integration is a lengthy, complex and costly process, and will continue to absorb substantial amounts of management's time and attention. Even if we are able to complete the integration, there can be no assurance that we will realize the full benefits of synergies, cost savings, and operational efficiencies that are currently expected, or that these benefits will be achieved within the anticipated time frame. If the integration process is less successful or takes longer than anticipated, we could face the loss of key personnel or strained relationships with customers and manufacturers. In addition, we could face financial, operational and other risks as a result of the acquisition not currently anticipated. Any of these risks could have a material adverse effect on our financial condition and results of operations.

The Reorganization of ILFC's corporate structure and assets may not be completed successfully.

        As part of the AerCap Transaction, AerCap effected the Reorganization of ILFC's corporate structure and assets and liabilities to achieve its business goals going forward. There can be no assurance that we will be successful in realizing all of the expected benefits as a result of the Reorganization.

Our historical financial information may not be a reliable indicator of our future results.

        AerCap Trust is a newly-formed statutory trust, with no historical financial information upon which to base an evaluation of our performance. As such, this [quarterly report] may not be a reliable indicator of our future financial condition, results of operations, or cash flows, and we cannot guarantee that we will be successful in our business operations.

Risks Relating to Taxation

We may become subject to income or other taxes in jurisdictions which could adversely affect our financial results.

        We and our subsidiaries are subject to the income tax laws of Ireland, the United States and other jurisdictions in which our subsidiaries are incorporated or based. Our effective tax rate in any period is impacted by the source and the amount of earnings among our different tax jurisdictions. A change in the division of our earnings among our tax jurisdictions could have a material impact on our effective tax rate and our financial results. In addition, we or our subsidiaries may be subject to additional income or other taxes in these and other jurisdictions by reason of the management and control of our subsidiaries, our activities and operations, where our aircraft operate or where the lessees of our aircraft (or others in possession of our aircraft) are located. Although we have adopted guidelines and operating procedures to ensure our subsidiaries are appropriately managed and controlled, we may be subject to such taxes in the future and such taxes may be substantial. The imposition of such taxes could have a material adverse effect on our financial results.

We may incur current tax liabilities in our primary operating jurisdictions in the future which could adversely affect our future cash flows.

        Our ability to defer the payment of some level of income taxes to future periods is dependent upon the continued benefit of tax depreciation on our flight equipment in some jurisdictions, the continued deductibility of external and intercompany financing arrangements and the application of tax losses prior to their expiration in certain tax jurisdictions, among other factors. The level of current tax payments we make in any of our primary operating jurisdictions could adversely affect our cash flows and have a material adverse effect on our financial results.

We may become subject to additional Irish taxes based on the extent of our operations carried on in Ireland which could adversely affect our financial results and our future cash flows.

        We and our Irish tax resident subsidiaries are currently subject to Irish corporate income tax on trading income at a rate of 12.5%, on capital gains at a rate of 33%, and on other income at a rate of 25%. We expect that substantially all of our Irish income will be treated as trading income for tax purposes. We had Irish tax losses available to carry forward against our trading income. The continued application of the 12.5% tax rate to trading income and the ability to carry forward Irish tax losses to shelter future trading income depends in part on the extent and nature of activities carried on in Ireland both in the past and in the future, the requirements of which we expect to satisfy. There can be no assurances that the Irish income tax rate will not change in the future, and any increase can result in an increase in our effective tax rate.

We may fail to qualify for benefits under one or more tax treaties which could adversely affect our future cash flows.

        We do not expect that our subsidiaries located outside of the United States will have any material U.S. Federal income tax liability by reason of activities we carry out in the United States and the lease of assets to lessees that operate in the United States. However, this conclusion will depend, in part, on continued qualification for the benefits of income tax treaties between the United States and other countries in which we are subject to tax (particularly Ireland). That in turn may depend on, among others, the nature and level of activities carried on by us and our subsidiaries in each jurisdiction, the identity of the owners of equity interests in subsidiaries that are not wholly-owned and the identities of the direct and indirect owners of our indebtedness.

MINE SAFETY DISCLOSURES

        Not applicable.

EXHIBITS

  a)
  Exhibits

2.1	AerCap Share Purchase Agreement, dated as of December 16, 2013 by and among AIG Capital Corporation, American International Group, Inc., AerCap Holdings N.V., and AerCap Ireland Limited (filed as an exhibit to AIG's Current Report on Form 8-K (file no. 001-8787) filed on December 16, 2013 and incorporated herein by reference).
3.1	Trust Agreement of AerCap Global Aviation Trust, by and among Wilmington Trust, National Association, AerCap Ireland Capital Limited, dated as of February 5, 2014.
3.2	Joinder to Trust Agreement of AerCap Global Aviation Trust of International Lease Finance Corporation, dated as of May 14, 2014.
4.1
Indenture dated as of November 1, 1991, between the Predecessor and U.S. Bank Trust National Association (successor to Continental Bank, National Association), as Trustee (filed as an exhibit to the Predecessor's Registration Statement No. 33-43698 and incorporated herein by reference).
4.2
First Supplemental Indenture, dated as of November 1, 2000, to the indenture between the Predecessor and U.S. Bank Trust National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2000 and incorporated herein by reference).
4.3
Second Supplemental Indenture, dated as of February 28, 2001, to the indenture between the Predecessor and U.S. Bank Trust National Association (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference).
4.4
Third Supplemental Indenture, dated as of September 26, 2001, to the indenture between the Predecessor and U.S. Bank Trust National Association (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended September 30, 2000 and incorporated herein by reference).
4.5
Fourth Supplemental Indenture, dated as of November 6, 2002, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).
4.6
Fifth Supplemental Indenture, dated as of December 27, 2002, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).
4.7
Sixth Supplemental Indenture, dated as of June 2, 2003, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended September 30, 2003 and incorporated herein by reference).
4.8
Seventh Supplemental Indenture, dated as of October 8, 2004, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 8-K filed on October 14, 2004 and incorporated herein by reference).

4.9	Eighth Supplemental Indenture, dated as of October 5, 2005, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).
4.10
Ninth Supplemental Indenture, dated as of October 5, 2006, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2007 and incorporated herein by reference).
4.11
Tenth Supplemental Indenture, dated as of October 9, 2007, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2007 and incorporated herein by reference).
4.12
Indenture dated as of November 1, 2000, between the Predecessor and the Bank of New York, as Trustee (filed as an exhibit to the Predecessor's Registration No. 333-49566 and incorporated herein by reference).
4.13
First Supplemental Indenture, dated as of August 16, 2002 to the indenture between the Predecessor and the Bank of New York (filed as Exhibit 4.2 to the Predecessor's Registration Statement No. 333-100340 and incorporated herein by reference).
4.14
Indenture, dated as of August 1, 2006, between the Predecessor and Deutsche Bank Trust Company Americas, as Trustee (filed as Exhibit 4.1 to the Predecessor's Registration Statement No. 333-136681 and incorporated herein by reference).
4.15
First Supplemental Indenture, dated as of August 20, 2010, to the indenture dated as of August 1, 2006 between the Predecessor and Deutsche Bank Trust Company Americas as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on August 20, 2010 and incorporated herein by reference).
4.16
Second Supplemental Indenture, dated as of December 7, 2010, to the indenture dated as of August 1, 2006 between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on December 7, 2010 and incorporated herein by reference).
4.17
Third Supplemental Indenture, dated as of May 24, 2011, to an indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 24, 2011, and incorporated herein by reference).
4.18
Fourth Supplemental Indenture, dated as of December 22, 2011, to an indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on December 22, 2011 and incorporated herein by reference).
4.19
Fifth Supplemental Indenture, dated as of March 19, 2012, to the indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on March 19, 2012 and incorporated herein by reference).
4.20
Sixth Supplemental Indenture, dated as of August 21, 2012, to the Indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on August 21, 2012 and incorporated herein by reference).
4.21
Seventh Supplemental Indenture, dated as of March 11, 2013, to the Indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on March 11, 2013 and incorporated herein by reference).

4.22	Eighth Supplemental Indenture, dated as of May 24, 2013, to the Indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 24, 2013 and incorporated herein by reference).
4.23
Officers' Certificate, dated as of August 20, 2010, establishing the terms of the 8.875% senior notes due 2017 (filed as an exhibit to the Predecessor's Form 8-K filed on August 20, 2010 and incorporated herein by reference).
4.24
Officers' Certificate, dated as of December 7, 2010, establishing the terms of the 8.25% senior notes due 2020 (filed as an exhibit to the Predecessor's Form 8-K filed on December 7, 2010 and incorporated herein by reference).
4.25
Officers' Certificate, dated as of May 24, 2011, establishing the terms of the 5.75% senior notes due 2016 and the 6.25% senior notes due 2019 (filed as an exhibit to the Predecessor's Form 8-K filed on May 24, 2011 and incorporated herein by reference).
4.26
Officers' Certificate, dated as of December 22, 2011, establishing the terms of the 8.625% senior notes due 2022 (filed as an exhibit to the Predecessor's Form 8-K filed on December 22, 2011 and incorporated herein by reference).
4.27
Officers' Certificate, dated as of March 19, 2012, establishing the terms of the 4.875% senior notes due 2015 and the 5.875% senior notes due 2019 (filed as an exhibit to the Predecessor's Form 8-K filed on March 19, 2012 and incorporated herein by reference).
4.28
Officers' Certificate, dated as of August 21, 2012, establishing the terms of the 5.875% senior notes due 2022 (filed as an exhibit to the Predecessor's Form 8-K filed on August 21, 2012 and incorporated herein by reference).
4.29
Officers' Certificate, dated as of March 11, 2013, establishing the terms of the 3.875% senior notes due 2018 and the 4.625% senior notes due 2021 (filed as an exhibit to the Predecessor's Form 8-K filed on March 11, 2013 and incorporated herein by reference).
4.30
Indenture, dated as of March 22, 2010, among the Predecessor, Wilmington Trust FSB, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authentication agent (filed as an exhibit to the Predecessor's Form 8-K filed on March 24, 2010 and incorporated herein by reference).
4.31
Indenture, dated as of August 11, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A., as paying agent, security registrar and authentication agent and trustee (filed as an exhibit to the Predecessor's Form 8-K filed on August 20, 2010 and incorporated herein by reference).
4.32
Indenture, dated as of December 21, 2005, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.33
First Supplemental Indenture, dated as of July 25, 2013, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.34
Second Supplemental Indenture, dated as of July 25, 2013, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.35	Amended and Restated 5.90% Junior Subordinated Debenture due 2065 (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).

4.36	Amended and Restated 6.25% Junior Subordinated Debenture due 2065 (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.37
Eleventh Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of November 1, 1991, by and among ILFC, AGAT and U.S. Bank National Association, as trustee, as previously supplemented by the First Supplemental Indenture, dated as of November 1, 2000, the Second Supplemental Indenture, dated as of February 28, 2001, the Third Supplemental Indenture, dated September 26, 2001, the Fourth Supplemental Indenture, dated as of November 6, 2002, the Fifth Supplemental Indenture, dated as of December 27, 2002, the Sixth Supplemental Indenture, dated as of June 2, 2003, the Seventh Supplemental Indenture, dated as of October 8, 2004, the Eighth Supplemental Indenture, dated as of October 5, 2005, the Ninth Supplemental Indenture, dated as of October 6, 2006, and the Tenth Supplemental Indenture, dated as of October 9, 2007 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.38
Second Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of November 1, 2000, by and among ILFC, AGAT and The Bank of New York, as trustee, as previously supplemented by the First Supplemental Indenture, dated as of August 16, 2002 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.39
Third Supplemental Indenture, dated as of May 14, 2014, to the Junior Subordinated Indenture, dated as of December 21, 2005, by and among ILFC, AGAT and Deutsche Bank Trust Company Americas, as trustee, as previously supplemented by the First Supplemental Indenture, dated as of July 25, 2013, and the Second Supplemental Indenture, dated as of July 25, 2013 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.40
Ninth Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of August 1, 2006, by and among ILFC, AGAT and Deutsche Bank Trust Company Americas, as trustee, as previously supplemented by the First Supplemental Indenture, dated as of August 20, 2010, the Second Supplemental Indenture, dated as of December 7, 2010, the Third Supplemental Indenture, dated May 24, 2011, the Fourth Supplemental Indenture, dated as of December 22, 2011, the Fifth Supplemental Indenture, dated as of March 19, 2012, the Sixth Supplemental Indenture, dated as of August 21, 2012, the Seventh Supplemental Indenture, dated as of March 11, 2013, and the Eighth Supplemental Indenture, dated as of May 24, 2013 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.41
First Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of August 11, 2010, by and among ILFC, AGAT, the guarantors party thereto and The Bank of Mellon Trust Company, N.A., as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.42
First Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of March 22, 2010, by and among ILFC, AGAT, Deutsche Bank Trust Company Americas, as paying agent, security registrar and authentication agent and Wilmington Trust FSB, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.43
The Company agrees to furnish to the Commission upon request a copy of each instrument with respect to issues of long-term debt of the Company and its subsidiaries, the authorized principal amount of which does not exceed 10% of the consolidated assets of the Company and its subsidiaries.

10.1	Term Loan Credit Agreement, dated as of March 6, 2014, among Delos Finance S.À.R.L., as borrower, the Predecessor, Hyperion Aircraft Limited, Delos Aircraft Limited, Apollo Aircraft Inc., and Artemis (Delos) Limited as obligors, the lenders identified therein, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (portions of this exhibit have been omitted pursuant to a request for confidential treatment) (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.2
First Amendment to Term Loan Credit Agreement, dated as of April 3, 2014, among Delos Finance S.À.R.L., as borrower, the Predecessor, Hyperion Aircraft Limited, Delos Aircraft Limited, Apollo Aircraft Inc., Artemis (Delos) Limited, AerCap Global Aviation Trust, the acceding obligors identified therein, and Deutsche Bank AG New York Branch, as collateral agent and administrative agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.3
Term Loan Security Agreement, dated as of March 6, 2014, among Hyperion Aircraft Limited, Delos Aircraft Limited, Delos Finance S.À.R.L., Artemis (Delos) Limited, Apollo Aircraft Inc., and the additional grantors referred to therein as grantors, and Deutsche Bank AG New York Branch, as collateral agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.4
First Amendment to Term Loan Credit Agreement, dated as of April 2, 2014, among Temescal Aircraft Inc., as borrower, the Predecessor, Park Topanga Aircraft Inc., Charmlee Aircraft Inc., Ballysky Aircraft Ireland Limited, AerCap Global Aviation Trust, the acceding obligors identified therein, and Citibank N.A., as collateral agent and administrative agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.5
Second Amendment to Term Loan Credit Agreement, dated as of April 2, 2014, among Flying Fortress Inc., as borrower, the Predecessor, Flying Fortress Financing Inc., Flying Fortress US Leasing Inc., Flying Fortress Ireland Leasing Limited, AerCap Global Aviation Trust, the acceding obligors identified therein, and Bank of America N.A., as collateral agent and administrative agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.6
Deed of Amendment, Consent and Guarantee dated as of April 17, 2014, relating to the Facility Agreement, among Bank of Scotland PLC, as security trustee and agent, Whitney Leasing Limited and Sierra Leasing Limited as borrowers, Aircraft SPC-12, Inc. and Aircraft SPC-9, Inc., as borrower parents, ILFC as guarantor and subordinated lender and the companies named therein as new guarantors (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
31.1	Certification of Chief Executive Officer.
31.2	Certification of Vice President and Chief Financial Officer.
32.1	Certification under 18 U.S.C., Section 1350.

101.	Interactive data files pursuant to Rule 405 of Regulation S-T: (i) the Condensed, Consolidated Balance Sheets as of June 30, 2014 (Successor) and December 31, 2013 (Predecessor); (ii) the Condensed, Consolidated Statements of Income for the three months ended June 30, 2014 (Successor), period beginning April 1, 2014 and ending May 13, 2014 and three months ended June 30, 2013 (Predecessor) and period beginning February 5, 2014 and ending June 30, 2014 (Successor), period beginning January 1, 2014 and ending May 13, 2014 and six months ended June 30, 2013 (Predecessor); (iii) the Condensed, Consolidated Statements of Comprehensive Income for the three months ended June 30, 2014 (Successor), period beginning April 1, 2014 and ending May 13, 2014 and three months ended June 30, 2013 (Predecessor) and for the period beginning February 5, 2014 and ending June 30, 2014 (Successor), period beginning January 1, 2014 and ending May 13, 2014 and six months ended June 30, 2013 (Predecessor); (iv) the Condensed, Consolidated Statement of Equity for the period beginning February 5, 2014 and ending June 30, 2014 (Successor) and for the period beginning January 1, 2014 and ending May 13, 2014 (Predecessor); (v) the Condensed, Consolidated Statements of Cash Flows for the period beginning February 5, 2014 and ending June 30, 2014 (Successor), period beginning January 1, 2014 and ending May 13, 2014 and six months ended June 30, 2013 (Predecessor); and (vi) the Notes to the Condensed, Consolidated Financial Statements.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AERCAP GLOBAL AVIATION TRUST

August 14, 2014	/s/ TOM KELLY TOM KELLY Chief Executive Officer (Principal Executive Officer)
August 14, 2014	/s/ IAN SUTTON IAN SUTTON Vice President and Chief Financial Officer (Principal Financial Officer)

 AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

INDEX TO EXHIBITS

Exhibit No.
2.1	AerCap Share Purchase Agreement, dated as of December 16, 2013 by and among AIG Capital Corporation, American International Group, Inc., AerCap Holdings N.V., and AerCap Ireland Limited (filed as an exhibit to AIG's Current Report on Form 8-K (file no. 001-8787) filed on December 16, 2013 and incorporated herein by reference).
3.1	Trust Agreement of AerCap Global Aviation Trust, by and among Wilmington Trust, National Association, AerCap Ireland Capital Limited, dated as of February 5, 2014.
3.2	Joinder to Trust Agreement of AerCap Global Aviation Trust of International Lease Finance Corporation, dated as of May 14, 2014.
4.1
Indenture dated as of November 1, 1991, between the Predecessor and U.S. Bank Trust National Association (successor to Continental Bank, National Association), as Trustee (filed as an exhibit to the Predecessor's Registration Statement No. 33-43698 and incorporated herein by reference).
4.2
First Supplemental Indenture, dated as of November 1, 2000, to the indenture between the Predecessor and U.S. Bank Trust National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2000 and incorporated herein by reference).
4.3
Second Supplemental Indenture, dated as of February 28, 2001, to the indenture between the Predecessor and U.S. Bank Trust National Association (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference).
4.4
Third Supplemental Indenture, dated as of September 26, 2001, to the indenture between the Predecessor and U.S. Bank Trust National Association (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended September 30, 2000 and incorporated herein by reference).
4.5
Fourth Supplemental Indenture, dated as of November 6, 2002, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).
4.6
Fifth Supplemental Indenture, dated as of December 27, 2002, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).
4.7
Sixth Supplemental Indenture, dated as of June 2, 2003, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended September 30, 2003 and incorporated herein by reference).
4.8
Seventh Supplemental Indenture, dated as of October 8, 2004, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 8-K filed on October 14, 2004 and incorporated herein by reference).

Exhibit No.
4.9	Eighth Supplemental Indenture, dated as of October 5, 2005, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).
4.10
Ninth Supplemental Indenture, dated as of October 5, 2006, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2007 and incorporated herein by reference).
4.11
Tenth Supplemental Indenture, dated as of October 9, 2007, to the indenture between the Predecessor and U.S. Bank National Association (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2007 and incorporated herein by reference).
4.12
Indenture dated as of November 1, 2000, between the Predecessor and the Bank of New York, as Trustee (filed as an exhibit to the Predecessor's Registration No. 333-49566 and incorporated herein by reference).
4.13
First Supplemental Indenture, dated as of August 16, 2002 to the indenture between the Predecessor and the Bank of New York (filed as Exhibit 4.2 to the Predecessor's Registration Statement No. 333-100340 and incorporated herein by reference).
4.14
Indenture, dated as of August 1, 2006, between the Predecessor and Deutsche Bank Trust Company Americas, as Trustee (filed as Exhibit 4.1 to the Predecessor's Registration Statement No. 333-136681 and incorporated herein by reference).
4.15
First Supplemental Indenture, dated as of August 20, 2010, to the indenture dated as of August 1, 2006 between the Predecessor and Deutsche Bank Trust Company Americas as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on August 20, 2010 and incorporated herein by reference).
4.16
Second Supplemental Indenture, dated as of December 7, 2010, to the indenture dated as of August 1, 2006 between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on December 7, 2010 and incorporated herein by reference).
4.17
Third Supplemental Indenture, dated as of May 24, 2011, to an indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 24, 2011, and incorporated herein by reference).
4.18
Fourth Supplemental Indenture, dated as of December 22, 2011, to an indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on December 22, 2011 and incorporated herein by reference).
4.19
Fifth Supplemental Indenture, dated as of March 19, 2012, to the indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on March 19, 2012 and incorporated herein by reference).
4.20
Sixth Supplemental Indenture, dated as of August 21, 2012, to the Indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on August 21, 2012 and incorporated herein by reference).

Exhibit No.
4.21	Seventh Supplemental Indenture, dated as of March 11, 2013, to the Indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on March 11, 2013 and incorporated herein by reference).
4.22
Eighth Supplemental Indenture, dated as of May 24, 2013, to the Indenture, dated August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 24, 2013 and incorporated herein by reference).
4.23
Officers' Certificate, dated as of August 20, 2010, establishing the terms of the 8.875% senior notes due 2017 (filed as an exhibit to the Predecessor's Form 8-K filed on August 20, 2010 and incorporated herein by reference).
4.24
Officers' Certificate, dated as of December 7, 2010, establishing the terms of the 8.25% senior notes due 2020 (filed as an exhibit to the Predecessor's Form 8-K filed on December 7, 2010 and incorporated herein by reference).
4.25
Officers' Certificate, dated as of May 24, 2011, establishing the terms of the 5.75% senior notes due 2016 and the 6.25% senior notes due 2019 (filed as an exhibit to the Predecessor's Form 8-K filed on May 24, 2011 and incorporated herein by reference).
4.26
Officers' Certificate, dated as of December 22, 2011, establishing the terms of the 8.625% senior notes due 2022 (filed as an exhibit to the Predecessor's Form 8-K filed on December 22, 2011 and incorporated herein by reference).
4.27
Officers' Certificate, dated as of March 19, 2012, establishing the terms of the 4.875% senior notes due 2015 and the 5.875% senior notes due 2019 (filed as an exhibit to the Predecessor's Form 8-K filed on March 19, 2012 and incorporated herein by reference).
4.28
Officers' Certificate, dated as of August 21, 2012, establishing the terms of the 5.875% senior notes due 2022 (filed as an exhibit to the Predecessor's Form 8-K filed on August 21, 2012 and incorporated herein by reference).
4.29
Officers' Certificate, dated as of March 11, 2013, establishing the terms of the 3.875% senior notes due 2018 and the 4.625% senior notes due 2021 (filed as an exhibit to the Predecessor's Form 8-K filed on March 11, 2013 and incorporated herein by reference).
4.30
Indenture, dated as of March 22, 2010, among the Predecessor, Wilmington Trust FSB, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authentication agent (filed as an exhibit to the Predecessor's Form 8-K filed on March 24, 2010 and incorporated herein by reference).
4.31
Indenture, dated as of August 11, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A., as paying agent, security registrar and authentication agent and trustee (filed as an exhibit to the Predecessor's Form 8-K filed on August 20, 2010 and incorporated herein by reference).
4.32
Indenture, dated as of December 21, 2005, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.33
First Supplemental Indenture, dated as of July 25, 2013, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).

Exhibit No.
4.34	Second Supplemental Indenture, dated as of July 25, 2013, by and between the Predecessor and Deutsche Bank Trust Company Americas, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.35	Amended and Restated 5.90% Junior Subordinated Debenture due 2065 (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.36	Amended and Restated 6.25% Junior Subordinated Debenture due 2065 (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.37
Eleventh Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of November 1, 1991, by and among ILFC, AGAT and U.S. Bank National Association, as trustee, as previously supplemented by the First Supplemental Indenture, dated as of November 1, 2000, the Second Supplemental Indenture, dated as of February 28, 2001, the Third Supplemental Indenture, dated September 26, 2001, the Fourth Supplemental Indenture, dated as of November 6, 2002, the Fifth Supplemental Indenture, dated as of December 27, 2002, the Sixth Supplemental Indenture, dated as of June 2, 2003, the Seventh Supplemental Indenture, dated as of October 8, 2004, the Eighth Supplemental Indenture, dated as of October 5, 2005, the Ninth Supplemental Indenture, dated as of October 6, 2006, and the Tenth Supplemental Indenture, dated as of October 9, 2007 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.38
Second Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of November 1, 2000, by and among ILFC, AGAT and The Bank of New York, as trustee, as previously supplemented by the First Supplemental Indenture, dated as of August 16, 2002 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.39
Third Supplemental Indenture, dated as of May 14, 2014, to the Junior Subordinated Indenture, dated as of December 21, 2005, by and among ILFC, AGAT and Deutsche Bank Trust Company Americas, as trustee, as previously supplemented by the First Supplemental Indenture, dated as of July 25, 2013, and the Second Supplemental Indenture, dated as of July 25, 2013 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.40
Ninth Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of August 1, 2006, by and among ILFC, AGAT and Deutsche Bank Trust Company Americas, as trustee, as previously supplemented by the First Supplemental Indenture, dated as of August 20, 2010, the Second Supplemental Indenture, dated as of December 7, 2010, the Third Supplemental Indenture, dated May 24, 2011, the Fourth Supplemental Indenture, dated as of December 22, 2011, the Fifth Supplemental Indenture, dated as of March 19, 2012, the Sixth Supplemental Indenture, dated as of August 21, 2012, the Seventh Supplemental Indenture, dated as of March 11, 2013, and the Eighth Supplemental Indenture, dated as of May 24, 2013 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.41
First Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of August 11, 2010, by and among ILFC, AGAT, the guarantors party thereto and The Bank of Mellon Trust Company, N.A., as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).

Exhibit No.
4.42	First Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of March 22, 2010, by and among ILFC, AGAT, Deutsche Bank Trust Company Americas, as paying agent, security registrar and authentication agent and Wilmington Trust FSB, as trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.43
The Company agrees to furnish to the Commission upon request a copy of each instrument with respect to issues of long-term debt of the Company and its subsidiaries, the authorized principal amount of which does not exceed 10% of the consolidated assets of the Company and its subsidiaries.
10.1
Term Loan Credit Agreement, dated as of March 6, 2014, among Delos Finance S.À.R.L., as borrower, the Predecessor, Hyperion Aircraft Limited, Delos Aircraft Limited, Apollo Aircraft Inc., and Artemis (Delos) Limited as obligors, the lenders identified therein, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (portions of this exhibit have been omitted pursuant to a request for confidential treatment) (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.2
First Amendment to Term Loan Credit Agreement, dated as of April 3, 2014, among Delos Finance S.À.R.L., as borrower, the Predecessor, Hyperion Aircraft Limited, Delos Aircraft Limited, Apollo Aircraft Inc., Artemis (Delos) Limited, AerCap Global Aviation Trust, the acceding obligors identified therein, and Deutsche Bank AG New York Branch, as collateral agent and administrative agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.3
Term Loan Security Agreement, dated as of March 6, 2014, among Hyperion Aircraft Limited, Delos Aircraft Limited, Delos Finance S.À.R.L., Artemis (Delos) Limited, Apollo Aircraft Inc., and the additional grantors referred to therein as grantors, and Deutsche Bank AG New York Branch, as collateral agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.4
First Amendment to Term Loan Credit Agreement, dated as of April 2, 2014, among Temescal Aircraft Inc., as borrower, the Predecessor, Park Topanga Aircraft Inc., Charmlee Aircraft Inc., Ballysky Aircraft Ireland Limited, AerCap Global Aviation Trust, the acceding obligors identified therein, and Citibank N.A., as collateral agent and administrative agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.5
Second Amendment to Term Loan Credit Agreement, dated as of April 2, 2014, among Flying Fortress Inc., as borrower, the Predecessor, Flying Fortress Financing Inc., Flying Fortress US Leasing Inc., Flying Fortress Ireland Leasing Limited, AerCap Global Aviation Trust, the acceding obligors identified therein, and Bank of America N.A., as collateral agent and administrative agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.6
Deed of Amendment, Consent and Guarantee dated as of April 17, 2014, relating to the Facility Agreement, among Bank of Scotland PLC, as security trustee and agent, Whitney Leasing Limited and Sierra Leasing Limited as borrowers, Aircraft SPC-12, Inc. and Aircraft SPC-9, Inc., as borrower parents, ILFC as guarantor and subordinated lender and the companies named therein as new guarantors (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
31.1	Certification of Chief Executive Officer.

Exhibit No.
31.2	Certification of Vice President and Chief Financial Officer.
32.1	Certification under 18 U.S.C., Section 1350.
101.
Interactive data files pursuant to Rule 405 of Regulation S-T: (i) the Condensed, Consolidated Balance Sheets as of June 30, 2014 (Successor) and December 31, 2013 (Predecessor); (ii) the Condensed, Consolidated Statements of Income for the three months ended June 30, 2014 (Successor), period beginning April 1, 2014 and ending May 13, 2014 and three months ended June 30, 2013 (Predecessor) and period beginning February 5, 2014 and ending June 30, 2014 (Successor), period beginning January 1, 2014 and ending May 13, 2014 and six months ended June 30, 2013 (Predecessor); (iii) the Condensed, Consolidated Statements of Comprehensive Income for the three months ended June 30, 2014 (Successor), period beginning April 1, 2014 and ending May 13, 2014 and three months ended June 30, 2013 (Predecessor) and for the period beginning February 5, 2014 and ending June 30, 2014 (Successor), period beginning January 1, 2014 and ending May 13, 2014 and six months ended June 30, 2013 (Predecessor); (iv) the Condensed, Consolidated Statement of Equity for the period beginning February 5, 2014 and ending June 30, 2014 (Successor) and for the period beginning January 1, 2014 and ending May 13, 2014 (Predecessor); (v) the Condensed, Consolidated Statements of Cash Flows for the period beginning February 5, 2014 and ending June 30, 2014 (Successor), period beginning January 1, 2014 and ending May 13, 2014 and six months ended June 30, 2013 (Predecessor); and (vi) the Notes to the Condensed, Consolidated Financial Statements.

Exhibit 3.1

EXECUTION COPY

TRUST AGREEMENT

OF

AERCAP GLOBAL AVIATION TRUST

This Trust Agreement (this “Agreement”) is entered into by and among Wilmington Trust, National Association, a national banking association and AerCap Ireland Capital Limited, a private limited company incorporated under the laws of Ireland, for the purpose of forming a statutory trust (the “Trust”) pursuant to the provisions of the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (as amended and in effect from time to time, the “Delaware Act”), and the parties hereto agree as follows:

1.                                      Name; Formation.  The name of the Trust shall be AerCap Global Aviation Trust, or such other name as the Regular Trustee may from time to time hereafter designate.  The Trustees are hereby authorized and directed to execute and file a certificate of trust (the “Certificate of Trust”) with the Secretary of State of the State of Delaware setting forth the information required by Section 3810 of the Delaware Act.

2.                                      Definitions; Rules of Construction.  In addition to terms otherwise defined herein, the following terms are used herein as defined below:

“Beneficial Owner” means AerCap Ireland Capital Limited and any other Person who becomes an owner of an Interest in accordance with the terms hereof.

“Contribution” means, with respect to any Beneficial Owner, the cash, property, services or promissory obligations (if any) contributed by such Beneficial Owner to the Trust and allocated to a Series in accordance with the terms hereof (the amount or agreed value of which shall be set forth in the books and records of the Trust).

“Delaware Trustee” means Wilmington Trust, National Association, not in its individual capacity but solely as a trustee hereunder or such other Person which succeeds it in such capacity pursuant to the terms hereof and in compliance with Section 3807 of the Delaware Act.

“Interest” means the ownership interest of a Beneficial Owner in the Trust or a Series (which shall be considered personal property for all purposes), consisting of (i) such Beneficial Owner’s Percentage Interest in profits, losses, allocations and distributions of any Series, (ii) such Beneficial Owner’s right to vote or grant or withhold consents with respect to Trust or Series matters as provided herein or in the Delaware Act, (iii) such Beneficial Owner’s beneficial interest in the property of the Trust, and (iv) such Beneficial Owner’s other rights and privileges as provided herein or in the Delaware Act.

“Percentage Interest” means a Beneficial Owner’s share of the profits and losses of a Series and the Beneficial Owner’s percentage right to receive distributions of a Series’ assets.  The Percentage Interest of each Beneficial Owner shall be the percentage set forth opposite such Beneficial Owner’s name on Schedule I, as such Schedule shall be amended from time to time in accordance with the provisions hereof.  The combined Percentage Interest of all Beneficial Owners of a Series shall at all times equal 100%.

“Person” means any natural person, corporation, partnership, limited liability company, statutory trust, joint venture or other legal entity.

“Regular Trustee” means AerCap Ireland Capital Limited or any successor thereto or other Person who may from time to time be duly appointed as the Regular Trustee in accordance with the terms hereof, and references to the Regular Trustee shall refer to such Person solely in its capacity as a trustee hereunder.

“Series” means a separate series of Interests in the Trust that is established and operated in accordance with Section 3806 of the Delaware Act and the provisions of this Agreement, and the assets belonging to each Series shall be held in separate and distinct records.

“Series Addendum” shall mean each addendum to this Agreement that sets forth terms specific to a particular Series, each of which shall constitute a part of this Agreement.

“Series Two Trustee” shall mean a Person designated as trustee of Series Two in accordance with the terms set forth in Section 10 or any successor thereto or other Person who may from time to time be duly appointed as the Series Two Trustee in accordance with the terms hereof, and references to the Series Two Trustee shall refer to such Person solely in its capacity as a trustee hereunder.

“Third Party Debt” shall mean any indebtedness owed by the Trust or any Series to any Person (other than an affiliate of the Trust or a Beneficial Owner; provided that neither the Delaware Trustee nor any affiliate of the Delaware Trustee shall be considered an affiliate of the Trust or a Beneficial Owner): (a) for borrowed money, (b) for obligations evidenced by notes, bonds, debentures or other similar instruments or (c) as a guarantee of any

2

indebtedness of the type described in clauses (a) or (b) of this definition of “Third Party Debt.”

“Trustees” means collectively, the Series Two Trustee, the Delaware Trustee and the Regular Trustee.

Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context requires otherwise, (i) the words “hereof,” “herein,” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof and (ii) the words “include,” “includes” and “including” shall be construed as if they were followed by the words “without limitation.”

3.                                      Purpose.  The business and purpose of the Trust shall be to engage in any businesses or activities that may be engaged in by a statutory trust formed under the Delaware Act, as such activities may be approved from time to time by the Regular Trustee.

4.                                      Offices.  The principal office of the Trust, and such additional offices as the Regular Trustee may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Regular Trustee may designate from time to time.

5.                                      Beneficial Owners.  The name and business or residence address of each Beneficial Owner of the Trust and the Series in which such Beneficial Owner owns an Interest are as set forth on Schedule I, as the same may be amended from time to time.

6.                                      Term.  The term of the Trust shall be perpetual unless the Trust is dissolved and terminated in accordance with Section 17(a) of this Agreement.  Each Series shall continue in perpetuity unless such Series is dissolved and terminated in accordance with Section 17(b) of this Agreement.

7.                                      Series.

(a)                                 The Trust shall maintain one or more Series in accordance with Section 3806 and the other applicable provisions of the Delaware Act.  Each Series shall be identified by a name designated by the Regular Trustee.  Separate and distinct records shall be maintained as provided herein for each Series.  The Trust shall initially have Series One and Series Two.  A Series Addendum for each of Series One and Series Two is attached hereto, which set forth the relative rights and preferences of each initial Series of the Trust.

(b)                                 The Regular Trustee may establish additional Series to the fullest extent permitted by Section 3806 and other applicable provisions of the Delaware Act and may combine or consolidate two or more Series, in each case, in its sole discretion.  At the time of the establishment of an additional Series, the Regular Trustee shall adopt a Series Addendum for such Series, which Series Addendum shall be annexed hereto.  Each Series Addendum shall identify the name of the Series, the Beneficial Owner of the Series, and such other information as the Regular Trustee may deem to be relevant.  Upon the adoption by the Regular Trustee and annexation to this Agreement, each Series Addendum shall constitute a part of this Agreement.

3

No Series Addendum shall be amended, supplemented or otherwise modified except as determined by the Regular Trustee in its sole discretion.

(c)                                  All Contributions received by the Trust in respect of the Interests of a particular Series and all assets otherwise allocated by the Regular Trustee to a specific Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as “assets held with respect to” that Series.  The assets held with respect to a particular Series shall belong to that Series for all purposes, and to no other Series, and shall be subject only to the rights of creditors of that Series, except as otherwise provided in Section 7(g) below or in any side letter entered into by two or more Series. In the event that there are any assets, income, earnings, profits or funds, or payments or proceeds with respect thereto, which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Regular Trustee shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Regular Trustee, in its sole discretion, deems fair and equitable, and any General Asset so allocated to a particular Series shall be deemed held with respect to that Series.  Each such allocation shall be conclusive and binding upon the Beneficial Owners for all purposes.

(d)                                 Except as otherwise provided in Section 7(g) below, the assets of the Trust held with respect to a particular Series shall be charged with the liabilities of the Trust associated with that Series and with all expenses, costs, charges and reserves attributable to that Series.  Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as being associated with or attributable to any particular Series (“General Liabilities”) shall be allocated and charged by the Regular Trustee to, between or among any one or more of the Series in such manner and on such basis as the Regular Trustee deems fair and equitable.  Each such allocation shall be conclusive and binding upon the Beneficial Owners for all purposes.  Except as otherwise determined by the Regular Trustee or as otherwise set forth in Section 7(g) below, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and not against the assets of any other Series or of the Trust generally, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of such Series.  Notice of this limitation on the liability of each Series shall be set forth in the Certificate of Trust.

(e)                                  All references to Interests in this Agreement shall be deemed to be references to the Interests of any or all Series, as the context may require.  All provisions herein relating to the Trust shall apply equally to each Series of the Trust, except as the context otherwise requires.

(f)                                   Notwithstanding any other provisions of this Agreement, no distribution or profit allocation (including, without limitation, any distribution made upon termination of the Trust or any Series) with respect to, nor any redemption or repurchase of, a Beneficial Owner’s Interest in any Series shall be effected by the Trust other than from the assets

4

held with respect to such Series, nor shall any Beneficial Owner of any particular Series otherwise have any right or claim against the assets held with respect to any other Series.

(g)                                  Notwithstanding anything set forth herein to the contrary, any Third Party Debt or any claims by an Indemnified Person shall be enforceable against the assets of all Series of the Trust and the Trust generally.  Any creditor holding any Third Party Debt or any Indemnified Person shall be permitted to enforce such Third Party Debt or indemnification claim, as applicable, against the assets of all Series of the Trust and the Trust generally.

8.                                      Contributions and Administrative Matters.

(a)                                 The Contributions of the Beneficial Owners with respect to each Series in which they hold Interests shall be set forth in the books and records of the Trust; provided, that, Schedule I shall be amended as necessary to reflect any changes in Percentage Interests resulting from any additional Contributions.  Except as otherwise determined by the Regular Trustee, the Beneficial Owners shall have no right or obligation to make any further contributions to any Series.  Persons that hereafter become Beneficial Owners of any Series shall make such contributions of cash, property, services or promissory obligations to the Trust as required by the Regular Trustee.

(b)                                 For so long as one Person holds beneficial interests in a Series, such Series shall be disregarded for federal and all relevant state tax purposes and the activities of each Series will be deemed to be activities of the sole Beneficial Owner of such Series for such purposes.  All provisions of this Agreement are to be construed so as to preserve the tax status described in the preceding sentence.

(c)                                  The fiscal year of the Trust and each Series shall be a calendar year.  Unless otherwise determined by the Regular Trustee, the books and records of the Trust and each Series shall be maintained in accordance with generally accepted accounting principles.

(d)                                 Each Beneficial Owner’s Interest shall be recorded on the books of the Trust and, unless otherwise determined by the Regular Trustee, no certificate evidencing a Beneficial Owner’s Interest in a Series shall be issued.  The Trust shall keep or cause to be kept a register in which, subject to such regulations as the Regular Trustee may adopt, the Trust will (i) provide for the registration of Interests and the registration of transfers of Interests and (ii) maintain each Beneficial Owner’s beneficial interest in the property of the Trust.  The Trust shall maintain such register and provide for such registration.  The books of the Trust shall be conclusive evidence of the ownership of all Interests in the Trust and any Series.  Subject to the further terms of this Agreement, the Interests in the Trust or any Series shall be transferable on the books of the Trust by the record holder thereof or by its duly authorized agent upon delivery to the Trust of a duly executed instrument of transfer, a written agreement of the transferee to be bound by all terms and conditions hereof and such other instruments as the Regular Trustee may reasonably require and such evidence of the genuineness of the execution and authorization of the foregoing as may be required by the Regular Trustee.  Subject to the further terms of this Agreement, upon delivery of the foregoing instruments and compliance with the foregoing conditions, the transfer shall be recorded on the books of the Trust.  Until a transfer is so recorded, the owners of record of Interests shall be deemed to be the owners for all purposes

5

hereunder and neither any Beneficial Owner nor the Trust nor any Series shall be affected by any notice of a proposed transfer.

9.                                      Management of the Trust; Regular Trustee.

(a)                                 Subject to the authority to delegate rights and powers as provided herein and except as otherwise herein provided, the Regular Trustee shall have the sole power and authority to manage and conduct the business and affairs of the Trust and each Series and shall have all powers and rights necessary, appropriate, desirable or advisable to effectuate and carry out the purposes, powers, business and other activities of the Trust and each Series in accordance with the terms of this Agreement.  The Regular Trustee may appoint, employ or otherwise contract with any Persons for the transaction of the business of the Trust (or any Series) or the performance of services for or on behalf of the Trust (or any Series), and the Regular Trustee may delegate to any such Person (who may be designated an officer of the Trust as provided in Section 13) or committee of individuals (as described in Section 9(h) below) such authority to act on behalf of the Trust or any Series as the Regular Trustee may from time to time deem appropriate.  Notwithstanding the foregoing, the Beneficial Owners shall have the right to vote on, approve, determine or consent to the actions specified herein (or hereafter specified by the Regular Trustee) or required by the Delaware Act to be voted on, approved, determined by or consented to by the Beneficial Owners.

(b)                                 Without limitation of Section 9(a), the powers of the Regular Trustee shall include the power to do or cause the Trust to do any of the following:

(i)                                     expend Trust or Series funds in connection with the operation of the business of the Trust or any Series;

(ii)                                  appoint and remove any and all officers, agents, independent contractors, attorneys and accountants;

(iii)                               prosecute, settle or compromise all claims against third parties, defend, compromise, settle or accept judgment on claims against the Trust and execute all documents and make all representations, admissions and waivers in connection therewith;

(iv)                              borrow money or incur indebtedness or guarantee the obligations of others, and secure payment of any such indebtedness or guarantee by mortgage, pledge or assignment of property of the Trust or any Series, whether at the time owned or thereafter acquired;

(v)                                 subject to Section 11, deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, the Trust or any Series;

(vi)                              open, maintain and close bank accounts, money market accounts or investment, custody or other financial accounts and draw checks and other orders for the payment of monies;

6

(vii)                           maintain such insurance relating to the business of the Trust, upon such terms, as the Regular Trustee determines are appropriate; and

(viii)                        enter into, execute, make, amend, supplement, acknowledge, deliver and cause the Trust or any Series to perform any and all contracts, agreements, licenses and other instruments, undertakings and understandings that the Regular Trustee determines are necessary, appropriate or incidental to carrying on the business and affairs of the Trust or such Series.

(c)                                  The act of the Regular Trustee for the purpose of carrying on the business or affairs of the Trust and any Series, including entering into contracts on behalf of the Trust that the Regular Trustee considers desirable, useful or necessary to the conduct of the business of the Trust or such Series, shall bind the Trust and no Person dealing with the Trust or such Series shall have any obligation to inquire into the power or authority of the Regular Trustee acting on behalf of the Trust or such Series.  The taking of any lawful action by the Regular Trustee on behalf of the Trust or any Series, including the execution and/or delivery of any instrument, certificate, filing or document by the Regular Trustee on behalf of the Trust, or the adoption by the Regular Trustee of authorizing resolutions with respect to any matter, shall constitute and evidence the due authorization of such action or matter on behalf of the Trust or such Series.  In accordance with Section 3805 of the Delaware Act, legal title to any property or asset of the Trust will be held in the name of the Regular Trustee with the same effect as if such property or asset were held in the name of the Trust.

(d)                                 The Regular Trustee may authorize any officer(s) or agent(s) or grant a power of attorney to any Person, to enter into any contract, to execute any instrument or certificate (including any certificate to be filed on behalf of the Trust with the Secretary of State of the State of Delaware under the Delaware Act) or to take any other action in the name of and on behalf of the Trust, and this authority may be general or confined to specific instances.  Unless so authorized or ratified by the Regular Trustee or within the agency power of an officer, and except as otherwise provided in this Agreement, no officer or agent shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

(e)                                  The Regular Trustee shall be fully protected in relying in good faith upon the records of the Trust or any Series and upon such information, opinions, reports or statements presented to the Trust or any Series by any of its other Trustees, Beneficial Owners, officers or committees, or by any other Person as to matters the Regular Trustee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust or any Series.  In addition, the Regular Trustee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by them, and any opinion of any such Person as to matters which the Regular Trustee reasonably believes to be within such Person’s professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Regular Trustee hereunder in good faith and in accordance with such opinion.

(f)                                   Any duties (including fiduciary duties) of the Regular Trustee that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted

7

under the Delaware Act and any other applicable law; provided that (i) the foregoing shall not eliminate the obligation of the Regular Trustee to act in compliance with the express terms of this Agreement and (ii) the foregoing shall not be deemed to eliminate the implied contractual covenant of good faith and fair dealing.

(g)                                  The Regular Trustee shall not be permitted to resign from its position as Regular Trustee unless (i) at least 60 days prior written notice has been provided to the Trust and (ii) a successor Regular Trustee has been appointed by the Beneficial Owner that owns Interests in Series One; provided that no Person may be appointed as Regular Trustee if the Trust or any Series owes any Third Party Debt to such Person or an affiliate of such Person immediately prior to such Person being appointed as the Regular Trustee.

(h)                                 The Regular Trustee may from time to time, by resolution, designate one or more committees, including any committee required by, or deemed advisable by the Regular Trustee for purposes of complying with, any applicable laws, rules and regulations of the U.S. Securities and Exchange Commission or any applicable listing requirements.  Each committee shall consist of one or more members of the board of directors of AerCap Ireland Capital Limited or such other individuals as determined by the Regular Trustee.  Any such committee, to the extent provided in the resolution of the Regular Trustee, shall have and may exercise all the powers and authority of the Regular Trustee and Series Two Trustee in the management of the business and affairs of the Trust.  Any such committee may adopt rules governing the method of calling and time and place of holding its meetings.  Unless otherwise provided by the Regular Trustee, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee.  Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Regular Trustee whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the Regular Trustee.

10.                               Series Two Trustee.

(a)                                 Notwithstanding any provisions of this Agreement to the contrary (including Section 9), and subject to the authority to delegate rights and powers as provided herein, the authority to manage and conduct the business and affairs of Series Two shall be vested in the Series Two Trustee and the Series Two Trustee shall have all powers and rights necessary, appropriate, desirable or advisable to effectuate and carry out the purposes, powers, business and other activities of Series Two, provided, however, in the event that any matter concerns the affairs of Series Two and the Trust generally or any other Series, the Regular Trustee shall be responsible for such decision-making with respect to such matter.

(b)                                 Without limitation of Section 10(a), the powers of the Series Two Trustee with respect to Series Two shall include the power to do or cause the Trust to do any of the following:

(i)                                     expend Series Two funds in connection with the operation of the business of Series Two;

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(ii)                                  borrow money or incur indebtedness or guarantee the obligations of others, and secure payment of any such indebtedness or guarantee by mortgage, pledge or assignment of property of Series Two, whether at the time owned or thereafter acquired;

(iii)                               subject to Section 11, deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, Series Two; and

(iv)                              enter into, execute, make, amend, supplement, acknowledge, deliver and cause the Trust to perform any and all contracts, agreements, licenses and other instruments, undertakings and understandings that the Series Two Trustee determines are necessary, appropriate or incidental to carrying on the business and affairs of Series Two.

(c)                                  The Series Two Trustee shall have the powers and authority set forth in this Agreement.  Except as set forth in this Agreement with respect to Series Two or as required by the Delaware Act, the Series Two Trustee shall not have any power or authority to manage the business and affairs of the Trust.  The Series Two Trustee shall be appointed by the Beneficial Owner of the Interests in Series Two at such time that the Interests in Series Two are issued; provided that no Person may be appointed as Series Two Trustee if the Trust or any Series owes any Third Party Debt to such Person or an affiliate of such Person immediately prior to such Person being appointed as the Series Two Trustee.  The parties acknowledge and agree that as of the date hereof, a Series Two Trustee has not been appointed; provided that upon such appointment, such Person shall evidence its acceptance of the terms hereof by executing an instrument agreeing to be bound by the terms hereof.

(d)                                 The act of the Series Two Trustee for the purpose of carrying on the business or affairs of the Trust as it relates to Series Two, including entering into contracts on behalf of the Trust with respect to Series Two that the Series Two Trustee considers desirable, useful or necessary to the conduct of the business of Series Two shall bind the Trust with respect to Series Two and no Person dealing with the Trust shall have any obligation to inquire into the power or authority of the Series Two Trustee on behalf of the Trust with respect to Series Two.  The taking of any lawful action by the Series Two Trustee on behalf of the Trust with respect to Series Two, including the execution and/or delivery of any instrument, certificate, filing or document by the Series Two Trustee on behalf of the Trust with respect to Series Two, or the adoption by the Series Two Trustee of authorizing resolutions with respect to any matter, shall constitute and evidence the due authorization of such action or matter on behalf of the Trust with respect to Series Two.  In accordance with Section 3805 of the Delaware Act, legal title to any property or asset of the Trust with respect to Series Two will be held in the name of the Series Two Trustee with the same effect as if such property or asset were held in the name of the Trust.

(e)                                  The Series Two Trustee may authorize any officer(s) or agent(s) or grant a power of attorney to any Person, to enter into any contract, to execute any instrument or certificate or to take any other action in the name of and on behalf of the Trust with respect to Series Two, and this authority may be general or confined to specific instances.  Unless so authorized or ratified by the Series Two Trustee or within the agency power of an officer, and except as otherwise provided in this Agreement, no officer or agent shall have any power or

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authority to bind the Trust with respect to Series Two by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

(f)                                   The Series Two Trustee shall not be permitted to resign from its position as Series Two Trustee unless (i) at least 60 days prior written notice has been provided to the Trust and (ii) a successor Series Two Trustee has been appointed by the Beneficial Owner that owns Interests in Series Two.

(g)                                  The Series Two Trustee shall be fully protected in relying in good faith upon the records of the Trust or Series Two and upon such information, opinions, reports or statements presented to the Trust or Series Two by any other Trustee, Beneficial Owner, officer or committee, or by any other Person as to matters the Series Two Trustee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust or Series Two (including, without limitation, information, opinions, reports or statements as to the value and the amount of the assets, liabilities, profits or losses of the Trust or Series Two or any other facts pertinent to the existence and amount of assets from which distributions to Beneficial Owners might properly be paid).  In addition, the Series Two Trustee may consult with and is hereby authorized to cause the Trust to engage legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it, and any opinion of any such Person as to matters which the Series Two Trustee reasonably believes to be within such Person’s professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Series Two Trustee hereunder in good faith and in accordance with such opinion.

(h)                                 Any duties (including fiduciary duties or any obligations applicable to trustees or trusts in equity or otherwise) of the Series Two Trustee that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under the Delaware Act and any other applicable law; provided that (a) the foregoing shall not eliminate the obligation of the Series Two Trustee to act in compliance with the express terms of this Agreement and (b) the foregoing shall not be deemed to eliminate the implied contractual covenant of good faith and fair dealing.

11.                               Beneficial Owner Approvals; Meetings of Beneficial Owners.

(a)                                 Notwithstanding any other provision of this Agreement or the Delaware Act, the following actions shall require, in addition to the approval of the Regular Trustee or Series Two Trustee, as applicable, the approval of all of the Beneficial Owners:

(i)                                     Any merger, consolidation, conversion or other reorganization of the Trust or

(ii)                                  The sale of all or substantially all of the assets of the Trust or any Series in any one transaction or in any related series of transactions.

(b)                                 Any action to be taken by the Beneficial Owners hereunder or under the Delaware Act may be taken by vote of the Beneficial Owners at a meeting.  Meetings may be called by the Regular Trustee upon not less than five (5) days prior written notice to all

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other Beneficial Owners.  The notice shall specify the place and time of the meeting and the general nature of the business to be transacted.  A written waiver of notice, signed by a Beneficial Owner, whether before or after the time stated therein, shall be deemed equivalent to notice to such Beneficial Owner.  Unless otherwise determined by the Regular Trustee, meetings of Beneficial Owners shall be held at the principal place of business of the Trust.  Meetings of the Beneficial Owners may be held by conference telephone or similar communication equipment so long as all Beneficial Owners participating in the meeting can hear one another, and all Beneficial Owners participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.  At any meeting of Beneficial Owners, a majority in number of the Beneficial Owners, present in person or by proxy, shall constitute a quorum for all purposes, except that the presence of all Beneficial Owners shall be required as to actions herein specified to be taken by all of the Beneficial Owners or by the Beneficial Owners acting unanimously.  In lieu of a meeting, any action to be taken by the Beneficial Owners may be taken by a consent in writing setting forth the action so taken signed by all of the Beneficial Owners.  Any such written consent may be executed and delivered by telecopy or similar electronic means and may be signed in multiple counterparts.

12.                               Delaware Trustee.

(a)                                 So long as required by the Delaware Act, there shall be one (1) Delaware Trustee who or which shall be (i) a natural person who is a resident of the State of Delaware or (ii) if not a natural person, an entity that has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.  The initial Delaware Trustee shall be Wilmington Trust, National Association.

(b)                                 The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807 of the Delaware Act.  It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of any other Trustee of the Trust or any administrator of the Trust or any other Person.  The duties, and authority, of the Delaware Trustee shall be limited to (a) accepting legal process served on the Trust in the State of Delaware, (b) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware that the Delaware Trustee is required to execute under Section 3811 of the Delaware Act and (c) as directed by the Regular Trustee, executing and delivering on behalf of the Trust, any documents required by the Federal Aviation Administration to be executed by a United States citizen.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Beneficial Owners, it is hereby understood and agreed by the other Parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement.  The Delaware Trustee shall have no duty or liability with respect to the administration of the Trust or the payment of any amounts to the Beneficial Owners.

(c)                                  The Delaware Trustee shall not be permitted to resign from its position as Delaware Trustee unless (i) at least 60 days prior written notice has been provided to the Trust and (ii) a successor Delaware Trustee has been appointed by the Regular Trustee.  If the Regular Trustee does not act within such sixty (60) day period, the Delaware Trustee may apply, at the Trust’s expense, to the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Trustee.  Notwithstanding anything to the contrary herein,

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if any amounts shall be due and owing to the Delaware Trustee hereunder and remain unpaid for more than ninety (90) days, the Delaware Trustee shall immediately be entitled to resign by notice to the Beneficial Owners.  The Regular Trustee shall be permitted to remove the Delaware Trustee with or without cause at any time.  Upon the Delaware Trustee’s resignation or removal, the Regular Trustee shall appoint a successor Delaware Trustee by delivering a written instrument to the outgoing Delaware Trustee.  Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the Delaware Act.  Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee shall not become effective until any fees and expenses due to the outgoing Delaware Trustee are paid.  Following compliance with the preceding sentence, the successor Delaware Trustee shall become fully vested with all of the outgoing Delaware Trustee’s rights, powers, duties and obligations under this Agreement, with like effect as if originally named as Delaware Trustee, and the outgoing Delaware Trustee shall be discharged of its duties and obligations under this Agreement.

(d)                                 The Regular Trustee shall reasonably keep the Delaware Trustee informed of any actions taken by the Regular Trustee or the Series Two Trustee with respect to the Trust or any Series that would reasonably be expected to affect the Delaware Trustee’s rights, obligations or liabilities hereunder or under the Delaware Act.

(e)                                  The Delaware Trustee shall be entitled to receive from the Trust reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Trust for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Delaware Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

13.                               Officers.

(a)                                 Subject to the other terms and conditions set forth herein, the Regular Trustee may appoint, such officers and agents as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Regular Trustee.  The officers of the Trust as of the date hereof are as set forth on Schedule II.  All such officers shall hold office at the pleasure of the Regular Trustee for an unlimited term and need not be reappointed annually or at any other periodic interval.  Any action taken by an officer of the Trust pursuant to authorization of the Regular Trustee or Series Two Trustee, as applicable, shall constitute the act of and serve to bind the Trust or the applicable Series.

(b)                                 Any officer may resign at any time upon written notice to the Trust.  Any officer may be removed with or without cause by the Regular Trustee.

(c)                                  Any duties (including fiduciary duties) of an officer that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under the Delaware Act and any other applicable law; provided that (i) the foregoing shall not eliminate the obligation of each officer to act in compliance with the express terms of this Agreement and (ii) the foregoing shall not be deemed to eliminate the implied contractual covenant of good faith and fair dealing.

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14.                               Assignments of Interests.  The Interests shall be freely transferable and the Regular Trustee shall amend Schedule I from time to time to reflect transfers made in accordance with this Agreement.  Upon the transfer of any Beneficial Owner’s Interests in a Series, the Regular Trustee or Series Two Trustee, as applicable, appointed by such transferring Beneficial Owner, shall resign from its position as a Trustee effective upon such transfer, and the transferee acquiring such Interest shall promptly appoint a successor Trustee, which appointment shall be effective upon such transfer.

15.                               Additional Beneficial Owners.  The Regular Trustee shall have the right to cause the Trust or any Series (including Series Two) to create and allocate additional Interests upon such terms and conditions, at such time or times as shall be determined by the Regular Trustee.  A Person acquiring an Interest in the Trust or any Series shall become a Beneficial Owner at the time (i) such Person in writing executes this Agreement or such other instrument evidencing the intent and agreement to be bound by the terms and conditions set forth herein and (ii) such Person is named as a Beneficial Owner on Schedule I hereto with respect to any applicable Series.  Provided, further, and in connection with the foregoing, the Regular Trustee shall amend Schedule I to reflect the name, address and Series of Interests of the additional Beneficial Owner and any agreed upon changes in Percentage Interests.

16.                               Profit Allocations.  Each Beneficial Owner shall be entitled to all profits, as they arise, of the Series in which such Beneficial Owner holds an Interest.  Not less often than quarterly, or at such other times as determined by (i) the Regular Trustee with respect to any Series other than Series Two, or (ii) the Series Two Trustee with respect to Series Two, each Series shall distribute to the Beneficial Owner of such Series, in proportion to such Beneficial Owner’s respective Percentage Interest, so much of such Series’ profits as the Regular Trustee or Series Two Trustee, as applicable, in its sole discretion may determine are not required for the operation of such Series’ business; provided, however, the Trust and each Series shall not make any distributions to the extent such distribution is not permitted by the terms of any indenture or financing agreement of the Trust or any Series.  The Regular Trustee or Series Two Trustee, as applicable, shall have the right to establish such reasonable reserves as such Person may from time to time determine are necessary or appropriate in connection with the conduct of the Trust’s or relevant Series’ business (including anticipated capital expenses).

17.                               Dissolution.

(a)                                 The Trust shall be dissolved and its affairs wound up and terminated upon the determination of the Regular Trustee, with the consent of all of the Beneficial Owners, to dissolve the Trust.

(b)                                 Any Series shall be dissolved and its affairs wound up and terminated upon (i) the determination of the Regular Trustee to dissolve such Series or (ii) the dissolution of the Trust.  The dissolution of one or more Series shall not cause the dissolution of the Trust.

18.                               Winding Up of the Trust.

(a)                                 If the Trust or any Series is dissolved pursuant to Section 17, the Regular Trustee shall proceed to wind up the business and affairs of the Trust or such Series in

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accordance with the requirements of the Delaware Act.  A reasonable amount of time shall be allowed for the period of winding up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of Trust or Series assets.  This Agreement shall remain in full force and effect and continue to govern the rights and obligations of the Trustees and Beneficial Owners and the conduct of the Trust and each Series during the period of winding up the Trust’s or such Series’ affairs.  The Regular Trustee shall liquidate the assets of the Trust or Series, and apply and distribute the proceeds of such liquidation in accordance with the provisions of Section 3808 of the Delaware Act.  Notwithstanding the preceding sentence, a Beneficial Owner may elect to cause a Series in which it owns an Interest to either (i) liquidate the assets of such Series and distribute the proceeds or (ii) subject to the terms described in the penultimate sentence in Section 18(b) below, distribute the assets in-kind; provided, that the Trust shall comply with the provisions of Section 3808 of the Delaware Act.

(b)                                 Notwithstanding the provisions of Section 18(a) which require the liquidation of the assets of the Trust or a Series, but subject to the last sentence of Section 18(a), if on dissolution of the Trust or a Series, the Regular Trustee determines that a prompt sale of part or all of the Trust’s or a Series’ assets would be impractical or would cause undue loss to the value of Trust or a Series assets, the Regular Trustee may defer for a reasonable time (up to three (3) years) the liquidation of any assets, except those necessary to timely satisfy liabilities of the Trust or a Series (other than those to Beneficial Owners), and/or may distribute to the Beneficial Owners entitled to a distribution, in lieu of cash, as tenants in common, undivided interests in such Trust or Series assets as the Regular Trustee deems not suitable for liquidation.  Any such in-kind distributions (i) shall be made in accordance with the priorities required by the Delaware Act as if cash equal to the fair market value of the distributed assets were being distributed and (ii) shall be subject to such conditions relating to the disposition and management of the distributed properties as the Regular Trustee deems reasonable and equitable and to any joint operating agreements or other agreements governing the operation of such properties at such time.  The Regular Trustee shall determine the fair market value of any property distributed in kind using such reasonable methods of valuation as it may adopt.

(c)                                  Upon the completion of the distribution of the assets of the Trust as provided in this Section 18, the Trust shall be terminated, and the Trustees shall cause the cancellation of the Certificate of Trust and all qualifications of the Trust as a foreign statutory trust and shall take such other actions as may be necessary to terminate the Trust.

19.                               Standard of Care; Indemnification of Trustees, Officers, and Agents

(a)                                 To the fullest extent permitted by law, no Trustee, officer or member of a committee established pursuant to Section 9(h) of this Agreement shall have any personal liability whatsoever to the Trust or any Beneficial Owner on account of such Trustee’s, officer’s or committee member’s status as a Trustee, officer or committee member or by reason of such Trustee’s, officer’s or committee member’s acts or omissions in connection with the conduct of the business of the Trust; provided, however, that nothing contained herein shall protect any Trustee, officer or committee member against any liability to the Trust or the Beneficial Owners to which such Trustee, officer or committee member would otherwise be subject by reason of any act or omission of such Trustee, officer or committee member that involves willful misconduct or bad faith.

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(b)                                 To the fullest extent permitted by law, the Trust shall indemnify and hold harmless the Delaware Trustee, officers and any member of a committee established pursuant to Section 9(h) and any of their affiliates (each an “Indemnified Person”) against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Trust, or the Indemnified Person’s acting as a Delaware Trustee, officer or committee member under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Trust; provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from any act or omission of such Indemnified Person that involves willful misconduct or bad faith.  The indemnities provided hereunder shall survive termination of the Trust and this Agreement.  Each Indemnified Person shall have a claim against the property and assets of the Trust for payment of any indemnity amounts from time to time due hereunder; provided, however, that an Indemnified Person shall first look to the assets of the Series which relate to the liability which is the subject of the Trust’s indemnification obligations hereunder.  Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Trust to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Trust with a written undertaking to reimburse the Trust for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder.  The Regular Trustee shall allocate the cost of indemnification between or among any one or more of the Series in such manner and on such basis as the Regular Trustee, in its sole discretion, deems fair and equitable, taking into account the nature of the claims involved. Each such allocation shall be conclusive and binding upon the Beneficial Owners for all purposes.

(c)                                  The contract rights to indemnification and to the advancement of expenses conferred in this Section 19 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, agreement, vote of the Beneficial Owners or otherwise.

(d)                                 The Trust may maintain insurance, at its expense, to protect itself and any Beneficial Owner, Trustee, officer or agent of the Trust or another statutory trust, limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Trust would have the power to indemnify such Person against such expense, liability or loss under the Delaware Act.

(e)                                  The Trust may, to the extent authorized from time to time by the Regular Trustee, grant rights to indemnification and to advancement of expenses to any agent of the Trust to the fullest extent of the provisions of this Section 19 with respect to the indemnification and advancement of expenses of the Indemnified Persons.

(f)                                   Notwithstanding the foregoing provisions of this Section 19, the Trust shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such Indemnified Person only if such proceeding (or part thereof) was authorized by the Regular Trustee; provided, however, that an Indemnified Person shall be entitled to

15

reimbursement of his or her reasonable counsel fees with respect to a proceeding (or part thereof) initiated by such Indemnified Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section 19 to the extent the Indemnified Person is successful on the merits in such proceeding (or part thereof).

20.                               Entire Agreement; Amendments.  This Agreement, together with all schedules and Series Addenda, constitutes the entire understanding among the Beneficial Owners and the Trustees.  Except as expressly provided herein, this Agreement may be amended only upon the written consent of all of the Beneficial Owners (provided that the Regular Trustee, without further approval of the Beneficial Owners, shall have the right to (i) amend Schedule I or Schedule II to update information thereon in accordance with the terms of this Agreement and (ii) amend any Series Addendum).  Notwithstanding anything set forth herein to the contrary, no amendment shall be made to this Agreement without the Delaware Trustee’s written consent if such amendment would adversely affect any of the Delaware Trustee’s rights, duties or liabilities.

21.                               Notices.  All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes:  (i) if mailed, three (3) calendar days after being deposited, postage prepaid, in the United States mail, and sent via registered or certified mail; (ii) if delivered by overnight express courier, one (1) business day after being delivered to such courier; or (iii) if delivered in person or via facsimile subject to written confirmation of transmission, the same day as the delivery.  Notices to Beneficial Owners shall be addressed to the address of such Person set forth on Schedule I and notices to the Trust or any Trustee shall be addressed as follows:

If to the Trust, the Regular Trustee or the Series Two Trustee:

AerCap Ireland Capital Limited

4450 Atlantic Avenue

Westpark, Shannon

Co. Clare, Ireland]

Fax: +35 36 172 3850

Attn:  Director

If to the Delaware Trustee:

1100 North Market Street

Wilmington, DE 19890-

Drop DE3-C050

Fax:  302-636-4140

Attn:  Chad May

22.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other

16

jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of February 5, 2014.

BENEFICIAL OWNER:

AERCAP IRELAND CAPITAL LIMITED

By:
Name:
Title:

REGULAR TRUSTEE:

AERCAP IRELAND CAPITAL LIMITED, not in its individual capacity, but solely as Regular Trustee

By:
Name:
Title:

DELAWARE TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Delaware Trustee

By:
Name:
Title:

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SERIES ONE ADDENDUM

Name of Series:  Series One

Name of Beneficial Owner:  AerCap Ireland Capital Limited

Assets held with respect to Series One:

SERIES TWO ADDENDUM

Name of Series:

Name of Beneficial Owner:

Assets held with respect to Series Two:

SCHEDULE I

Identification of Beneficial Owners,
Series, and Percentage Interests

Name & Address	Series	Percentage Interest

AerCap Ireland Capital Limited 4450 Atlantic Avenue Westpark, Shannon Co. Clare, Ireland	Series One	100%

SCHEDULE II

Officers

Name	Title
Tom Kelly	Chief Executive Officer
Ian Sutton	Chief Financial Officer
Lourda Moloney	Chief Servicing Officer
Pat Treacy	Chief Insurance Officer
Skyscape Limited	Secretary

Exhibit 3.2

JOINDER TO TRUST AGREEMENT

OF

AERCAP GLOBAL AVIATION TRUST

WHEREAS, AerCap Global Aviation Trust (the “Trust”) issued all of the Interests in Series Two of the Trust to the undersigned; and

WHEREAS, the undersigned has been designated as Series Two Trustee.

NOW, THEREFORE, the undersigned hereby executes this Joinder to Trust Agreement of the Trust (the “Joinder Agreement”) for the purpose of becoming a party to the Trust Agreement dated as of February 5, 2014 of the Trust (the “Trust Agreement”).  The undersigned acknowledges and agrees that by its execution of this Joinder Agreement, the undersigned shall be deemed to be a party to the Trust Agreement and shall have all rights and obligations of a “Beneficial Owner” or the “Series Two Trustee,” as applicable.  The undersigned ratifies the Trust Agreement, and agrees that as the Series Two Trustee, or a Beneficial Owner, as applicable, it shall be subject to, and bound by, all of the terms, obligations and conditions of the Trust Agreement.

All capitalized terms not otherwise defined herein shall have the meanings given to them in the Trust Agreement.

[Signature Page Follows]

The undersigned has duly executed this Joinder Agreement as of the date written below.

INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation

By:
Name:
Title:

Dated: May , 2014

[Signature page to Series Two Joinder]

EXHIBIT 31.1

CERTIFICATIONS

I, Tom Kelly, certify that:

1.  I have reviewed this Quarterly Report of AerCap Global Aviation Trust;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.  The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.                                      Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.                                      Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.                                       Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.                                      Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.  The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.                                      All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.                                      Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2014

/s/ Tom Kelly
TOM KELLY
Chief Executive Officer

EXHIBIT 31.2

CERTIFICATIONS

I, Ian Sutton, certify that:

1.  I have reviewed this Quarterly Report of AerCap Global Aviation Trust;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.  The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)                                     Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)                                     Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)                                      Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)                                     Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.  The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)                                     All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)                                     Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2014

/s/ Ian Sutton
IAN SUTTON
Vice President and Chief Financial Officer

EXHIBIT 32.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

Each of the undersigned, TOM KELLY, the CHIEF EXECUTIVE OFFICER, and IAN SUTTON, the VICE PRESIDENT AND CHIEF FINANCIAL OFFICER of AERCAP GLOBAL AVIATION TRUST (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)                    the Company’s Quarterly Report for the quarter ended June 30, 2014 (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)                 the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2014	/s/ Tom Kelly
TOM KELLY

Dated: August 14, 2014	/s/ Ian Sutton
IAN SUTTON